Exhibit 4.100

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT,
dated as of June 16, 2022 (this “Amendment”), is made pursuant to that certain Amended and Restated Loan and Security Agreement, dated as of May 10, 2018, as amended by the First Amendment thereto, dated as of July 26, 2019, and the Second Amendment thereto, dated as of January 29, 2022 (as so amended and as further amended, modified or supplemented from time to time, the “Agreement”), among CAC Warehouse Funding LLC IV, a Delaware limited liability company (the “Borrower”), Credit Acceptance Corporation, a Michigan corporation (“Credit Acceptance”, the “Originator”, the “Servicer” or the “Custodian”), Bank of Montreal, as lender (the “Lender”), BMO Capital Markets Corp., a Delaware corporation (“BMO Capital Markets”), as deal agent (the “Deal Agent”), Bank of Montreal (the “Collateral Agent”), and Wells Fargo Bank, National Association, national association, as backup servicer (the “Backup Servicer”).

W I T N E S S E T H:

WHEREAS, the Borrower, Credit Acceptance, the Backup Servicer, the Lender, the Deal Agent and the Collateral Agent have previously entered into and are currently party to the Agreement;

WHEREAS, the Borrower has requested that certain amendments be made to the Agreement, and the Borrower, Credit Acceptance, the Backup Servicer, the Lender, the Deal Agent and the Collateral Agent are willing to amend the Agreement under the terms and conditions set forth in this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the parties hereto agree that the Agreement shall be amended with text marked in underline (e.g., addition or addition) indicating additions to the Agreement and with text marked in strikethrough (e.g., ~~deletion~~ or ~~deletion~~) indicating deletions to the Agreement as set forth in Exhibit A attached hereto.

Section 3. Conditions Precedent; Effectiveness of Amendment. This Amendment shall become effective on and as of the date hereof, upon the receipt by the Deal Agent of an executed counterpart of (i) this Amendment from each party hereto, (ii) the Eighth Amended and Restated Fee Letter, dated as the date hereof, from each party thereto and (iii) the Second Amended and Restated Side Letter, dated as of the date hereof, from each of the parties thereto.

Section 4. Representations of the Borrower and Servicer. Each of Borrower and Servicer hereby represent and warrant to the parties hereto that as of the date hereof each of the representations and warranties contained in Article IV of the Agreement and any other Transaction

Document to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, and then are true and correct as of such earlier date) and that no Amortization Event, Termination Event or Unmatured Termination Event has occurred and is continuing as of the date hereof and after giving effect to this Amendment.

Section 5. Agreement in Full Force and Effect. Except as expressly set forth herein, all terms and conditions of the Agreement, as amended, shall remain in full force and effect. Reference to this specific Amendment need not be made in the Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

Section 6. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 8. Fees and Expenses. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Deal Agent and the Lender in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of external counsel for the Deal Agent and the Lender.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Amended and Restated Loan and Security Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

CAC WAREHOUSE FUNDING LLC IV

By: /s/ Douglas W. Busk             Name: Douglas W. Busk         Title: Chief Treasury Officer

CREDIT ACCEPTANCE CORPORATION

By: /s/ Douglas W. Busk             Name: Douglas W. Busk         Title: Chief Treasury Officer

BANK OF MONTREAL

By: /s/ Karen Louie     Name: Karen Louie     Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

BY: COMPUTERSHARE TRUST COMPANY, N.A.,
ITS AGENT AND ATTORNEY-IN-FACT

By: /s/ Kristen Walters     Name: Kristen Walters     Title: Vice President

BMO CAPITAL MARKETS CORP.

By: /s/ Jeffrey Merchant     Name: Jeffrey Merchant     Title: Managing Director

EXHIBIT A (ATTACHED)

CONFORMED LSA FIRST AMENDMENT DATED JULY 26, 2019
SECOND AMENDMENT DATED JANUARY 29, 2021
THIRD AMENDMENT DATED JUNE 16, 2022

U.S. $300,000,000

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of May 10, 2018 among
CAC WAREHOUSE FUNDING LLC IV,
as the Borrower,

CREDIT ACCEPTANCE CORPORATION,
as the Servicer and Custodian,

BMO CAPITAL MARKETS CORP.,
as the Deal Agent,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

BANK OF MONTREAL,
as the Collateral Agent, and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Backup Servicer

TABLE OF CONTENTS

PAGE
ARTICLE I    DEFINITIONS    ~~1~~2
Section 1.1.    Certain Defined Terms    ~~1~~2
Section 1.2.    Other Terms    ~~33~~36
Section 1.3.    Computation of Time Periods    ~~34~~36
Section 1.4.    Interpretation    ~~34~~36
Section 1.5.    Divisions    ~~34~~36
ARTICLE II    THE LOAN FACILITY    ~~34~~37
Section 2.1.    Funding of the Revolving Loans    ~~34~~37
Section 2.2.    Grant of Security Interest; Acceptance by Collateral Agent    ~~36~~38
Section 2.3.    Procedures for Funding of Revolving Loans    ~~38~~40
Section 2.4.    Determination of Interest    ~~39~~42
Section 2.5.    Reduction of the Commitment    ~~40~~42
Section 2.6.    Settlement Procedures    ~~41~~42
Section 2.7.    Collections and Allocations    ~~43~~44
Section 2.8.    Payments, Computations, Etc    ~~43~~45
Section 2.9.    Fees    ~~44~~46
Section 2.10.    Increased Costs; Capital Adequacy; Illegality    ~~45~~46
Section 2.11.    Taxes    ~~45~~47
Section 2.12.    Assignment of the Contribution Agreement    ~~49~~51
Section 2.13.    Take-Out    ~~50~~51
Section 2.14.    Effect of Benchmark Transition Event    ~~51~~53
Section 2.15.    Inability to Determine Rates; Illegality    55
ARTICLE III    CONDITIONS TO THE CLOSING AND EACH FUNDING    ~~59~~56
Section 3.1.    Conditions to the Closing    ~~59~~56
Section 3.2.    Conditions Precedent To All Fundings    ~~60~~57
ARTICLE IV    REPRESENTATIONS AND WARRANTIES    ~~62~~59
Section 4.1.    Representations and Warranties of the Borrower    ~~62~~59
Section 4.2.    Representations and Warranties of the Borrower Relating to the Loans and the Related Contracts    ~~67~~64
Section 4.3.    Representations and Warranties of the Servicer    ~~69~~66
Section 4.4.    Representations and Warranties of the Backup Servicer    ~~70~~67
Section 4.5.    Breach of Representations and Warranties    ~~71~~68
ARTICLE V    GENERAL COVENANTS    ~~72~~69
Section 5.1.    Affirmative Covenants of the Borrower    ~~72~~69
Section 5.2.    Negative Covenants of the Borrower    ~~78~~75
Section 5.3.    Covenant of the Borrower Relating to the Hedging Agreement    ~~83~~80
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Section 5.4.    Affirmative Covenants of the Servicer    ~~83~~80
Section 5.5.    Negative Covenants of the Servicer    ~~86~~83
Section 5.6.    Covenants of Credit Acceptance    ~~88~~84
Section 5.7.    Negative Covenants of the Backup Servicer    ~~88~~85
ARTICLE VI    ADMINISTRATION AND SERVICING OF CONTRACTS    ~~88~~85
Section 6.1.    Servicing    ~~88~~85
Section 6.2.    Duties of the Servicer and Custodian    ~~89~~86
Section 6.3.    Rights After Designation of Successor Servicer    ~~92~~89
Section 6.4.    Responsibilities of the Borrower    ~~92~~89
Section 6.5.    Reports    ~~93~~89
Section 6.6.    Additional Representations and Warranties of Credit Acceptance as Servicer    ~~94~~91
Section 6.7.    Establishment of the Accounts    ~~94~~91
Section 6.8.    Payment of Certain Expenses by Servicer    ~~96~~93
Section 6.9.    Annual Independent Public Accountant’s Servicing Reports    ~~96~~93
Section 6.10.    The Servicer Not to Resign    ~~97~~93
Section 6.11.    Servicer Termination Events    ~~97~~94
Section 6.12.    Appointment of Successor Servicer    ~~99~~95
Section 6.13.    Responsibilities of the Borrower    ~~100~~97
Section 6.14.    Segregated Payment Account    ~~100~~97
Section 6.15.    Dealer Collections Repurchase; Replacement of Dealer Loan with Related Purchased Loans    ~~100~~97
Section 6.15.    Dealer Collections Repurchase; Replacement of Dealer Loan with Related Purchased Loans    ~~100~~97
ARTICLE VII    BACKUP SERVICER    ~~101~~98
Section 7.1.    Designation of the Backup Servicer    ~~101~~98
Section 7.2.    Duties of the Backup Servicer    ~~101~~98
Section 7.3.    Backup Servicing Compensation    ~~101~~98
Section 7.4.    Rights and Protections of the Backup Servicer    ~~101~~98
ARTICLE VIII    SECURITY INTEREST    ~~102~~98
Section 8.1.    Security Agreement    ~~102~~98
Section 8.2.    Release of Lien    ~~102~~98
Section 8.3.    Further Assurances    ~~102~~99
Section 8.4.    Remedies    ~~102~~99
Section 8.5.    Waiver of Certain Laws    ~~102~~99
Section 8.6.    Power of Attorney    ~~103~~99
ARTICLE IX    TERMINATION EVENTS    ~~103~~100
Section 9.1.    Termination Events    ~~103~~100
Section 9.2.    Remedies    ~~105~~102

ARTICLE X    INDEMNIFICATION    ~~106~~103
Section 10.1.    Indemnities by the Borrower    ~~106~~103
Section 10.2.    Indemnities by the Servicer    ~~108~~105
Section 10.3.    After-Tax Basis    ~~109~~105
ARTICLE XI    THE DEAL AGENT AND THE COLLATERAL AGENT    ~~109~~106
Section 11.1.    Authorization and Action    ~~109~~106
Section 11.2.    Delegation of Duties    ~~110~~106
Section 11.3.    Exculpatory Provisions    ~~110~~107
Section 11.4.    Reliance    ~~111~~107
Section 11.5.    Non-Reliance on Deal Agent and Collateral Agent    ~~112~~108
Section 11.6.    Reimbursement and Indemnification    ~~112~~108
Section 11.7.    Deal Agent and Collateral Agent in Its Individual Capacities    ~~112~~109
Section 11.8.    Successor Deal Agent or Collateral Agent    ~~112~~109
Section 11.9.    Certain ERISA Matters    ~~113~~110
ARTICLE XII    ASSIGNMENTS; PARTICIPATIONS    ~~115~~112
Section 12.1.    Assignments and Participations    ~~115~~112
ARTICLE XIII    MISCELLANEOUS    ~~117~~113
Section 13.1.    Amendments and Waivers    ~~117~~113
Section 13.2.    Notices, Etc    ~~118~~114
Section 13.3.    Ratable Payments    ~~118~~114
Section 13.4.    No Waiver; Remedies    ~~118~~115
Section 13.5.    Binding Effect; Benefit of Agreement    ~~118~~115
Section 13.6.    Term of this Agreement    ~~119~~115
Section 13.7.    Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue
......................................................................................................~~119~~115
Section 13.8.    Waiver of Jury Trial    ~~119~~115
Section 13.9.    Costs, Expenses and Taxes    ~~119~~115
Section 13.10.    No Proceedings    ~~120~~116
Section 13.11.    Recourse Against Certain Parties    ~~120~~116
Section 13.12.    Protection of Right, Title and Interest in Assets; Further Action Evidencing the Funding    ~~120~~117
Section 13.13.    Confidentiality; Tax Treatment Disclosure    ~~122~~118
Section 13.14.    Execution in Counterparts; Severability; Integration    ~~123~~119
Section 13.15.    Patriot Act Compliance    ~~124~~120
Section 13.16.    Amendment and Restatement    ~~124~~120

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EXHIBITS

EXHIBIT A     —     Form of Funding Notice
EXHIBIT B      —     Form of Monthly Report
EXHIBIT C      —     Reserved
EXHIBIT D    —    Form of Officer’s Certificate as to Solvency EXHIBIT E    —    Form of Take-Out Release
EXHIBIT F    —    Form of Contribution Agreement EXHIBIT G    —    Form of Variable Funding Note EXHIBIT H    —    Form of Dealer Agreement EXHIBIT I    —    Forms of Contracts
EXHIBIT J    —    Form of Purchase Agreement
EXHIBIT K-1    —    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT K-2    —    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT K-3    —    Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT K-4    —    Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
EXHIBIT L    —    Form of Assignment and Assumption SCHEDULES
SCHEDULE I    —    Condition Precedent Documents
SCHEDULE II    —    Credit Guidelines and Collection Guidelines
SCHEDULE III    —    Tradenames, Fictitious Names and “Doing Business As” Names SCHEDULE IV    —    Location of Records and Contract Files
SCHEDULE V    —    List of Loans, Contracts, Dealer Agreements and Pools SCHEDULE VI    —    Forecasted Collections
SCHEDULE VII    —    Commitments and Applicable Percentages SCHEDULE VIII —    Wire Information

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THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the “Agreement”) is
made as of May 10, 2018 among:

(1)CAC WAREHOUSE FUNDING LLC IV, a Delaware limited liability company (the “Borrower”);

(2)CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (“Credit Acceptance”, the “Originator”, the “Servicer” or the “Custodian”);

(3)The LENDERS from time to time party hereto;

(4)BMO CAPITAL MARKETS CORP., a Delaware corporation (“BMO Capital Markets”), as deal agent (the “Deal Agent”);

(5)BANK OF MONTREAL, acting through its Chicago Branch (the “Collateral Agent”); and

(6)WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as backup servicer (the “Backup Servicer”).

WHEREAS, the Borrower is party to that certain Loan and Security Agreement, dated as of August 19, 2011 (the “Original Closing Date”), among the Borrower, the Servicer, the Custodian, BMO as the lender, the Deal Agent, the Collateral Agent and the Backup Servicer (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Prior Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend and restate the Prior Agreement on the terms and conditions set forth herein, and the Lenders agree to amend and restate the Prior Agreement on the terms and conditions set forth herein; and

WHEREAS, each of the Servicer, the Custodian, the Deal Agent, the Collateral Agent and the Backup Servicer has been requested and is willing to continue to act in certain capacities in accordance with the terms hereof.

IT IS AGREED as follows:

ARTICLE I DEFINITIONS
Section 1.1.    Certain Defined Terms. (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1.1

1Effective as of January 1, 2020, provided Credit Acceptance has adopted the CECL Methodology, the definition of (i) “Aggregate Outstanding Eligible Loan Net Balance” is deleted in its entirety and replaced with “Aggregate Outstanding Eligible
V

(b)As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings:

“Addition Date”: (a) With respect to any Dealer Loan, the date on which such Dealer Loan is contributed or otherwise transferred by Credit Acceptance to the Borrower pursuant to the Contribution Agreement; and (b) with respect to any Purchased Loan, the date on which such Purchased Loan is contributed or otherwise transferred by Credit Acceptance to the Borrower pursuant to the Contribution Agreement.

“Additional Amount”: Defined in Section 2.11.

“Additional Cut-Off Date”: Each date on and after which Collections on an Additional Loan are to be transferred to the Collateral.

“Additional Loans”: All Loans that become part of the Collateral after the Initial Funding.

“Additional Principal Payment Amount”: With respect to any Payment Date during the Amortization Period, the lesser of (i) the Aggregate Loan Amount as of the immediately preceding Payment Date (after giving effect to all payments in reduction of principal on such Payment Date); and (ii) Collections remaining after distribution of amounts described in Section 2.6(a)(i) through (vii).

~~“Adjusted LIBOR”: For any Funding of Eurodollar Loans, a rate per annum determined in accordance with the following formula:~~

~~Adjusted LIBOR    =    LIBOR~~
     ~~1 - Eurodollar Reserve Percentage~~

“Administrative Questionnaire”: An Administrative Questionnaire in a form supplied by the Deal Agent.

“Affected Party”: Each of the Lenders, any permitted assignee or participant of any Lender, the Deal Agent, or any sub-agent of the Deal Agent.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or under common control with such Person, or is a director or officer of such Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 5% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

Loan Balance”, (ii) “Loan Loss Reserve” is deleted in its entirety and (iii) “Net Loan Balance” is deleted in its entirety and replaced with “Outstanding Balance”.

“Aggregate Commitments”: As at any date of determination thereof, the sum of all Commitments of all Lenders at such date.

“Aggregate Loan Amount”: On any date of determination, the aggregate principal amount of all Revolving Loans outstanding hereunder.

“Aggregate Outstanding Eligible Loan Balance”: On any date of determination, the sum of the Outstanding Balances of all Eligible Loans on such day.

“Aggregate Unpaids”: At any time, an amount, equal to the sum of all accrued and unpaid Aggregate Loan Amount, Interest, Breakage Costs, Hedge Breakage Costs and all other amounts owed by the Borrower hereunder, under any Hedging Agreement (including, without limitation, payments in respect of the termination of any such Hedging Agreement) or under any other Transaction Document or by the Borrower or any other Person under any fee letter (including, without limitation, the Fee Letter) delivered in connection with the transactions contemplated by this Agreement (whether due or accrued) and any unpaid fees due to the Backup Servicer, both before and after the Assumption Date.

“Amortization Event”: The occurrence of any of the following events: (i) on any Determination Date, the average Payment Rate for the preceding three (3) Collection Periods with respect to which the Payment Rate was calculated is less than 3.0%; (ii) a Reserve Advance is made, except if on the date of such Reserve Advance, the Aggregate Loan Amount is zero; (iii) at any time the Aggregate Loan Amount is greater than $0.00, the cumulative monthly Collections for the six (6) most recent Collection Periods during which the Aggregate Loan Amount is greater than $0.00 are less than 85.0% of Forecasted Collections for the same Collection Periods; (iv) on any Payment Date, the Weighted Average Spread Rate is less than ~~25.0~~22.0%; or (v) the Commitment Termination Date.

“Amortization Period”: The period beginning on the earlier of: (i) the occurrence of an Amortization Event and (ii) the occurrence or declaration of the Termination Date, and ending on the Collection Date.

“Applicable Law”: For any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, orders, or action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage”: With respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments, represented by the amount of the Commitment of such Lender at such time; provided that if the Aggregate Commitments have been terminated at such time, then the Applicable Percentage of each Lender shall be the Applicable Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender with respect to the Aggregate Commitments is set forth opposite the name of such Lender on Schedule VII or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund”: Defined in the definition of “Eligible Assignee”.

“Assignment and Assumption”: An assignment and assumption agreement entered into by a Lender and an Eligible Assignee, and accepted by or delivered to, the Deal Agent, as applicable, in substantially the form of Exhibit L hereto or any other form approved by the Deal Agent.

“Assumption Date”: Defined in the Backup Servicing Agreement.

“Authoritative Electronic Copy”: With respect to any Contract stored in an electronic medium, the single electronic “authoritative copy” (within the meaning of Section 9-105 of the UCC) of such Contract (i) that constitutes the single authoritative copy of the record or records comprising the related chattel paper which is unique, identifiable and, except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) that identifies Credit Acceptance as the sole assignee thereof, (iii) is communicated to and maintained by Credit Acceptance, (iv) copies or revisions to which that add or change an identified assignee thereof can only be made with the participation of Credit Acceptance, (v) for which any copy thereof is readily identifiable as a copy that is not the authoritative copy and (vi) for which any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

“Available Funds”: With respect to any Payment Date: (i) all amounts deposited in the Collection Account during the Collection Period (other than Dealer Collections and Repossession Expenses) that ended on the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and investment earnings thereon; (ii) all Reserve Advances (which shall be applied in accordance with Section 2.6(c) hereof); (iii) all amounts paid by the Borrower pursuant to Section 4.5 hereof with respect to the prior Collection Period in respect of Ineligible Loans; (iv) amounts paid by the Borrower pursuant to Section 2.13 hereof; (v) all amounts paid under any Dealer Agreement; and (vi) any other funds on deposit in the Collection Account on such date (other than Dealer Collections and Repossession Expenses).

“Available Tenor”: As of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date.
“Backup Servicer”: Wells Fargo or any Person designated as a successor backup servicer following Wells Fargo’s removal as Backup Servicer pursuant to the terms of the Backup Servicing Agreement.

“Backup Servicing Agreement”: The Backup Servicing Agreement, dated as of August 19,

2011, among Wells Fargo, the Servicer, the Deal Agent, the Collateral Agent and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

    “Backup Servicing Fee”: The fee payable by the Borrower to the Backup Servicer pursuant to the Backup Servicing Agreement and Section 7.3 hereof.

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101,
et seq.), as amended from time to time.

“Base Rate”: On any date, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by BMO from time to time as its prime commercial rate, or its equivalent, for U.S. dollar loans to borrowers located in the United States as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be BMO’s best or lowest rate), (b) the sum of (i) the rate determined by BMO to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to BMO at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by BMO for sale to BMO at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 2.00%, and
(c)the ~~LIBOR Quoted Rate~~sum of (i) Daily Simple SOFR for such day~~. As used herein, the term~~ “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. dollars for a one-month interest period which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the ~~Eurodollar Reserve Percentage;~~ plus (ii) 0.11448%, provided that ~~in no event shall~~if the ~~“LIBOR Quoted~~Base Rate~~”~~ as determined above shall ever be less than ~~0.00%~~the Floor, then the Base Rate shall be deemed to be the Floor.

“Base Rate Loan”: Any Revolving Loan which bears interest at the Base Rate.
“Benchmark”: Initially, Daily Simple SOFR; provided that if a Benchmark Transition Event has occurred with respect to Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14 hereof.

“Benchmark Replacement”: Either of the following to the extent selected by Deal Agent in its sole discretion:

(a)    Term SOFR Reference Rate plus any applicable Benchmark Replacement Adjustment; or

(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Deal Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor.

“Benchmark Replacement Adjustment”: With respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Deal Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date”:    The earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

    (c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: The period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 2.14 hereof and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 2.14 hereof.

“Benefit Plan”: Any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate of the Borrower is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

“BMO”: Bank of Montreal, acting through its Chicago Branch.
“BMO Capital Markets”: BMO Capital Markets Corp., a Delaware corporation.

“Borrower”: CAC Warehouse Funding LLC IV, a Delaware limited liability company.

“Borrowing Base”: On any date of determination, (a) the product of (i) the Aggregate
Outstanding Eligible Loan Balance and (ii) the Net Advance Rate, minus (b) the Excess Defaulted Contract Amount, minus (c) the Overconcentration Loan Amount, minus (d) such other amounts as may be agreed upon from time to time in writing by the Borrower, the Servicer and the Deal Agent; provided, that in no event shall the Borrowing Base exceed 60% of Forecasted Collections as of any date of determination.

“Breakage Costs”: Any amount or amounts as shall compensate a Lender for any loss, cost or expense incurred by such Lender (as determined by such Lender in such Lender’s sole discretion) as a result of a prepayment by the Borrower of Revolving Loans or Interest.

“Business Day”: Any day other than a Saturday or a Sunday on which ~~(a)~~ banks are not required or authorized to be closed in New York City, New York, Detroit, Michigan, Minneapolis, Minnesota or Chicago, Illinois~~, and (b) if the term “Business Day” is used in connection with the determination of the Adjusted LIBOR, dealings in United States dollar deposits are carried on in the London interbank market~~.

“Capped Servicing Fee”: With respect to any Collection Period when the Backup Servicer has become the Servicer, the greater of (x) an amount equal to the product of (i) 10.00% and (ii) Collections received during such Collection Period (exclusive of amounts received under any Hedging Agreement) and (y) $5,000.

“Carrying Costs”: With respect to any Payment Date, the sum of amounts payable under Section 2.6(a)(v)(A)-(C).

“Cash Advance Loss”: For all Dealers with Dealer Loans constituting Collateral, the amount, if any, by which Credit Acceptance’s original cash advance to such Dealer for Dealer Loans and all of such Dealer’s other dealer loans from Credit Acceptance that are not pledged hereunder exceeds 80% of the aggregate amount of (i) all forecasted collections on such Dealer Loans and (ii) all forecasted collections on such other dealer loans that are not pledged hereunder.

“CECL Methodology”: The current expected credit losses methodology for credit losses accounting under GAAP establish under ASU 2016-13.

“Certificate of Title” With regard to each Financed Vehicle (i) the original certificate of title relating thereto, or copies of correspondence and application made in accordance with applicable law to the appropriate state title registration agency, and all enclosures thereto, for issuance of its original certificate of title or (ii) if the appropriate state title registration agency issues a letter or other form of evidence of Lien (whether in paper or electronic form) in lieu of a certificate of title, the original lien entry letter or form or copies of correspondence and application made in accordance with applicable law to such state title registration agency, and all enclosures thereto, for issuance of the original lien entry letter or form.

“Change-in-Control”: Any of the following:

(a)the creation or imposition of any Lien on any limited liability company interests in the Borrower; or

(b)the failure by the Originator to own all of the issued and outstanding limited liability company interests in the Borrower.

“Change in Law”: (a) The adoption of any law, treaty, order, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, rule or regulation or in the interpretation or application thereof by any governmental authority after the date of this Agreement or (c) compliance by any Affected Party (or, by any such Affected Party’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices, in each case, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Closed Pool”: With respect to any Dealer Loan, a Pool as to which, pursuant to the terms of the related Dealer Agreement, no additional Dealer Loan Contracts may be allocated.

“Closing Date”: May 10, 2018.

“Code”: The United States Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: Defined in Section 2.2(a).

“Collateral Agent”: BMO, and its successors and assigns.

“Collection Account”: Defined in Section 6.7(a).

“Collection Date”: The date following the Termination Date on which the Aggregate Unpaids have been reduced to zero and indefeasibly paid in full.

“Collection Guidelines”: With respect to Credit Acceptance, the policies and procedures of the Servicer, attached hereto as Schedule II, relating to the collection of amounts due on contracts for the sale of automobiles and/or light-duty trucks, as in effect on the Cut-Off Date and as amended from time to time in accordance herewith and with the other Transaction Documents or otherwise as required by Applicable Law, and with respect to the Backup Servicer, as Successor Servicer, the servicing policies and procedures set forth in the Backup Servicing Agreement.

“Collection Period”: Each calendar month, except in the case of the first Collection Period, the period beginning on the Cut-Off Date to and including the last day of the calendar month in which the Funding Date occurs.

“Collections”: All payments (including Recoveries, credit-related insurance proceeds and proceeds of Related Security and so long as Credit Acceptance is the Servicer, excluding certain recovery and repossession expenses, in accordance with the terms of the Dealer Agreements) received by the Servicer, Credit Acceptance or the Borrower on or after the Cut-Off Date in respect of the Loans in the form of cash, checks, wire transfers or other form of payment in accordance with the Loans and the Dealer Agreements and all net amounts received under any Hedging Agreement, subject to the provisions of Section 2.7(d) with respect to Dealer Collections.

“Commitment”: As to any Lender, the obligation of such Lender to make Revolving Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule VII hereto or in an Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be reduced or modified from time to time pursuant to the terms hereof.

“Commitment Termination Date”: ~~November~~May ~~17~~20, ~~2023~~2025, or such later date to which the Commitment Termination Date may be extended if agreed in writing among the Borrower, the Deal Agent and the Lenders.

“Conforming Changes”: With respect to either the use of administration of Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Deal Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Deal Agent in a manner substantially consistent with market practice (or, if the Deal Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Deal Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Deal Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Contract”: Any Dealer Loan Contract or Purchased Loan Contract.

“Contract Files”: With respect to each Contract, the fully executed original counterpart of such Contract or, in the case of any Contract constituting electronic chattel paper, the Authoritative Electronic Copy of the Contract (in each case, for UCC purposes), either a copy of the application to the appropriate state authorities for a Certificate of Title with respect to the related financed vehicle or a standard assurance in the form commonly used in the industry relating to the provision of a Certificate of Title or other evidence of lien, all original or electronic instruments modifying the terms and conditions of such Contract and the original or electronic endorsements or assignments of such Contract.

“Contractual Obligation”: With respect to any Person, means any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Contribution Agreement”: The Amended and Restated Sale and Contribution Agreement, dated as of April 5, 2013, substantially in the form of Exhibit F hereto, between Credit Acceptance and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Credit Acceptance”: Credit Acceptance Corporation, a Michigan corporation, and its successors and permitted assigns.

“Credit Acceptance Payment Account”: The clearinghouse account number xxxxxx5068 maintained by Credit Acceptance or any Successor Servicer, as applicable, at Comerica Bank, where payments received in respect of all loans and contracts are deposited or paid.

“Credit Agreement”: The Sixth Amended and Restated Credit Acceptance Corporation Credit Agreement, dated as of June 23, 2014, among Credit Acceptance, Comerica Bank, as administrative agent and collateral agent, and the banks signatory thereto, as amended from time to time.

“Credit Guidelines”: The policies and procedures of Credit Acceptance, attached hereto as Schedule II, relating to the extension of credit to automobile and light-duty truck dealers and consumers in respect of retail installment contracts for the sale of automobiles and/or light-duty trucks, including, without limitation, the policies and procedures for determining the creditworthiness of such dealers and consumers and, relating to this extension of credit to such dealers and consumers, the maintenance of installment sale contracts, as in effect on the Cut-Off Date and as amended from time to time in accordance herewith and with the other Transaction Documents or as required by Applicable Law.

“Custodian”: Credit Acceptance, or any person appointed as Custodian pursuant to Section 6.2(d).

“Cut-Off Date”: With respect to the Initial Funding, July 31, 2011, and with respect to each Incremental Funding, the related Additional Cut-Off Date.

“Daily Simple SOFR”: For any day, the sum of (i) SOFR for such day plus (ii) 0.11448%, with the conventions for this rate being established by the Deal Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Deal Agent decides that any such convention is not administratively feasible for the Deal Agent, then the Deal Agent may establish another convention in its reasonable discretion. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Daily SOFR Loan”: Any Revolving Loan which bears interest at Daily Simple SOFR, other than pursuant to clause (c) of the definition of Base Rate.

“Date of Processing”: With respect to any transaction relating to a Loan or a Contract, the date on which such transaction is first recorded on the Servicer’s master servicing file (without regard to the effective date of such recordation).

“Deal Agent”: Defined in the preamble of this Agreement.

“Dealer”: Any new or used automobile and/or light-duty truck dealer who has entered into a Dealer Agreement or a Purchase Agreement with Credit Acceptance.

“Dealer Agreement”: Each agreement between Credit Acceptance and any Dealer, in substantially the forms attached hereto as Exhibit H.

“Dealer Collections”: Defined in Section 2.7(d).

“Dealer Collections Purchase”: Defined in Section 6.15(a)

“Dealer Collections Purchase Agreement”: Defined in Section 6.15(a).

“Dealer Collections Purchase Price”: Defined in Section 6.15(b).

“Dealer Concentration Limit”: With respect to any Dealer, an amount equal to, in the case of Dealer Loans related to any Dealer, 4.0% of the aggregate Outstanding Balance of Dealer Loans, on the Funding Date.

“Dealer Loan”: All amounts advanced by Credit Acceptance under a Dealer Agreement and payable from Collections, including servicing charges, insurance charges and service policies and all related finance charges, late charges, and all other fees and charges; provided, however, that the term “Dealer Loan” shall, for the purposes of this Agreement, include only those Dealer Loans identified from time to time on Schedule V hereto, as amended from time to time in accordance herewith.

“Dealer Loan Contract”: Each retail installment sales contract, in substantially one of the forms attached hereto as Exhibit I, relating to the sale of an automobile or light-duty truck originated by a Dealer and in which Credit Acceptance shall have been granted a security interest and shall have acquired certain other rights under a related Dealer Agreement to secure the related dealer’s obligation to repay one or more related Dealer Loans.

“Default Rate”: As defined in the Fee Letter.

“Defaulted Contract”: A Contract shall be deemed a Defaulted Contract no later than the earlier of (x) the day it becomes 90 days delinquent, based on the date the last payment thereon was received by the Servicer and (y) the day on which an auction check is posted to the relevant account.

“Delayed Amount”: As defined in Section 2.3(c). “Delayed Funding Date”: As defined in Section 2.3(c). “Delayed Funding Notice”: As defined in Section 2.3(c). “Delaying Lender”: As defined in Section 2.3(c).
“Derivatives”: Any exchange-traded or over-the-counter (i) forward, future, option, swap, cap, collar, floor or foreign exchange contract or any combination thereof, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) any similar transaction, contract, instrument, undertaking or security, or (iii) any transaction, contract, instrument, undertaking or security containing any of the foregoing.
“Determination Date”: The fourth (4th) Business Day prior to the related Payment Date. “Eligible Assignee”: (a) Any Lender or an Affiliate of any Lender; (b) any Person (other than a natural person) that is engaged in the business of making, purchasing, holding or otherwise investing in commercial revolving loans in the ordinary course of its business, provided that such Person is administered or managed by a Lender, an Affiliate of a Lender or an entity or Affiliate of an entity that administers or manages a Lender (an “Approved Fund”); or (c) any other Person (other than a natural person) approved by (i) the Deal Agent and (ii) unless a Termination Event has occurred and is continuing or such assignment is to any Federal Reserve Bank, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, or any of the Borrower’s Affiliates or Subsidiaries.

“Eligible Contract”: Each Eligible Dealer Loan Contract and each Eligible Purchased Loan Contract.

“Eligible Dealer Agreement”: Each Dealer Agreement:

(a)which was originated by the Originator in material compliance with all applicable requirements of law and which complies in all material respects with all applicable requirements of law;

(b)with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Borrower, by Credit Acceptance or by the Servicer in connection with the origination of such Dealer Agreement or the execution, delivery and performance by the Borrower, by Credit Acceptance or by the Servicer of such Dealer Agreement have been duly obtained, effected or given and are in full force and effect;

(c)as to which at the time of the transfer of rights thereunder to the Collateral Agent and the other Secured Parties, the Borrower will have good and marketable title thereto, free and clear of all Liens;

(d)the Borrower’s rights under which have been the subject of a valid grant by the Borrower of a first priority perfected security interest in such rights and in the proceeds thereof in favor of the Collateral Agent;

(e)which will at all times be the legal, valid and binding obligation of the Dealer party thereto (it being understood that recourse for such payment obligation shall be limited to the extent set forth in the Dealer Agreement), enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(f)which constitutes either a “general intangible” or “tangible chattel paper”
under and as defined in Article 9 of the UCC;

(g)which, at the time of the pledge of the rights to payment thereunder to the Collateral Agent and the other Secured Parties, no right to payment thereunder has been waived or modified;

(h)which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general;

(i)as to which Credit Acceptance, the Servicer and the Borrower have satisfied in all material respects all obligations to be fulfilled at the time the rights to payment thereunder are pledged to the Collateral Agent and the other Secured Parties;

(j)as to which the related Dealer has not asserted that such agreement is void or unenforceable in any legal proceedings not being contested in good faith;

(k)as to which the related Dealer is not known to be bankrupt or insolvent;

(l)as to which the related Dealer is not an Affiliate of or an executive of Credit Acceptance or an Affiliate of Credit Acceptance;

(m)as to which the related Dealer is located in the United States; and

(n)as to which none of Credit Acceptance, the Servicer or the Borrower has done anything, at the time of its pledge to the Collateral Agent and the other Secured Parties, to materially impair the rights of the Collateral Agent and the other Secured Parties therein.

“Eligible Dealer Loan Contract”: Each Dealer Loan Contract which at the time of its pledge by the applicable Dealer to the Originator, satisfied the requirements for “Qualifying Receivable” set forth in the related Dealer Agreement.

“Eligible Dealer Loans”: Each Dealer Loan, at the time of its transfer to the Borrower under the Contribution Agreement:

(a)which has arisen under a Dealer Agreement that, on the day the Dealer Loan was created, qualified as an Eligible Dealer Agreement;

(b)which was created in material compliance with all applicable requirements of law and pursuant to an Eligible Dealer Agreement which complies in all material respects with all applicable requirements of law;

(c)with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Borrower, in connection with the creation of such Dealer Loan or the execution, delivery and performance by the Borrower, of the related Eligible Dealer Agreement have been duly obtained, effected or given and are in full force and effect;

(d)as to which at the time of the pledge of such Dealer Loan to the Collateral Agent and the other Secured Parties, the Borrower will have good and marketable title thereto, free and clear of all Liens;

(e)as to which a valid first priority perfected security interest in such Dealer Loan, related security and in the Proceeds thereof has been granted by the Originator in favor of the Borrower and by the Borrower in favor of the Collateral Agent;

(f)which will at all times be the legal, valid and binding payment obligation of the Obligor thereof (it being understood that recourse for such payment obligation shall be limited to the extent set forth in the Dealer Agreement), enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(g)which constitutes a “general intangible” under and as defined in Article 9 of the UCC as in effect in the relevant State;

(h)which is denominated and payable in United States dollars and which was originated in the United States;

(i)which, at the time of its pledge to the Collateral Agent and the other Secured Parties, has not been waived or modified;

(j)which is not subject to any right of rescission (subject to the rights of the related Dealer to repay the outstanding balance of the Dealer Loan and terminate the related Dealer Agreement), setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general;

(k)as to which Credit Acceptance, the Servicer and the Borrower have satisfied all material obligations to be fulfilled at the time it is pledged to the Collateral Agent and the other Secured Parties;

(l)as to which the related Dealer has not asserted that the related Dealer Agreement is void or unenforceable in any legal proceedings not being contested in good faith;

(m)as to which the related Dealer is not known to be bankrupt or insolvent;

(n)as to which none of Credit Acceptance, the Servicer or the Borrower has done anything, at the time of its pledge to the Collateral Agent and the other Secured Parties, to materially impair the rights of the Collateral Agent and the other Secured Parties;

(o)the proceeds of which were used to finance the purchases of new or used automobiles and/or light-duty trucks and related products; and

(p)if any Dealer Loan Contract securing such Dealer Loan is an electronic contract, such electronic contract constitutes “electronic chattel paper” and there is only a single “authoritative copy” (as such terms are used in Section 9-105 of the UCC) of such electronic contract and such “authoritative copy” constitutes an Authoritative Electronic Copy.

“Eligible Loans”: The Eligible Dealer Loans and Eligible Purchased Loans.

“Eligible Purchased Loan Contract”: Each Purchased Loan Contract which at the time of its purchase from the applicable Dealer by the Originator, evidenced an Eligible Purchased Loan.

“Eligible Purchased Loans”: Each Purchased Loan, at the time of its transfer to the Borrower under the Contribution Agreement:

(a)which has been originated in the United States by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer’s business and is evidenced by a fully and properly executed Purchased Loan Contract of which there is only one original executed copy (or, if such Purchased Loan Contract is an electronic contract, there is only a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of such electronic contract and such “authoritative copy” constitutes an Authoritative Electronic Copy);

(b)which creates a valid, subsisting, and enforceable first priority security interest for the benefit of the Originator in the Financed Vehicle, which security interest has been, in turn, assigned by the Originator to the Borrower, and by the Borrower to the Collateral Agent;

(c)which contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

(d)which provides for, in the event that such Purchased Loan is prepaid in full, a prepayment that fully pays the Outstanding Balance of such Purchased Loan (net of all rebates for the unused portion of any ancillary products and net of all unearned finance charges);

(e)which was created in material compliance with all applicable requirements of law;

(f)which will at all times be the legal, valid and binding payment obligation of the Obligor thereof, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(g)which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general;

(h)the Obligor thereon is not the United States, any State or any agency, department, or instrumentality of the United States or any State;

(i)the Obligor thereon is a natural person;

(j)with respect to which, to the best of the Originator’s knowledge, no liens or claims have been filed for work, labor, materials, taxes or liens that arise out of operation of law relating to the applicable Financed Vehicle that are prior to, or equal with, the security interest in the Financed Vehicle granted by the related Purchased Loan Contract;

(k)with respect to which, to the best of the Originator’s knowledge, there was no material misrepresentation by the Obligor thereon on such Obligor’s credit application;

(l)which has not been originated in, and is not subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Purchased Loan under this Agreement or pursuant to the transfer of the related Purchased Loan Contract shall be unlawful, void or voidable;

(m)which (i) constitutes either “tangible chattel paper,” “electronic chattel paper” or a “payment intangible,” as such terms are defined in the UCC in the relevant State, (ii) if “tangible chattel paper,” shall be maintained in its original “tangible” form, unless the Collateral Agent (acting with the consent, or at the direction, of the Required Lenders) has consented in writing to such chattel paper being maintained in another form or medium, and (iii) if “electronic chattel paper,” there is only a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) and such “authoritative copy” constitutes an Authoritative Electronic Copy;

(n)which is payable in U.S. dollars and the Obligor thereon is an individual who is a United States resident;

(o)which satisfies in all material respects the requirements under the Credit Guidelines;

(p)with respect to which the collection practices used with respect thereto have complied in all material respects with the Collection Guidelines;

(q)with respect to which there are no proceedings pending, or to the best of the Originator’s knowledge, threatened, wherein the Obligor thereon or any governmental agency has alleged that such Purchased Loan is illegal or unenforceable;

(r)with respect to which the Originator has duly fulfilled all material obligations to be fulfilled on the lender’s part under or in connection with the origination, acquisition and assignment of such Purchased Loan, including, without limitation, giving any notices or consents necessary to effect the acquisition of such Purchased Loan by the Borrower, and has done nothing to materially impair the rights of the Borrower, or the Secured Parties in payments with respect thereto;

(s)which was purchased by the Originator from a Dealer pursuant to a Purchase Agreement, or in the case of any Purchased Loan Contract that previously secured a Dealer Loan, another agreement with the applicable Dealer;

(t)with respect to which the Dealer from whom the Originator purchased such Purchased Loan has not engaged in any conduct constituting fraud or material misrepresentation with respect to such Purchased Loan to the best of the Originator'’s knowledge;

(u)with respect to which, at the time such Purchased Loan was originated the proceeds thereof were fully disbursed and there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Purchased

Loan have been paid;

(v)with respect to which the Servicer holds the Certificate of Title or the application for a Certificate of Title for the related Financed Vehicle as of the date on which the related Purchased Loan Contract is transferred to the Borrower and will obtain within 180 days of such date the Certificate of Title with respect to such Financed Vehicle as to which the Servicer holds only such application; and

(w)with respect to which the related Purchased Loan Contract has not been extended or rewritten and is not subject to any forbearance, or any other modified payment plan other than in accordance with the Credit Guidelines or the Collection Guidelines or as required by Applicable Law.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (a) above or any trade or business described in clause (b) above.

~~“Eurocurrency Liabilities”: Defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.~~

~~“Eurodollar Disruption Event”: The occurrence of any of the following: (a) a determination by a Lender that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to make, fund or maintain a Funding, (b) a determination by a Lender that the rate at which deposits of United States dollars are being offered to such Lender in the London interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining the Eurodollar Loans, (c) the inability of a Lender to obtain United States dollars in the London interbank market to make, fund or maintain the Eurodollar Loans or (d) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including because the LIBOR Index Rate is not available or published on a current basis and such circumstances are unlikely to be temporary.~~

~~“Eurodollar Loan”: Any Revolving Loan which bears interest at the Adjusted LIBOR.~~

~~“Eurodollar Reserve Percentage”: The maximum reserve percentage applicable to a Lender, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments~~

~~thereto. For purposes of this definition, the relevant Revolving Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.~~

“Excess Defaulted Contract Amount”: On any date of determination, the amount, if any, by which (a) the product of (i) the Net Advance Rate and (ii) the Aggregate Outstanding Eligible Loan Balance as of such date, exceeds (b) the product of (i) 50% and (ii) the Outstanding Balance of Eligible Contracts as of such date minus the Outstanding Balance of Defaulted Contracts as of such date.

“Excess Reserve Amount”: With respect to any Payment Date, the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount.

“Excluded Dealer Agreement Rights”: With respect to any Dealer Agreement, the rights of Credit Acceptance thereunder related to loans made to the related Dealer which are not Dealer Loans pledged by the Borrower to the Collateral Agent hereunder, including rights of set-off and rights of indemnification, related to such Dealer Loans.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to a recipient or required to be withheld or deducted from a payment to a recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Revolving Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in a Revolving Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender'’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.11(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fee Letter”: The ~~Fifth~~Eighth Amended and Restated Fee Letter, dated as of ~~the date hereof~~June 16, 2022, among the Borrower, the Servicer, the Deal Agent and the Lenders, as such letter may be amended, modified, supplemented, restated or replaced from time to time.

“Financed Vehicle”: With respect to a Contract, any new or used automobile, light-duty truck, minivan or sport utility vehicle, together with all accessories thereto, securing the related

Obligor’s indebtedness thereunder.

“Floor”: The rate per annum of interest equal to 0.00%.

“Forecasted Collections”: The expected amount of Collections to be received with respect to the Aggregate Outstanding Eligible Loan Balance each month as determined by Credit Acceptance in accordance with its forecasting model, which shall be submitted to the Deal Agent and each Lender with each Funding Notice related to a proposed Revolving Loan when new Pools are pledged to the Collateral Agent or in accordance with Section 2.13(a)(vii) or Section 6.5(f).

“Foreign Lender”: If the Borrower is (a) a U.S. Person, a Lender that is not a U.S. Person, and (b) not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Funding”: An advance of Revolving Loans by the Lenders pursuant to Section 2.1 and Section 2.3 hereof.

“Funding Date”: In the case of the Initial Funding, and as to any Incremental Funding, the date set forth in each Funding Notice delivered to the Deal Agent and each Lender in accordance with Section 2.3 hereof.

“Funding Notice”: The notice, in the form of Exhibit A hereto, delivered in accordance with Section 2.3 hereof.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority”: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, and any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Hedge Breakage Costs”: For any Hedging Agreement, any amount payable by the Borrower for the early termination of such Hedging Agreement or any portion thereof.

“Hedge Costs”: For any Hedging Agreement, any amount payable by the Borrower with respect thereto, including any swap payments, any breakage payments, any termination payments, any notional reduction payments and any other amounts due to the Hedge Counterparty.

“Hedge Counterparty”: Initially on the Closing Date, BMO, and thereafter, any entity that
(a) on the date of entering into any Hedge Transaction (i) is an interest rate swap dealer and (ii) unless otherwise agreed to by the Deal Agent (acting with the consent, or at the direction, of the Required Lenders), has a long-term unsecured debt rating of not less than “A” by S&P and not less than “A2” by Moody’s (“Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s (“Short-term Rating Requirement”), and (b) in a Hedging Agreement (i) consents to the assignment of the Borrower’s rights under the Hedging Agreement to the Collateral Agent pursuant to Section 2.2(a) (except in the case of an interest rate cap where such consent is not required) and (ii) agrees that in the event that Moody’s or S&P reduces its long-term unsecured debt rating below the Long-term Rating Requirement, or reduces its short-term unsecured debt rating below the Short-term Rating Requirement, it shall transfer its rights and obligations under each Hedging Agreement to another entity that meets the requirements of clauses (a) and (b) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer (except in the case of an interest rate cap where such transfer is not required).

“Hedge Transaction”: Each interest rate swap or other interest rate protection transaction between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 5.3 hereof and is governed by a Hedging Agreement.

“Hedging Agreement”: Each agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into pursuant to Section 5.3 hereof, as shall be reviewed and approved by the Deal Agent (acting with the consent, or at the direction, of the Required Lenders), and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction, provided, however, that for the avoidance of doubt no ISDA Master Agreement shall be required for any interest rate cap transaction.

“Increased Costs”: Any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.10.

“Incremental Funding”: Any Revolving Loan made after the Initial Funding that increases the Aggregate Loan Amount hereunder.

“Indebtedness”: With respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of Derivatives, and (f) obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e) above.

“Indemnified Amounts”: Defined in Section 10.1(a).

“Indemnified Parties”: Defined in Section 10.1(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or the Servicer under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes, but not, in any event, Excluded Taxes.

“Independent Director”: Defined in Section 5.2(n)(xxvii). “Ineligible Contract”: Each Contract other than an Eligible Contract. “Ineligible Loan”: Each Loan other than an Eligible Loan.
“Initial Funding”: Defined in Section 2.3(a).

“Insolvency Event”: With respect to a specified Person, (a) (i) the entry of an order for relief against such Person in an involuntary case under any applicable Insolvency Law or (ii) the filing of any proceeding by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering by such court of the winding-up or liquidation of such Person’s affairs, and such proceeding, appointment or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Instrument”: Any “instrument” (as defined in Article 9 of the UCC), other than an instrument that constitutes part of chattel paper.

“Intercreditor Agreement”: The Amended and Restated Intercreditor Agreement, dated as of ~~February 22, 2018, among Credit Acceptance Corporation, CAC Warehouse Funding Corporation II, CAC Warehouse Funding LLC IV, CAC Warehouse Funding LLC V, CAC~~

~~Warehouse Funding LLC VI, CAC Warehouse Funding LLC VII, Credit Acceptance Funding LLC 2018-1, Credit Acceptance Funding LLC 2017-3, Credit Acceptance Funding LLC 2017-2, Credit Acceptance Funding LLC 2017-1, Credit Acceptance Funding LLC 2016-3, Credit Acceptance Funding LLC 2016-2, Credit Acceptance Funding LLC 2016-1, Credit Acceptance Funding LLC 2015-2, Credit Acceptance Auto Loan Trust 2018-1, Credit Acceptance Auto Loan Trust 2017-3, Credit Acceptance Auto Loan Trust 2017-2, Credit Acceptance Auto Loan Trust 2017-1, Credit Acceptance Auto Loan Trust 2016-3, Credit Acceptance Auto Loan Trust 2016-2, Credit Acceptance Auto Loan Trust 2015-2, Wells Fargo Bank, National Association, as collateral agent under the Wells Fargo Warehouse Documents (as defined therein), Fifth Third Bank, as agent under the Fifth Third Warehouse Documents (as defined therein), Wells Fargo Bank, National Association, as indenture trustee and trust collateral agent under the 2018-1 Securitization Documents (as defined therein), Wells Fargo Bank, National Association, as indenture trustee and trust collateral agent under the 2017-3 Securitization Documents (as defined therein), Wells Fargo Bank, National Association, as indenture trustee and trust collateral agent under the 2017-2 Securitization Documents (as defined therein), Wells Fargo Bank, National Association, as indenture trustee and trust collateral agent under the 2017-1 Securitization Documents (as defined therein), Wells Fargo Bank, National Association, as indenture trustee and trust collateral agent under the 2016-3 Securitization Documents (as defined therein), Wells Fargo Bank, National Association, as indenture trustee and trust collateral agent under the 2016-2 Securitization Documents (as defined therein), Wells Fargo Bank, National Association, as collateral agent under the 2016-1 Securitization Documents (as defined therein), Wells Fargo Bank, National Association, as indenture trustee and trust collateral agent under the 2015-2 Securitization Documents (as defined therein), Bank of Montreal, as collateral agent under the BMO Warehouse Documents (as defined therein), Flagstar Bank, FSB, as collateral agent under the Flagstar Warehouse Documents (as defined therein), Wells Fargo Bank, National Association, as collateral agent under the Credit Suisse Warehouse Documents (as defined therein), Comerica Bank, as agent under the CAC Credit Facility Documents (as defined therein), and each other creditor who becomes a party thereto after the date thereof~~October 28, 2021, by and among Credit Acceptance Corporation, the Borrower, the Collateral Agent, the other signatories thereto, and each other person who may from time to time become party thereto after the date thereof, as amended, amended and restated, or otherwise modified from time to time.

“Interest”: With respect to a Lender and the portion of the Aggregate Loan Amount funded or maintained by such Lender, with respect to any Interest Period, the sum (for each day during such Interest Period) of:

(IR    x    BRL    x    1/360 )    +    (IR    x    ~~EL~~DSL    x    1/360)

where:
BRL    =    the aggregate outstanding principal amount of Base Rate Loans of such Lender;
~~EL~~DSL    =    the aggregate outstanding principal amount of ~~Eurodollar~~Daily SOFR Loans of such Lender

and

IR    =    the Interest Rate for such Lender applicable on such day for each Revolving Loan;

provided, however, that (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Period”: For any Payment Date, the most recently ended calendar month, except
(i)in the case of the first Payment Date, the period beginning on the Closing Date to and including the last day of the calendar month in which the Closing Date occurs, and (ii) in the case of any Funding that does not occur on a Payment Date, the period beginning on the date of such Funding to and including the last day of the calendar month in which the Funding occurs.

“Interest Rate”: For each day during any Interest Period and for the aggregate outstanding principal amount of the Revolving Loans allocated to such Interest Period:

(a)a rate equal to the Base Rate for Base Rate Loans or the ~~Adjusted LIBOR~~Daily Simple SOFR for ~~Eurodollar~~Daily SOFR Loans; or

(b)after the occurrence of an Amortization Event or a Termination Event, the Default Rate.

“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Collateral pursuant to the Contribution Agreement and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.

“Late Fees”: If the Backup Servicer has become the Successor Servicer, any late fees collected with respect to any Contract in accordance with the Collection Guidelines.

“Lender”: Each Person listed on Schedule VII and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

~~“LIBOR”: For an Interest Period for a Funding of Eurodollar Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to BMO at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by BMO for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan~~

scheduled to be made as part of such Funding; provided that in no event shall “LIBOR” be less ~~than 0.00%.~~

~~“LIBOR Index Rate”: For any Interest Period, the greater of (a) the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. dollars for a period equal to one-month, as reported on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Deal Agent from time to time) as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period and (b) zero percent (0%).~~

“Lien”: With respect to any Loan, Dealer Agreement or Contract, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind (other than any tax liens, mechanics’ liens, liens of collection attorneys or agents collecting the property subject to such tax lien or mechanics’ lien and any liens which attach thereto by operation of law).

“Loan”: Any Dealer Loan or Purchased Loan.

“Loss Rate”: With respect to each Quarterly Determination Date during the Revolving Period, for all Dealers with Dealer Loans constituting Collateral, the ratio (expressed as a percentage) at any time the same is to be determined, where (i) the numerator of which is equal to the Cash Advance Loss at such time, if any, and (ii) the denominator of which is equal to the sum of Credit Acceptance’s original cash advances for all Dealer Loans and all of its other dealer loans not pledged hereunder at such time.

“Material Adverse Effect”: With respect to any event or circumstance, means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Originator, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans, (c) the rights and remedies of the Deal Agent, the Collateral Agent, the Lenders or the other Secured Parties, (d) the ability of the Borrower, the Originator or the Servicer to perform its obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s or any other Secured Party’s interest in the Collateral.

“Material Debt”: Defined in Section 6.11(i).

“Monthly Principal Payment Amount”: With respect to any Payment Date, the amount, if any, necessary to reduce the Aggregate Loan Amount as of the prior Payment Date to the lesser of
(x)the Borrowing Base and (y) the Aggregate Commitments as of the last day of the related Collection Period.

“Monthly Report”: Defined in Section 6.5(a).

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

“Net Advance Rate”: 80%.

“Nonconforming Contract”: Defined in Section 6.2(c)(ii).

“Nonconforming Contract Payment Amount”: With respect to a Nonconforming Contract, an amount equal to the sum of (i) the product of the Outstanding Balance of such Contract as of the last day of the related Collection Period and a fraction, the numerator of which is the Aggregate Loan Amount as of the Funding Date and the denominator of which is the Outstanding Balance of Eligible Contracts as of the Funding Date; (ii) accrued and unpaid Carrying Costs, Increased Costs, Indemnified Amounts and Additional Amounts related to such Contract through the date of such deposit; and (iii) all Hedge Costs due to the relevant Hedge Counterparties for any termination in whole or in part of one or more transactions related to the relevant Hedging Agreement, as required by the terms of any Hedging Agreement.

“Note”: A Variable Funding Note or an Amended and Restated Variable Funding Note, as applicable, of the Borrower, issued to a Lender pursuant to Section 2.1(c) hereof substantially in the form of Exhibit G hereto.

“Obligor”: With respect to any Loan, Dealer Agreement or Contract, the Person or Persons obligated to make payments with respect to such Dealer Agreement, Loan or Contract, respectively, including any guarantor thereof.

“OFAC”: The U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate”: A certificate signed by any officer of the Borrower, the Originator or the Servicer, as the case may be, and delivered to the Deal Agent and the Lenders.

“Open Pool”: With respect to any Dealer Loan, a Pool as to which, pursuant to the terms of the related Dealer Agreement, additional Dealer Loan Contracts may be allocated.

“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are reasonably acceptable to the Deal Agent (acting with the consent, or at the direction, of the Required Lenders).

“Original Advance Rate”: With respect to any Dealer, the ratio (expressed as a percentage) at any time the same is to be determined, where (i) the numerator of which is equal to the sum of the Outstanding Balances of all Eligible Loans of such Dealer on the dates such Eligible Loans were originated at such time and (ii) the denominator of which is equal to the sum of payments due under all Eligible Contracts related to such Dealer on their dates of origination at such time.

“Original Closing Date”: Defined in the recitals of this Agreement.

“Originator”: Defined in the preamble of this Agreement.

“Other Connection Taxes”: With respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Revolving Loan or Transaction Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Outstanding Balance”:2 (i) With respect to any Contract on any date of determination, all amounts owing under such Contract (whether considered principal or as finance charges) on such date of determination. The Outstanding Balance with respect to a Contract shall be deemed to have been created at the end of the day on the Date of Processing of such Contract; which shall be greater than or equal to zero (except in the case of a Contract as to which the final payment on such Contract is in excess of the amount owed on such Contract on the date of such final payment);

(ii)with respect to any Dealer Loan on any date of determination, the aggregate amount advanced under such Dealer Loan plus revenue accrued with respect to such Dealer Loan in accordance with Credit Acceptance’s adjusted accounting policies (as in effect as of January 1, 2020) and the payment of monies to a Dealer under the related Dealer Agreement, less Collections on the related Dealer Loan Contracts applied through such date of determination in accordance with the related Dealer Agreement to the reduction of the balance of such Dealer Loan;

(iii)with respect to any Purchased Loan (other than any Purchased Loan arising from a Dealer Collections Purchase Agreement) on any date of determination, the aggregate amount advanced under such Purchased Loan plus revenue accrued with respect to such Purchased Loan in accordance with Credit Acceptance’s adjusted accounting policies (as in effect as of January 1, 2020), less Collections on the related Purchased Loan Contract applied through the date of determination to the reduction of the balance of such Purchased Loan; and

(iv)with respect to any Purchased Loan arising from a Dealer Collections Purchase Agreement on any date of determination, (A) such Purchased Loan’s pro rata share of the sum of
(x)the Outstanding Balance of the related Dealer Loan as of the date of the related Dealer Collections Purchase and (y) the Dealer Collections Purchase Price with respect to such Dealer Loan (such pro rata share determined based on such Purchased Loan’s pro rata share of the forecasted collections on the pool of Purchased Loans which previously constituted Dealer Loan Contracts securing such Dealer Loan), plus following the acquisition of such Purchased Loan (B)

2Changes to definition is effective as of 1/1/2020 if the CECL Methodology has been adopted.

revenue accrued with respect to such Purchased Loan in accordance with Credit Acceptance’s adjusted accounting policies (as in effect as of January 1, 2020), less (C) Collections on the related Purchased Loan Contract applied through the date of determination to the reduction of the balance of such Purchased Loan.

“Overconcentration Loan Amount”: With respect to any Dealer, the amount by which the aggregate Outstanding Balance of Dealer Loans made to such Dealer, calculated on each Funding Date, exceeds the Dealer Concentration Limit.

“Patriot Act”: Defined in Section 4.1(z).

“Payment Date”: The fifteenth (15th) day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

“Payment Rate”: For any Collection Period in which a Take-Out does not occur, the ratio, expressed as a percentage, the numerator of which is equal to Collections received during such Collection Period and the denominator of which is equal to the Aggregate Outstanding Eligible Loan Balance as of the first day of such Collection Period. For the avoidance of doubt, the Payment Rate will not be required to be calculated for any Collection Period in which a Take-Out occurs.

“Permitted Investments”: Any one or more of the following types of investments:

(a)marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;

(b)marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;

(c)bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in United States dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated at least A-1 by S&P and P-1 by Moody’s;

(d)repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above;

(e)commercial paper rated at least A-1 by S&P and P-1 by Moody’s;

(f)demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least A-1 by S&P and P-1 by Moody’s; and

(g)money market mutual funds (including funds for which the Collateral Agent may act as a sponsor or advisor or for which the Collateral Agent may receive fee income) having a rating, at the time of such investment, in the highest investment category granted thereby.

Each of the Permitted Investments may be purchased by the Collateral Agent or through an Affiliate of the Collateral Agent.

“Permitted Liens”: Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable and Liens granted pursuant to the Transaction Documents and with respect to the Dealer Loan Contracts, the second priority lien of the related Dealer therein as set forth in the related Dealer Agreement.

“Person”: An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Pool”: An identifiable group of Dealer Loan Contracts related to a particular Dealer Agreement identified on Schedule V hereto (as amended from time to time in accordance herewith), which, for the avoidance of doubt, may take the form of an Open Pool or Closed Pool at the time it is pledged hereunder.

“Potential Servicer Termination Event”: Any event that, with the giving of notice or the lapse of time, or both, would become a Servicer Termination Event.

“Prior Agreement”: Defined in the recitals of this Agreement.

“Proceeds”: With respect to any portion of the Collateral, all “proceeds” as such term is defined in Article 9 of the UCC, including, whatever is receivable or received when such portion of Collateral is sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating thereto.

“Program Fee”: As defined in the Fee Letter.

“PTE”: A prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Agreement”: Each agreement between Credit Acceptance and any Dealer in substantially the form attached hereto as Exhibit J, together with any Dealer Collections Purchase

Agreement.

“Purchased Loan”: A motor vehicle retail installment loan relating to the sale of an automobile or light-duty truck originated by a Dealer, purchased by the Originator from such Dealer and evidenced by a Purchased Loan Contract; provided, however, that the term “Purchased Loan” shall, for purposes of this Agreement, include only those Purchased Loans identified from time to time on Schedule V hereto, as amended from time to time in accordance herewith.

“Purchased Loan Contract”: Each motor vehicle retail installment sales contract, in substantially one of the forms attached hereto as Exhibit I, relating to a Purchased Loan.

“Quarterly Determination Date”: The last Business Day of each January, April, July, and October.

“Qualified Institution”: Defined in Section 6.7(a).

“Records”: The Dealer Agreements, Contracts, Contract Files and all other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related contracts, records and other media for storage of information) in each case whether tangible or electronic that are maintained with respect to the Loans and the Contracts and the related Obligors.

“Recoveries”: All amounts, if any, received in respect of the Collateral by the Servicer or Credit Acceptance with respect to Defaulted Contracts.

“Related Security”: With respect to any Loan, all of Credit Acceptance’s and the Borrower’s interest in:

(i)the Dealer Agreements (other than Excluded Dealer Agreement Rights, but including Credit Acceptance’s rights to service the Loans and the related Contracts and receive the related collection fee and receive reimbursement of certain repossession and recovery expenses, in accordance with the terms of the Dealer Agreements) and Contracts securing payment of such Loan;

(ii)all security interests or liens purporting to secure payment of such Loan, whether pursuant to such Loan, the related Dealer Agreement or otherwise, together with all financing statements signed by the related Obligor describing any collateral securing such Loan and all other property obtained upon foreclosure of any security interest securing payment of such Loan or any related Contract;

(iii)all guarantees, insurance (including insurance insuring the priority or perfection of any lien) or other agreements or arrangements of any kind from time to time supporting or securing payment of each Contract whether pursuant to such Contract or otherwise, including any of the foregoing relating to any Contract securing payment of such Loan;

(iv)all of the Borrower’s interest in all Records, documents and writing evidencing or related to such Loan;

(v)all rights of recovery of the Borrower against the Originator;

(vi)all Collections (other than Dealer Collections), the Collection Account, the Reserve Account, and all amounts on deposit therein and investments thereof;

(vii)all of the Borrower’s right, title and interest in and to (but not its obligations under) any Hedging Agreement and any payment from time to time due thereunder;

(viii)all of the Borrower’s right, title and interest in and to the Contribution Agreement and the assignment to the Collateral Agent of all UCC financing statements filed by the Borrower against the Originator under or in connection with the Contribution Agreement; and

(ix)the Proceeds of each of the foregoing.

For the avoidance of doubt, the term “Related Security” with respect to any Dealer Loan includes all rights arising under such Dealer Loan which rights are attributable to advances made under such Dealer Loan as the result of such Dealer Loan being secured by an Open Pool on the date such Dealer Loan was sold and Dealer Loan Contracts being added to such Open Pool.

“Relevant Governmental Body”: The Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

“Release Date”: Defined in Section 4.5(b). “Release Price”: Defined in Section 4.5(a). “Reliening Expenses”: Defined in Section 6.2(d)(ii).
“Repossession Expenses”: For any Collection Period, any expenses payable pursuant to the terms of this Agreement, incurred by the Backup Servicer, if it has become the Successor Servicer, in connection with the liquidation or repossession of any Financed Vehicle, in an aggregate amount not to exceed the cash proceeds received by the Backup Servicer, if it has become the Successor Servicer, from the disposition of the Financed Vehicles.

“Required Lenders”: As of any date of determination, Lenders holding more than 50% of the sum of (a) the Aggregate Loan Amount and (b) the unused Aggregate Commitments; but if at least two unaffiliated Lenders exist, Required Lenders must include at least two unaffiliated Lenders.

“Required Reserve Account Amount”: With respect to any date of determination, an amount equal to the sum of (a) the product of (i) 1.0% and (ii) the Aggregate Loan Amount on such date (after the application of funds pursuant to Section 2.6 on the related Payment Date) plus (b) all amounts required to be maintained by the Borrower pursuant to Section 6.2(c)(ii) hereof; provided, however, the Required Reserve Account Amount shall at no time be less than $70,000 (unless the Aggregate Loan Amount is zero, in which case the Required Reserve Account Amount shall be
$0).

“Reserve Account”: Defined in Section 6.7(a).

“Reserve Advance”: Defined in Section 2.6(c)(i).

“Responsible Officer”: As to any Person any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retransfer Amount”: Defined in Section 4.5(b).

“Revolving Loan”: Defined in Section 2.1.

“Revolving Period”: The period commencing on the Closing Date and ending on the day immediately preceding the first day of the Amortization Period.

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sanctioned Country”: Any country subject to a sanctions program identified on the list maintained by OFAC and available at www.treas.gov/offices/enforcement/ofac/programs or as otherwise published from time to time.

“Sanctioned Person”: (i) a Person named on the list of “Specially Designated Nationals” or    “Blocked    Persons”    maintained    by    OFAC    available    at www.treas.gov/offices/enforcement/ofac/sdn , or as otherwise published from time to time, or (ii)(a) an agency of the government of a Sanctioned Country, (b) an organization controlled by a Sanctioned Country or (c) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Secured Party”: (i) The Deal Agent, the Collateral Agent and each Lender and (ii) each Hedge Counterparty that is either a Lender or an Affiliate of a Lender if that Affiliate is a Hedge Counterparty and executes a counterpart of this Agreement agreeing to be bound by the terms of this Agreement applicable to a Secured Party.

“Servicer”: Credit Acceptance, the Backup Servicer, if it has become the Successor Servicer or any other Successor Servicer, appointed in accordance with the terms hereof as the Servicer of the Loans and Contracts.

“Servicer Termination Event”: Defined in Section 6.11.

“Servicer Termination Notice”: Defined in Section 6.11.

“Servicer Expenses”: Any expenses incurred by the Backup Servicer, if it has become the Successor Servicer hereunder, other than Repossession Expenses, Reliening Expenses or Transition Expenses.

“Servicing Fee”: For each Payment Date, a fee payable to Servicer for services rendered during the related Collection Period, equal to (i) so long as Credit Acceptance is the Servicer, the product of (A) 6.00% and (B) the total Collections for the related Collection Period (exclusive of amounts received under any Hedging Agreement) and (ii) if the Backup Servicer is the Servicer, the sum of (1) the greatest of: (a) the product of 10.0% and the total Collections for the related Collection Period (exclusive of amounts received under any Hedging Agreement), (b) the actual costs incurred by the Backup Servicer as Successor Servicer, and (c) the product of (x) $30.00 and
(y)the aggregate number of Contracts serviced by it during the related Collection Period, plus (2) without duplication, Late Fees and Servicer Expenses; provided, however, with respect to each Payment Date on which the Backup Servicer is the Servicer, the Servicing Fee shall be at least equal to $5,000.

“SOFR”: A rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York or a successor administrator of the secured overnight financing rate.

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair salable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Subsidiary”: A corporation, limited liability company or other entity of which the Originator and/or its Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests which have more than 50% of the ordinary voting power for the election of directors or other persons performing similar functions.

“Successor Servicer”: Defined in Section 6.12(a).

“Take-Out”: The release of certain Loans and the related contracts from the Lien of this

Agreement and the reduction of the Aggregate Loan Amount by at least $10,000,000 in connection with a refinancing (which may take the form of a sale) of such Loans by the Borrower using an affiliated special purpose entity.

“Take-Out Date”: Defined in Section 2.13(a).

“Take-Out Release”: The release to be executed pursuant to Section 2.13 hereto, substantially in the form of Exhibit E hereto.

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR”: For the applicable tenor, the Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (a) in the case of Daily SOFR Loans, the first day of such applicable Interest Period, or (b) with respect to Base Rate Loans, such day of determination of the Base Rate, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day; provided, if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Deal Agent in its reasonable discretion).

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.

“Termination Date”: The earlier of: (a) the date of the declaration, or automatic occurrence, of the Termination Date pursuant to Section 9.2 and (b) the date of termination in whole of the Commitments pursuant to Section 2.5.

“Termination Event”: Defined in Section 9.1.

“Transaction Documents”: This Agreement, the Contribution Agreement, each Hedging Agreement, the Fee Letter, the Backup Servicing Agreement, the Intercreditor Agreement and any additional document the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.

“Transition Expenses”: If the Backup Servicer has become the Successor Servicer, the sum of: (i) reasonable costs and expenses incurred by the Backup Servicer in connection with its assumption of the servicing obligations hereunder, related to travel, Obligor welcome letters, freight and file shipping plus (ii) a boarding fee equal to the product of $7.50 and the number of Contracts to be serviced.

“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.”: United States of America.

“Unmatured Termination Event”: Any event that, with the giving of notice or the lapse of time, or both, would become a Termination Event.

“Unsatisfactory Audit”: The occurrence of any audit exceptions resulting from any audit, inspection or review pursuant to Section 6.1(c), Section 6.2(e) or Section 6.9, which, in the reasonable judgment of the Deal Agent (acting with the consent, or at the direction, of the Required Lenders), would have a material adverse effect on the ability of the Servicer to identify and allocate Collections.

“Unused Fee”: As defined in the Fee Letter.

“Upfront Fee”: As defined in the Fee Letter.

“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: Defined in paragraph (g) of Section 2.11.

“Weighted Average Final Score”: With respect to each Payment Date during the Revolving Period, the ratio (expressed as a percentage) at any time the same is to be determined, where (i) the numerator of which is equal to the aggregate for all Dealers of the product of (a) for each Dealer, the final output from Credit Acceptance’s proprietary credit scoring process, which, when divided by 1,000, represents Credit Acceptance’s expectation of the ultimate collection rate on a Contract at inception at such time and (b) the aggregate outstanding Outstanding Balance of all Eligible Loans for such Dealer at such time and (ii) the denominator of which is equal to the Aggregate Outstanding Eligible Loan Balance at such time.

“Weighted Average Original Advance Rate”: With respect to each Payment Date during the Revolving Period, the ratio (expressed as a percentage) at any time the same is to be determined, where (i) the numerator of which is equal to the aggregate sum for all Dealers of the product of (a) the Original Advance Rate of each Dealer at such time and (b) the aggregate outstanding Outstanding Balance of all Eligible Loans for such Dealer at such time and (ii) the denominator of which is equal to the Aggregate Outstanding Eligible Loan Balance at such time.

“Weighted Average Spread Rate”: With respect to each Payment Date during the Revolving Period, one minus the Weighted Average Original Advance Rate divided by the Weighted Average Final Score (expressed as a percentage).

“Wells Fargo”: Wells Fargo Bank, National Association, and its successors and assigns.

Section 1.2. Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4. Interpretation. In each Transaction Document, unless a contrary intention appears:

(i)the singular number includes the plural number and vice versa;

(ii)reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii)reference to any gender includes each other gender;

(iv)reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, restated, supplemented or otherwise modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(v)reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

Section 1.5. Interpretation. For all purposes under the Transaction Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II THE LOAN FACILITY
Section 2.1. Funding of the Revolving Loans. (a) On the terms and conditions hereinafter set forth (including, without limitation, the conditions set forth in Sections 3.1 and 3.2), the Borrower may, at its option, request an advance of a loan or loans (individually a “Revolving Loan” and collectively the “Revolving Loans”) pursuant to, and in accordance with, the terms of Section 2.3. On the terms and conditions hereinafter set forth (including, without limitation, the conditions set forth in Sections 3.1 and 3.2), each Lender severally agrees to make Revolving Loans to the Borrower on a revolving basis from time to time as requested by the Borrower during the period from the date hereof to but not including the Termination Date in an aggregate amount not to exceed at any time outstanding the amount equal to the lesser of (i) such Lender’s Commitment and (ii) such Lender’s Applicable Percentage of the Borrowing Base; provided, that under no circumstances shall any Lender make a Revolving Loan if, after giving effect to the Funding of such Revolving Loan, the Aggregate Loan Amount would exceed the lesser of (i) the Aggregate Commitments and (ii) the Borrowing Base. As provided in Section 2.3 and subject to Section 2.10(e), each Funding of Revolving Loans shall consist of ~~Eurodollar~~Daily SOFR Loans. Upon the occurrence of an Amortization Event or the declaration of the Termination Date, the Borrower may not request and the Lender shall not be required to effect any Funding.

(b)The Borrower may, within 60 days, but no later than 45 days, prior to the then existing Commitment Termination Date, by written notice to the Deal Agent and the Lenders, make written request for the Lenders to extend the Commitment Termination Date for an additional period as specified by the Borrower. The Lenders shall make a determination, in their respective sole discretion, not less than 15 days prior to the then applicable Commitment Termination Date as to whether or not they will agree to extend the Commitment Termination Date; provided, however, that the failure of a Lender, or the Deal Agent on its behalf, to make a timely response to the Borrower’s request for extension of the Commitment Termination Date shall be deemed to constitute a refusal by the Lenders to extend the Commitment Termination Date. If each Lender agrees to extend the Commitment Termination Date in accordance with the Borrower’s request made pursuant to the first sentence of this clause (b), the Commitment Termination Date then in effect shall be extended to the date that is the last day of the additional time period specified by the Borrower pursuant to this clause (b) or, if such day is not a Business Day, the next preceding Business Day.

(c)The Notes. (i) The Borrower’s obligation to pay the principal of and interest on all Revolving Loans advanced by a Lender pursuant to the Fundings shall be evidenced by a Note which shall: (1) be dated the Closing Date; (2) be in the stated principal amount equal to the Commitment of such Lender; (3) bear interest as provided therein; (4) be payable to such Lender; and (5) be substantially in the form of Exhibit G hereto, with blanks appropriately completed in conformity herewith. Each Lender may, and is hereby authorized to, make a notation on the schedule attached to such Note of the date and the amount of the Fundings and the date and amount of the payment of principal thereon, and prior to any transfer of such Note, such Lender shall endorse the outstanding principal amount of such Note on the schedule attached thereto; provided, however, that failure to make such notation shall not adversely affect such Lender’s rights with respect to such Note.

(ii) Although each Note shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which amounts are outstanding thereunder. In addition, although the stated principal amount of each Note shall be equal to the applicable Lender’s Commitment, each such Note shall be enforceable with respect to the Borrower’s obligation to pay the principal thereof only to the extent of the unpaid principal amount of all Revolving Loans made by such Lender at the time such enforcement shall be sought.

Section 2.2. Grant of Security Interest; Acceptance by Collateral Agent. (a)(i) As security for the prompt and complete payment of each Note and the performance of all of the Borrower’s obligations under each Note, this Agreement and the other Transaction Documents, the Borrower hereby grants to the Collateral Agent, for the benefit of the Secured Parties, without recourse except as provided herein, a security interest in and continuing Lien on all right, title, and interest of the Borrower in the following property of the Borrower (whether now owned or hereafter created, acquired or arising, and wherever located):

Accounts, Chattel Paper, Instruments (including Promissory Notes), Documents, General Intangibles (including Payment Intangibles and Software, patents, trademarks, tradestyles, copyrights, and all other intellectual property rights, including all applications, registration, and licenses therefor, and all goodwill of the business connected therewith or represented thereby), Letter-of-Credit Rights, Supporting Obligations, Deposit Accounts, Investment Property (including certificated and uncertificated Securities, Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts), Inventory, Equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof), Commercial Tort Claims, Rights to merchandise and other Goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which are represented by, arise from, or relate to any of the foregoing, Monies, personal property, and interests in personal property of the Borrower of any kind or description now held by the Collateral Agent for the benefit of the Secured Parties or at any time hereafter transferred or delivered to, or coming into the possession, custody, or control of, the Collateral Agent, or any agent or affiliate of the Collateral Agent, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property, Supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of the Borrower to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes, and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained, Accessions and additions to, and substitutions and replacements of, any and all of the foregoing, and Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof (each of the foregoing terms as used in this paragraph which are defined in the UCC shall have the same meanings herein as such terms are defined in the UCC in New York, unless this Agreement shall otherwise specifically provide);

including, without limitation, all of its right, title and interest to: (x) the Loans, and all monies due or to become due in payment thereupon on and after the related Cut-Off Date; (y) all Related Security; and (z) all income and Proceeds of the foregoing (all of the foregoing property of the Borrower described in this Section 2.2(a)(i) collectively referred to herein as the “Collateral”). The foregoing pledge does not constitute an assumption by the Collateral Agent of any obligations of the Borrower to Obligors or any other Person in connection with the Collateral or under any agreement or instrument relating to the Collateral, including, without limitation, any obligation to make future advances to or on behalf of such Obligors.

(ii)In connection with such grant, the Borrower agrees to record and file, or cause to be recorded or filed, at its own expense, financing statements with respect to the Collateral now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the first priority security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Collateral Agent, the Deal Agent and each Lender on or prior to each Funding Date. Any such financing statement may describe as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral as described in this Agreement. In addition, the Borrower and the Servicer agree to clearly and unambiguously mark their respective general ledgers and all accounting records and documents and all computer tapes and records to show that the Collateral, including that portion of the Collateral consisting of the Dealer Agreements listed on Schedule V hereto (and each addendum thereto), the Loans and the related Contracts and the rights to payment under the related Dealer Agreements, has been pledged to the Collateral Agent for the benefit of the Secured Parties hereunder.

(iii)In connection with such pledge, the Borrower (or the Servicer on its behalf) agrees to deliver to the Collateral Agent on the Closing Date or any Funding Date on which new Pools or Purchased Loans are pledged to the Collateral Agent, as the case may be, one or more computer files, spreadsheets or microfiche lists containing true and complete lists of all applicable Dealer Agreements, Pools and Loans securing the payment of the Notes and amounts due under the Transaction Documents and all of the Borrower’s obligations under the Notes and the Transaction Documents as of the Closing Date and each Funding Date, and all Contracts securing all such Loans, identified by, as applicable, account number, dealer number and pool number as of the end of the Collection Period immediately preceding such date. Such file shall be marked as Schedule V hereto or as an addendum thereto, shall be delivered to the Collateral Agent as confidential and proprietary, and such Schedule V and each addendum thereto are hereby incorporated into and made a part of this Agreement. Such Schedule V shall be supplemented and updated on the date of each Incremental Funding in the Revolving Period to include all Loans and Contracts pledged on such date so that, on each such date, the Collateral Agent will have a Schedule V that describes all Loans pledged by the Borrower to the Collateral Agent hereunder on or prior to said date of Incremental Funding, any related Dealer Agreements, Purchase Agreements and all Contracts securing or evidencing such Loans (other than those that have been released from the Collateral and those Dealer Loans that have been deemed to be satisfied pursuant to Section 6.15(b) hereto). Such updated Schedule V shall be deemed to replace any existing Schedule V as of the date such updated Schedule V is provided in accordance with this Section 2.2(a)(iii). Furthermore, Schedule V hereto shall be deemed to be supplemented on each date of Dealer Collections Purchase by the list set forth under Section 6.15(c). For the avoidance of doubt, any incorrect or unintended deletions or omissions from the previous version of Schedule V shall not be effective to release the rights of the Collateral Agent on behalf of the Secured Parties in such Collateral except upon compliance with the procedures and requirements of Section 2.13, Section 4.5 or Section 8.2 hereof or Section 6.1 of the Contribution Agreement.

(iv)In connection with such pledge, each of the Borrower, Credit Acceptance and the Servicer also agrees, within 180 days of the Closing Date or relevant Funding Date, as the case may be, to clearly mark at least 98% of the Contracts or Contract folders securing a Loan with the following legend: “THIS AGREEMENT HAS BEEN PLEDGED TO BANK OF MONTREAL AS COLLATERAL AGENT FOR THE BENEFIT OF CERTAIN SECURED PARTIES”.

(b)The Collateral Agent hereby acknowledges its acceptance, on behalf of the Secured Parties, of the pledge by the Borrower of the Loans and all other Collateral. The Collateral Agent further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Borrower delivered to the Collateral Agent the computer file, spreadsheet or microfiche list represented by the Borrower to be the computer file, spreadsheet or microfiche list described in Section 2.2(a)(iii).

(c)The Collateral Agent hereby agrees not to disclose to any Person (including any other Secured Party) any of the account numbers or other information contained in the computer files, spreadsheets or microfiche lists delivered to the Collateral Agent by the Borrower pursuant to Section 2.2(a)(iii), except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Secured Parties or to a Successor Servicer; provided, however, that notwithstanding anything to the contrary in this Agreement, the Collateral Agent may reply to a request from any Person for a list of Loans, Dealer Agreements, Contracts or other information referred to in any financing statement. The Collateral Agent agrees to take such measures as shall be necessary or reasonably requested by the Borrower to protect and maintain the security and confidentiality of such information. The Collateral Agent shall provide the Borrower with written notice five (5) Business Days prior to any disclosure pursuant to this Section 2.2(c).

Section 2.3. Procedures for Funding of Revolving Loans. (a) The Borrower shall deliver a Funding Notice to the Deal Agent and the Lenders by no later than 12:00 noon (New York City time) at least ~~three~~two (~~3~~2) Business Days before the date on which the Borrower requests the Lenders to advance a Funding of ~~Eurodollar~~Daily SOFR Loans. The Revolving Loans included in each Funding shall bear interest at the ~~Adjusted LIBOR~~Daily Simple SOFR. The Borrower shall give all such Funding Notices to the Deal Agent and each Lender by telephone, telecopy, or other telecommunication device acceptable to the Deal Agent and each Lender. Each Funding Notice shall: (i) specify the desired amount of such Funding which amount must (a) in the case of the initial funding under the Prior Agreement (the “Initial Funding”) be in a minimum amount of
$2,500,000, (b) in the case of any Incremental Funding, be in an amount equal to $2,500,000 or an integral multiple of $100,000 in excess thereof and (c) be allocated among the Lenders ratably based on their respective Applicable Percentages, (ii) specify the date of such Funding, and (iii) include a representation that all conditions precedent for a Funding described in Article III hereof have been met. Each Funding Notice shall be irrevocable except as set forth in Section 2.3(c). No Funding of ~~Eurodollar~~Daily SOFR Loans shall be advanced, continued, or created by conversion if any Unmatured Termination Event or Termination Event then exists. The Borrower agrees that the Deal Agent and each Lender may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Deal Agent or a Lender in good faith believes is an authorized representative of the Borrower without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Deal Agent or a Lender has acted in reliance thereon.

(b)On each Funding Date, each Lender shall, upon satisfaction of the applicable conditions set forth in Article III, make available to the Borrower in same day funds, at such bank or other location reasonably designated by the Borrower in its Funding Notice given pursuant to this Section 2.3, an amount equal to the lesser of (A) such Lender’s Applicable Percentage of the amount requested by the Borrower for such Revolving Loan or (B) the excess of the lesser of (x) the Commitment of such Lender and (y) such Lender’s Applicable Percentage of the Borrowing Base, in the case of each of clause (B)(x) and (y) over the aggregate principal amount of all Revolving Loans funded or maintained by such Lender then outstanding.

(c)Notwithstanding anything to the contrary contained in this Section 2.3 or elsewhere in this Agreement, any Lender may, upon receipt of any Funding Notice pursuant to Section 2.3(a), notify the Borrower in writing (a “Delayed Funding Notice”) at any time at or prior to 10:00
a.m. (New York City time) one Business Day prior to the applicable Funding Date of its intent to fund its ratable share of the related Revolving Loan (such amount, the “Delayed Amount”) on a Business Day that is on or before the thirty-fifth (35th) day following the requested Funding Date (the “Delayed Funding Date”) rather than on the Funding Date specified in such Funding Notice. If any Lender provides a Delayed Funding Notice (such Lender, a “Delaying Lender”) to the Borrower following the Borrower’s delivery of a Funding Notice pursuant to Section 2.3(a), the Borrower may revoke such Funding Notice at any time prior to 5:00 p.m. (New York City time) on the Business Day preceding such Delayed Funding Date. No Delaying Lender shall be considered to be in default of its obligation to fund its Delayed Amount pursuant to this Section 2.3(c) or be treated as a defaulting Lender hereunder, in each case unless and until such Lender has failed to fund its Delayed Amount on or before the related Delayed Funding Date; provided that no Lender shall have any requirement to fund any Delayed Amount if the Borrower is subject to any Insolvency Event (without giving effect to any cure period specified in the definition of Insolvency Event).

(d)In no event shall any Lender be required on any date to make any Funding which would result in the aggregate principal amount of all Revolving Loans funded or maintained by such Lender then outstanding, determined after giving effect to such Funding, exceeding the lesser of (x) the Commitment of such Lender and (y) such Lender’s Applicable Percentage of the Borrowing Base.

Section 2.4.    Determination of Interest.

(a)~~Eurodollar~~Daily SOFR Loans. Each ~~Eurodollar~~Daily SOFR Loan made or maintained by a Lender shall bear interest for each day during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Revolving Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the ~~Adjusted LIBOR~~Daily Simple SOFR applicable for such day during such Interest Period, payable by the Borrower on each Payment Date and at maturity (whether by acceleration or otherwise).

(b)Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest for each day during each Interest Period it is outstanding (computed on the basis of a year of 360 days and the actual days elapsed) on the unpaid principal amount thereof from the date such Revolving Loan is advanced, or created by conversion from a ~~Eurodollar~~Daily SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Base Rate from time to time in effect applicable for such day during such Interest Period, payable by the Borrower on each Payment Date and at maturity (whether by acceleration or otherwise).

(c)Rate Determinations. The Deal Agent shall determine each interest rate applicable to the Revolving Loans made hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

(d)Breakage Costs. The Borrower shall pay Breakage Costs to the Lenders in an amount necessary to compensate the applicable Lender for any loss, cost, or expense incurred by such Lender as a result of a prepayment by the Borrower of any Revolving Loans or Interest on a date other than a Payment Date. Such Breakage Costs shall be payable in accordance with the provisions of Section 2.6.

The Lenders shall advise the Servicer and the Backup Servicer thereof on the second Business Day prior to each Determination Date the amount of Interest, if any, due and payable on the related Payment Date. Prior to the next succeeding Payment Date, the Deal Agent shall determine the amount of Interest, if any, payable in connection with Section 2.13(a)(iv) and not previously paid. The amount owed in respect of the Interest for the next succeeding Interest Period, as initially determined by the Deal Agent shall be increased, if necessary and as appropriate, to reflect any Interest payable in connection with Section 2.13(a)(iv) and not previously paid.

Section 2.5. Reduction of the Commitment. The Borrower may, upon at least two (2) Business Days’ notice to the Deal Agent and each Lender, terminate in whole or reduce in part the portion of the Aggregate Commitments that exceeds the Aggregate Loan Amount; provided, however, that each partial reduction of the Aggregate Commitments shall be in an aggregate amount equal to $1,000,000 or an integral multiple thereof; and provided, further, however, that any such partial reduction shall effect a ratable reduction of the Commitment of each Lender. Each notice of reduction or termination pursuant to this Section 2.5 shall be irrevocable.

Section 2.6. Settlement Procedures. (a) On each Payment Date, the Borrower (or at all times after the occurrence and continuance of a Termination Event, the Collateral Agent) shall withdraw Available Funds and any Excess Reserve Amount (to be applied in accordance with Section 2.6(c)) and investment earnings on amounts on deposit in the Collection Account from the Collection Account and allocate and distribute such amounts to the applicable Person in the following order of priority:

(i)FIRST, to the Hedge Counterparty, an amount equal to any Hedge Costs (exclusive of termination payments) and any such Hedge Costs (exclusive of termination payments) unpaid from any prior Payment Date;

(ii)SECOND, [Reserved];

(iii)THIRD, to the Backup Servicer so long as it has not become the Servicer hereunder, an amount equal to any accrued and unpaid Backup Servicing Fee due in respect of such Payment Date, any unpaid Backup Servicing Fee from any prior Payment Date, any reasonable out-of-pocket expenses incurred by the Backup Servicer, and any accrued and unpaid Indemnified Amounts owed by the Borrower to Wells Fargo up to
$17,000, monthly;

(iv)FOURTH, (A) to the Servicer, an amount equal to any accrued and unpaid Servicing Fees due in respect of such Payment Date and any Servicing Fees unpaid from any prior Payment Date; provided, however, if the Servicer has been replaced pursuant to Section 6.12 such amount shall not exceed the Capped Servicing Fee; and (B) to the Backup Servicer, if it has become the Successor Servicer, any Transition Expenses;

(v)FIFTH, to the Lenders, ratably, an amount equal to the sum of any accrued and unpaid (A) Interest and Breakage Costs, (B) Program Fee, and (C) Unused Fee due in respect of such Payment Date and any such amounts unpaid from any prior Payment Date;

(vi)SIXTH, during the Revolving Period, to the Lenders, ratably (based on the outstanding principal amount of the Revolving Loans of each Lender), an amount equal to the Monthly Principal Payment Amount for such Payment Date;

(vii)SEVENTH, to any Successor Servicer, an amount equal to Reliening Expenses;

(viii)EIGHTH, during the Amortization Period, to the Lenders, ratably (based on the outstanding principal amount of the Revolving Loans of each Lender), the Additional Principal Payment Amount, until the Aggregate Loan Amount has been reduced to zero;

(ix)NINTH, ratably to the Lenders and the Backup Servicer, an amount equal to

Increased Costs, any Additional Amounts and Indemnified Amounts (provided that, with respect to the Backup Servicer, such Indemnified Amounts shall include only those Indemnified Amounts not paid pursuant to clause THIRD above) due in respect of such Payment Date and unpaid from any prior Payment Date;

(x)TENTH, to the Reserve Account, (A) an amount equal to any outstanding Reserve Advances and (B) the amount necessary to cause the amount on deposit in the Reserve Account to equal the Required Reserve Account Amount (after giving effect to any deposits made in subclause (A));

(xi)ELEVENTH, to the Backup Servicer, if it has become the Successor Servicer, any Servicing Fee due in respect of such Payment Date, to the extent not paid pursuant to clause FOURTH above and any such Servicing Fee unpaid from any prior Payment Date;

(xii)TWELFTH, to any other applicable Person, all remaining amounts up to all Aggregate Unpaids (during the Revolving Period, other than the Aggregate Loan Amount) until paid in full; and

(xiii)THIRTEENTH, to the Borrower any remaining amounts.

(b)One Business Day per calendar month, the date of which is to be chosen by the Borrower, the Borrower may, upon two Business Days’ prior written notice to the Deal Agent and the Lenders, withdraw from the Collection Account an amount not to exceed the amount on deposit therein on the date of such request. The Borrower shall distribute such amount ratably to the Lenders, as a payment in reduction of the portion of the Aggregate Loan Amount funded or maintained by each such Lender. Notwithstanding anything in this Section 2.6(b) to the contrary, the Borrower shall not be required to effect any such withdrawal or make any such distribution until an officer of the Servicer or a representative of the Servicer designated by an officer of the Servicer has certified to the Borrower, the Collateral Agent, the Deal Agent and the Lenders in writing (which shall include electronic transmission) that it reasonably believes that at the end of the related Collection Period the sum of Available Funds and Excess Reserve Amount, after giving effect to such payment, will be greater than the amount needed to make the payments required pursuant to Section 2.6(a)(i) through (xii).

(c)(i) If on any Payment Date the amount paid pursuant to Section 2.6(a)(v) and (vi) is insufficient to cover all amounts due thereunder on such Payment Date, the Borrower (or the Collateral Agent, as applicable) shall withdraw from the Reserve Account an amount equal to the lesser of such shortfall and the amount of funds on deposit in the Reserve Account (such withdrawal, a “Reserve Advance”) and deposit such amount to the Collection Account. The Borrower (or the Collateral Agent, as applicable) shall pay such amount ratably to the Lenders.

(ii) If on any Payment Date during the Amortization Period, the amount paid pursuant to Section 2.6(a)(viii) is insufficient to reduce the Aggregate Loan Amount to zero, the Deal Agent (acting at the direction, or with the consent, of the Required Lenders acting in their respective sole discretion), may direct the Collateral Agent to withdraw any or all of the amount on deposit in the Reserve Account, and pay such amount ratably to the Lenders.

Section 2.7.    Collections and Allocations.

(a)Collections. The Servicer shall transfer, or cause to be transferred, all Collections on deposit in the form of available funds in the Credit Acceptance Payment Account to the Collection Account by the close of business on the second Business Day after such Collections are received therein. The Servicer shall promptly (but in no event later than the second Business Day after the receipt thereof) deposit all Collections received directly by it in the Collection Account. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer, in immediately available funds or by automated clearing house (ACH).

(b)Initial Deposits. On each Funding Date, the Servicer will deposit (in immediately available funds) into the Collection Account all Collections received on and after the applicable Cut-Off Date and through and including the day that is two days immediately preceding such Funding Date, in respect of the Loans.

(c)Investment of Funds. (i) Until the occurrence of a Termination Event or Unmatured Termination Event, to the extent there are uninvested amounts on deposit in the Collection Account and the Reserve Account, all amounts shall be invested as set forth in Section 6.7(c).

(ii) On the date on which the Aggregate Loan Amount is reduced to zero and all Aggregate Unpaids have been indefeasibly paid in full, all Collateral is released from the Lien of this Agreement, and this Agreement is terminated, any amounts on deposit in the Reserve Account shall be released to the Borrower.

(d)Allocation of Collections. The Servicer will allocate Collections monthly in accordance with the actual amount of Collections received. The Servicer or the Backup Servicer, if it has become the Successor Servicer, at the direction of the Originator, shall determine each month the amount of Collections received during such month which constitutes amounts which, pursuant to the terms of any Dealer Agreement, are required to be remitted to the applicable Dealer (such collections, “Dealer Collections”) and shall so notify the Borrower and the Collateral Agent. Notwithstanding any other provision hereof, the Borrower (or at all times after the occurrence of a Termination Event, the Collateral Agent), at the direction of the Servicer, shall distribute on each Payment Date: (i) to the Borrower, an amount equal to the aggregate amount of Dealer Collections received during or with respect to the prior Collection Period and (ii) to the Backup Servicer, if it has become the Successor Servicer, an amount equal to any Repossession Expenses related to the prior Collection Period prior to the distribution of Available Funds pursuant to Section 2.6.

Section 2.8. Payments, Computations, Etc. (a) Unless otherwise expressly provided herein, all amounts to be paid or deposited to the Deal Agent, the Lenders, the Backup Servicer, the Collateral Agent or the Servicer by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in lawful money of the United States in immediately available funds to the applicable account specified on Schedule VIII hereto or such other account as the applicable Person may designate from time to time in writing to the Borrower, the Servicer and the Collateral Agent at least three (3) Business Days prior to the day on which such payment or deposit is due. Any amounts received in the account of the Person entitled to such amount after 11:00 a.m. (New

York City time) shall be deemed to be received on the next subsequent Business Day. The Borrower shall, to the extent permitted by law, pay to the applicable Secured Parties interest on all amounts not paid or deposited when due hereunder at a rate of 3.0% per annum above the Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. All computations of interest and all computations of Interest and other fees hereunder and under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

(b)Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Interest, interest or any fee payable hereunder, as the case may be.

(c)If the Revolving Loan requested by the Borrower for any Funding Date is not made or effectuated for any reason other than a Lender’s failure to honor its obligations hereunder, as the case may be, on the requested Funding Date, the Borrower shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by such Lender, including, without limitation, any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by such Lender), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain the Funding.

Section 2.9. Fees. (a) The Borrower shall ratably pay to the Lenders, from the Collection Account on each Payment Date, monthly in arrears, the Program Fee and Unused Fee agreed to in the Fee Letter.

(b)The Servicer shall be entitled to receive the Servicing Fee, monthly in arrears in accordance with Section 2.6(a).

(c)The Backup Servicer shall be entitled to receive the Backup Servicing Fee in accordance with Section 2.6(a).

(d)The Borrower shall pay (i) to the Lenders, on the Closing Date, the Upfront Fees and
(ii) to the Deal Agent, on the Closing Date, reasonable out-of-pocket expenses (including, without limitation, rating agency fees, filing fees and expenses incurred by the Deal Agent, as agent for the Lenders, in connection with the preparation and execution of this Agreement and the other Transaction Documents and the carrying out of the transactions contemplated hereby and thereby), in each case, in immediately available funds.

(e)The Borrower shall pay to Chapman and Cutler LLP, as counsel to the Lenders, on the Closing Date, its estimated reasonable fees and out-of-pocket expenses (which shall be evidenced by a detailed invoice) in immediately available funds and shall pay all additional reasonable fees and out-of-pocket expenses of Chapman and Cutler LLP within ten (10) Business Days after receiving a detailed invoice for such amounts.

Section 2.10. Increased Costs; Capital Adequacy~~; Illegality~~. (a) If any Change in Law shall (A) subject an Affected Party to any Tax (except for Taxes on the overall net income of such Affected Party), duty or other charge with respect to the Revolving Loans made by it hereunder, or any right to make a Funding hereunder, or on any payment made hereunder, (B) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (C) impose any other condition affecting the Revolving Loans made by it hereunder or a Lender’s rights hereunder, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten (10) days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

(b)If any Change in Law shall occur regarding capital or liquidity requirements which has or would have the effect of reducing the rate of return on the capital of any Affected Party or would otherwise result in the imposition of an internal capital or liquidity charge on such Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such reduction or charge (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten (10) days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction suffered or charge imposed. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this Section 2.10(b).

(c)In determining any amount provided for in this section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this section shall submit to the Servicer a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent demonstrable error.

 ~~(d) At any time the Deal Agent or any Lender shall notify the Borrower that a Eurodollar Disruption Event has occurred, the Aggregate Loan Amount in respect of which Interest accrues at the Adjusted LIBOR shall immediately be converted into Base Rate Loans.~~

Section 2.11.    Taxes.

(a)Defined Terms. For purposes of this Section 2.11, the term “applicable law” includes FATCA.

(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or the Servicer under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or the Servicer, as applicable, shall be increased as necessary (such increase, the “Additional Amount”) so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Deal Agent, the Collateral Agent or the relevant Lender timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrower. The Borrower shall indemnify each recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such recipient or required to be withheld or deducted from a payment to such recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, the Collateral Agent or the Deal Agent shall be conclusive absent manifest error.

(e)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.11, the Borrower shall, if requested by the applicable Lender, deliver to the applicable Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the applicable Lender.

(f)Indemnification by the Lenders. Each Lender shall severally indemnify the Deal Agent and the Collateral Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Deal Agent and the Collateral Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.1 (relating to the maintenance of a Participant Register) and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Deal Agent or the Collateral Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Deal Agent or the

Collateral Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Deal Agent and the Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Deal Agent or the Collateral Agent to such Lender from any other source against any amount due to the Deal Agent or the Collateral Agent under this paragraph (f).

(g)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Collateral Agent and the Deal Agent, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower, the Collateral Agent or the Deal Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Collateral Agent or the Deal Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, the Collateral Agent or the Deal Agent as will enable the Borrower, the Collateral Agent or the Deal Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a
U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to the Borrower, the Collateral Agent and the Deal Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Deal Agent), executed originals of U.S. Internal Revenue Service (“IRS”) Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Agent and the Deal Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Deal Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document,

IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)executed originals of IRS Form W-8ECI;

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Agent and the Deal Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Agent or the Deal Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower, the Collateral Agent and the Deal Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, the Collateral Agent and the Deal Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the Collateral Agent or the Deal Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Collateral Agent or the Deal Agent as may be necessary for the Borrower, the Collateral Agent and the Deal Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Collateral Agent and the Deal Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of Additional Amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or Additional Amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival. Each party’s obligations under this Section 2.11 shall survive the assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.12. Assignment of the Contribution Agreement. The Borrower hereby assigns to the Collateral Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right, title and interest in and to, but none of its obligations under, the Contribution Agreement and the Hedging Agreement. The Borrower confirms that the Collateral Agent on behalf of the Secured Parties shall have the sole right to enforce the Borrower’s rights and remedies under the Contribution Agreement and the Hedging Agreement for the benefit of the Secured Parties.

Section 2.13. Take-Out. (a) On any Business Day (the “Take-Out Date”), but subject to the limitation contained in clause (d) below, the Borrower shall have the right to effect a Take-Out and require the Collateral Agent to release its security interest in and Lien on the related Contracts and Loans, subject to the following terms and conditions:

(i)The Borrower shall have given the Deal Agent, the Collateral Agent, the Lenders, the Backup Servicer and the Servicer at least three (3) Business Days’ prior written notice of its intent to effect the Take-Out, which notice shall be irrevocable; provided, however, failure to effect such Take-Out on the Take-Out Date shall not result in a Termination Event, but the Borrower shall be obligated to pay any Breakage Costs and any other losses incurred by the Lenders in connection therewith.

(ii)Unless the Take-Out is to be effected on a Payment Date (in which case the relevant calculations with respect to such Take-Out shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Deal Agent and the Lenders an Officer’s Certificate, together with evidence to the reasonable satisfaction of the Deal Agent (acting with the consent, or at the direction, of the Required Lenders) (which evidence may consist solely of the Officer’s Certificate signed by an officer of the Servicer) that the Borrower shall have sufficient funds on the related Take-Out Date to effect the contemplated Take-Out in accordance with this Agreement. In effecting the Take-Out, the Borrower may use the proceeds of sales of the Loans (which sales must be made in arm’s-length transactions).

(iii)After giving effect to the Take-Out and the release to the Borrower of the Loans and related Contracts on the Take-Out Date, (x) the representations and warranties contained in Sections 4.1 and 4.2 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date and (y) neither an Unmatured Termination Event nor a Termination Event shall have resulted.

(iv)On the Take-Out Date, the Borrower shall cause to be deposited into the Collection Account, for the benefit of the Secured Parties and the Hedge Counterparties, as applicable, in immediately available funds, an amount equal to the sum of: (A) the portion of the Aggregate Loan Amount being paid plus (B) an amount equal to the related unpaid Interest to the end of the Interest Period plus (C) an aggregate amount equal to the sum of all other amounts due and owing to the Deal Agent, the Collateral Agent, the Lenders, the Backup Servicer, the Successor Servicer, the Hedge Counterparties and the other Secured Parties, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date and to accrue thereafter (including, without limitation, Breakage Costs and Hedge Costs) plus (D) all other Aggregate Unpaids. No such reduction shall be given effect unless the Borrower has complied with the terms of any Hedging Agreement requiring that any derivative transaction related thereto be terminated in whole or in part as a result of any such reduction in the Aggregate Loan Amount and the Borrower has paid all Hedge Costs due to the relevant Hedge Counterparty for any such termination.

(v)Upon the deposit into the Collection Account of the amount set forth in Section 2.13(a)(iv), the Borrower or the Collateral Agent, as applicable, shall apply such amounts first to the pro-rata reduction of the Aggregate Loan Amount, second to the pro-rata payment of accrued Interest on the amount of the Aggregate Loan Amount to be repaid and to the payment of any Breakage Costs, by paying such amounts to the Lenders, third to pay any Hedge Costs related to such reduction of the Aggregate Loan Amount due to the relevant Hedge Counterparty, and fourth to pay all other Aggregate Unpaids related to such reduction of the Aggregate Loan Amount due to the relevant party.

(vi)The Borrower shall certify in writing to the Collateral Agent, the Deal Agent and the Lenders that no adverse selection procedure was employed in the selection of the Loans and Contracts to be released.

(vii)On the Take-Out Date, the Servicer shall submit to the Deal Agent and the Lenders a report setting forth the Forecasted Collections in respect of the Loans remaining as part of the Collateral after giving effect to such Take-Out.

(b)The Borrower hereby agrees to pay the reasonable legal fees and expenses of the Lenders, the Deal Agent and the Collateral Agent in connection with any Take-Out (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, for the benefit of the Secured Parties, and any expenses of the Lenders, the Deal Agent or any other party having such an interest in the Loans in connection with such Take-Out).

(c)In connection with any Take-Out, on the related Take-Out Date, the Collateral Agent, on behalf of the Lenders, the Deal Agent and the other Secured Parties, shall, at the expense of the Borrower: (i) execute such instruments of release with respect to the portion of the Loans to be released to the Borrower, in favor of the Borrower as the Borrower may reasonably request; (ii) deliver any portion of the Loans to be released to the Borrower in its possession to the Borrower; and (iii) otherwise take such actions, and cause or permit the Borrower to take such actions, as are necessary and appropriate to release the Lien of the Collateral Agent on the Loans to be released to the Borrower and deliver to the Borrower such Loans.

(d)Notwithstanding anything to the contrary contained herein, Borrower may not effect a Take-Out more frequently than one time during any three-month period.

Section 2.14. Effect of Benchmark Transition Event . ~~(a) On any Business Day (the “Take-Out Date”)~~ Notwithstanding anything to the contrary herein or in any other Transaction Document :
~~(and any Hedge Agreement shall be deemed not to be a “Transaction Document” for purposes of this Section 2.14), if~~a) Benchmark Replacement. If a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to ~~the Reference Time in respect of~~ any setting of the then--current Benchmark, then (~~x~~i) if a Benchmark Replacement is determined in accordance with clause (~~1) or (2~~a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (~~y~~ii) if a Benchmark Replacement is determined in accordance with clause

(~~3~~b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (~~Chicago~~New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document ~~so long as the Deal Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.~~
(b) ~~Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; provided that, this clause (b) shall not be effective unless the Deal Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.~~

 ~~(c)~~ Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Deal Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(~~d~~c) Notice, Standards for Decisions and Determinations. The Deal Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any ~~occurrence of a Benchmark Transition Event, Term SOFR Event or Early Opt-in Election, as applicable, and its related~~ Benchmark Replacement ~~Date~~, (ii) the ~~implementation of any Benchmark Replacement, (iii) the~~ effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement ~~Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below~~ and (~~v~~iii) the commencement or conclusion of any Benchmark Unavailability Period. The Deal Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 2.14. Any determination, decision or election that may be made by the Deal Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non--occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.14.

(~~e~~d) ~~Notwithstanding anything to the contrary herein or in any other Transaction Document, at~~Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (iA) if the then--current Benchmark is a term rate (including the Term SOFR ~~or LIBOR~~Reference Rate) and either (~~A~~1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Deal Agent in its reasonable discretion or (~~B~~2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be ~~no longer~~ representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Deal Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable ~~or~~, non--representative, non-compliant or non-aligned tenor and (~~ii~~B) if a tenor that was removed pursuant to clause (iA) above either (~~A~~1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (~~B~~2) ~~is~~ceases to not~~, or is no longer, subject to an announcement that it is or will no longer~~ be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Deal Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(fe) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a ~~borrowing of,~~Daily SOFR Loan, or conversion to or continuation of ~~Eurodollar~~Daily SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During ~~any~~a Benchmark Unavailability Period or at any time that a tenor for the then--current Benchmark is not an Available Tenor, the component of Base Rate based upon the then--current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

~~(g)As used in this Section the following terms shall mean:~~

~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such~~

~~date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section this 2.14.~~
~~“Benchmark” means, initially, the LIBOR Index Rate; provided that if a Benchmark Transition Event, a Term SOFR Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the LIBOR Index Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) or (b) of this Section 2.14.~~

~~“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by~~ Section 2.15. Inability to Determine Rates; Illegality . (i) If, on any day during an Interest Period for any Daily SOFR Loan, the Deal Agent determines (which determination shall be conclusive and binding absent manifest error) that Daily Simple SOFR or “SOFR” cannot be determined, then

    (A)    the Deal Agent ~~for~~shall promptly notify the ~~applicable Benchmark Replacement Date:~~
(1)~~the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

(2)the sum of: (a)Lenders and Borrower that Daily Simple SOFR cannot be determined, and ~~(b) the related Benchmark Replacement Adjustment;~~

~~(3)the sum of: (a) the alternate benchmark rate that has been selected by the Deal Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;~~

~~provided that, in the case of clause (1), the related Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Deal Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, upon the occurrence of a Term SOFR Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~

~~If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.~~

~~“Benchmark Replacement Adjustment” means~~

    (B) while such circumstances exist, none of the Lenders or the Deal Agent shall allocate the Daily SOFR Loans made during such period or reallocate the Daily SOFR Loans allocated to any then-existing Interest Period ending during such period, to an Interest Period with respect to which interest is calculated by reference to the Base Rate.

(ii) If, with respect to any ~~replacement of the then current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1)for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Deal Agent:~~

~~(a)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b)the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2)for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Deal Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S.~~

~~dollar denominated syndicated credit facilities;~~

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Deal Agent in its reasonable discretion.~~
~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Deal Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Deal Agent in a manner substantially consistent with market practice (or, if the Deal Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Deal Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Deal Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).~~

~~“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:~~

~~(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);~~

~~(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;~~

~~(3)in the case of a Term SOFR Event, the date that is 30 days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to clause (b) of this Section 2.14; or~~

~~(4)in the case of an Early Opt-in Election, the 6th Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Deal Agent has not received, by 5:00 p.m. (Chicago time) on the 5th Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).~~

~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:~~

~~(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);~~

~~(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof) or~~

~~(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.~~

~~For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).~~

~~“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current~~

~~Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 2.14.~~
~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~
~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Deal Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Deal Agent decides that any such convention is not administratively feasible for the Deal Agent, then the Deal Agent may establish another convention in its reasonable discretion.~~
~~“Early Opt-in Election” means, if the then-current Benchmark is the LIBOR Index, the occurrence of:~~

~~(1)a notification by the Deal Agent to (or the request by the Borrower to the Deal Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

(2)~~the joint election by~~outstanding Interest Period, a Lender notifies the Deal Agent that for any reason in connection with any request for a Daily SOFR Loan or a conversion thereto or a continuation thereof that Daily Simple SOFR or “SOFR” for any requested Interest Period with respect to a proposed Daily SOFR Loan does not adequately and fairly reflect the cost to such Lender of funding such Daily SOFR Loan, then the Deal Agent shall forthwith so notify the Borrower. Upon notice thereof by the Deal Agent to the Borrower, any obligation of the Lenders to make or continue Daily SOFR Loans shall be suspended (to the extent of the affected Daily SOFR Loans and, in the case of a Daily SOFR Loan, the affected Interest Periods) until the Deal Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Daily SOFR Loans (to the extent of the affected Daily SOFR Loans and, in the case of a Daily SOFR Loans, the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Base Rate Loan of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Daily SOFR Loans will be deemed to have been converted into Base Rate Loans immediately or, in the case of Daily SOFR Loans, at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay any additional amounts required pursuant to this Agreement.

    (iii)    Notwithstanding any other provision of this Agreement, if any of the Lenders shall notify the Deal Agent and the Borrower that such Person has determined that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (for the Lenders), or any central bank or other Governmental Authority asserts that it is unlawful, for the Lenders, to make, maintain or fund Daily SOFR Loans whose interest is determined by reference to Daily Simple SOFR or “SOFR”, or to determine or charge interest rates based upon Daily Simple SOFR or “SOFR”, then (x) as of the effective date of such notice from such Lender to the Deal Agent and the Borrower, the obligation or ability of such Lender to fund its Daily SOFR Loan at the Daily Simple SOFR shall be suspended until such Lender notifies the Deal Agent and the Borrower ~~to trigger a fallback from LIBOR and the provision by the Deal Agent of written notice~~that the circumstances causing such suspension no longer exist and (y) the Borrower shall, upon demand from such Lender (with a copy to the Deal Agent), prepay or, if applicable, convert all Daily SOFR Loans of such ~~election~~Lender to ~~the Lenders.~~

~~“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBOR.~~

~~“FRB” means the Board of Governors of the Federal Reserve System of the United~~
~~States.~~

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

~~“NYFRB” means the Federal Reserve Bank of New York.~~

~~“NYFRB’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~

~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the LIBOR Index, 11:00 a.m. (London time) on the day that is two London banking days preceding the date~~Base Rate Loans (the interest rate on which Base Rate Loans of such ~~setting, and (2)~~Lender shall, if necessary to avoid such ~~Benchmark is not the LIBOR Index, the time~~illegality, be determined by the Deal Agent ~~in its reasonable discretion.~~

~~“Relevant Governmental Body” means the FRB and/or the NYFRB, or a committee officially endorsed or convened by the FRB and/or the NYFRB, or any successor thereto.~~

~~“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.~~

~~“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).~~

~~“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Term SOFR Event” means the determination by the Deal Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Deal Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with this Section 2.14 that is not Term SOFR.~~

~~“Term SOFR Notice” means a notification by the Deal Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Event.~~

~~“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment~~without reference to the Daily Simple SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Daily SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Daily SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Daily Simple SOFR or “SOFR”, the Deal Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Daily Simple SOFR or “SOFR” component thereof until the Deal Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Daily Simple SOFR or “SOFR”. Promptly after becoming aware thereof, the Deal Agent shall give written notice to the Borrower of any changes under subclauses (i) , (ii) or (iii) of this Section 2.15, provided, that the failure to provide any such notice shall not alter the application of the provisions of this Section 2.15.
ARTICLE III

CONDITIONS TO THE CLOSING AND EACH FUNDING

Section 3.1. Conditions to the Closing. The Closing Date shall not occur and the Lenders shall not be obligated to make Revolving Loans (if any) on the Closing Date, nor shall the Lenders, the Deal Agent, the Backup Servicer or the Collateral Agent be obligated to take, fulfill or perform any other action hereunder until all of the following conditions, after giving effect to any proposed Revolving Loan to be made on the Closing Date, in each case, have been satisfied, in the sole discretion of, or waived in writing by, the Deal Agent and each Lender:

(a)(i) Each Transaction Document shall have been duly executed by, and delivered to, the parties hereto and thereto and the Deal Agent and the Lenders shall have received such other documents, instruments, agreements and legal opinions as the Deal Agent or any Lenders shall request in connection with the transactions contemplated by this Agreement, including, without limitation, all those specified in the Schedule of Documents attached hereto as Schedule I, each in form and substance satisfactory to the Deal Agent and the Lenders, and (ii) an executed Note in favor of each Lender shall have been delivered to the applicable Lender.

(b)The Deal Agent and the Lenders shall have received (i) satisfactory evidence that the Borrower, the Originator and the Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby, or (ii) an Officer’s Certificate from each of the Borrower, the Originator and the Servicer in form and substance satisfactory to the Deal Agent and the Lenders affirming that no such consents or approvals are required; it being understood that the acceptance of such evidence or Officer’s Certificate shall in no way limit the recourse of the Deal Agent or any other Secured Party against the Borrower, the Originator or the Servicer for a breach of its representation or warranty that all such consents and approvals have, in fact, been obtained.

(c)The Borrower, the Originator and the Servicer shall each be in compliance in all material respects with all Applicable Laws and shall have delivered an Officer’s Certificate to the Deal Agent and the Lenders as to this and other closing matters.

(d)The Borrower shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letter and shall have reimbursed the Lenders, the Backup Servicer, the Deal Agent and the Collateral Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the attorney fees and any other legal and document preparation costs incurred by the Lenders, the Backup Servicer, the Deal Agent and/or the Collateral Agent.

(e)No Amortization Event, Termination Event or Unmatured Termination Event shall have occurred.

(f)No Servicer Termination Event or Potential Servicer Termination Event shall have occurred.

(g)No materially adverse selection procedures were used by the Borrower with respect to the Loans, Contracts or Dealer Agreements; provided, for the avoidance of doubt that during the Revolving Period, the Borrower in its sole discretion may elect to pledge Dealer Loans secured by either Open Pools or Closed Pools.

(h)The Borrower shall have deposited to the Reserve Account an amount equal to the Required Reserve Account Amount.

(i)The Hedging Agreement shall be in effect.

(j)All interest, fees and other amounts owing (and not otherwise continuing hereunder) under the Prior Agreement shall have been (or shall substantially contemporaneously be) repaid in full.

Section 3.2.    Conditions Precedent To All Fundings.    Each request for a Funding hereunder (each, a “Transaction”) shall be subject to the further conditions precedent:

(a)With respect to any Funding (including any Funding on the Closing Date, if any), the Borrower shall have delivered to the Deal Agent and each Lender, on or prior to the date of the Funding in form and substance satisfactory to the Deal Agent and each Lender, (i) the Funding Notice and (ii) Exhibit A to the Contribution Agreement, including the Schedule of Loans and Contracts attached thereto dated within two (2) Business Days prior to the date of the Funding and containing such additional information as may be reasonably requested by the Deal Agent or any Lender.

(b)On the date of such Transaction the following statements shall be true and the Borrower shall be deemed to have certified that, after giving effect to the proposed Funding and pledge of Additional Loans:

(i)The representations and warranties contained in Sections 4.1, 4.2 and 4.3 are true and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day;

(ii)On and as of such day, evidence satisfactory to the Deal Agent and each Lender that after giving effect to the proposed Funding, the outstanding Aggregate Loan Amount does not exceed the lesser of (1) the Borrowing Base and
(2) the Aggregate Commitments;

(iii)On and as of such day, the Borrower, the Originator and the Servicer each has performed all of the agreements contained in this Agreement and the other Transaction Documents to which it is a party to be performed by such person at or prior to such day; and

(iv)No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of the Funding by the Lenders in accordance with the provisions hereof.

(c)The Borrower shall have delivered to the Collateral Agent the information described in Section 2.2(a)(iii).

(d)All financing statements necessary to perfect the Collateral Agent’s first priority security interest on behalf of the Secured Parties in the Collateral shall have been filed in the appropriate filing offices.

(e)Forecasted Collections for the Aggregate Outstanding Eligible Loan Balance (after giving effect to the proposed Funding) shall be greater than or equal to the Aggregate Loan Amount, after giving effect to the proposed Funding.

(f)(i) All other documents, opinions, certificates and documents listed on Schedule I hereto shall have been delivered to the Deal Agent and the Lenders, in form and substance satisfactory to the Deal Agent, the Lenders and each counsel to each such party and (ii) all conditions required to be satisfied in the Contribution Agreement shall have been satisfied.

(g)No Amortization Event, Termination Event or Unmatured Termination Event shall have occurred.

(h)No Servicer Termination Event or Potential Servicer Termination Event shall have occurred.

(i)No materially adverse selection procedures were used by the Borrower with respect to the Loans, Contracts or Dealer Agreements; provided, for the avoidance of doubt, that during the Revolving Period, the Borrower in its sole discretion may elect to pledge Dealer Loans secured by either Open Pools or Closed Pools.

(j)The amount on deposit in the Reserve Account shall not be less than the Required Reserve Account Amount.

(k)The Hedging Agreement shall be in effect.

(l)The Deal Agent and the Lenders shall have received such other approvals, opinions or documents as the Deal Agent, the Lenders or counsel to any such party may reasonably require.

ARTICLE IV REPRESENTATIONS AND WARRANTIES
Section 4.1. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Collateral Agent, the Deal Agent, the Lenders, the Backup Servicer and the other Secured Parties on the Closing Date and each Funding Date as follows:

(a)Organization and Good Standing. The Borrower has been duly formed, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and the Borrower had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and pledge the Collateral and perform its obligations under this Agreement.

(b)Due Qualification. The Borrower is duly qualified to do business and is in good standing as a limited liability company and has obtained all material necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.

(c)Power and Authority; Due Authorization. The Borrower: (i) has all necessary power, authority and legal right to: (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party, and (C) transfer and assign each Loan, Related Security and all other Collateral on the terms and conditions herein provided and
(ii) has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the transfer and assignment of the Loans, Related Security and all other Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by it.

(d)Binding Obligation. This Agreement and each other Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, each enforceable against the Borrower in accordance with its terms.

(e)No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s certificate of formation, limited liability company agreement or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien upon any of the Borrower’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

(f)No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect.

(g)All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Borrower of this Agreement and any other Transaction Document to which the Borrower is a party have been obtained except where the failure to so obtain is not reasonably expected to result in a Material Adverse Effect.

(h)Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” act or similar law by Borrower.

(i)Solvency. The transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent and the Borrower shall deliver to the Deal Agent and the Lenders on the Closing Date a certification in the form of Exhibit D. The Originator has confirmed in writing to the Borrower that the Originator will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or any other Insolvency Laws.

(j)Selection Procedures. No procedures believed by the Borrower to be materially adverse to the interests of the Collateral Agent or the Lenders were utilized by the Borrower in identifying and/or selecting Loans or Dealer Agreements. In addition, each Loan shall have been underwritten in accordance with and satisfy, in each case in all material respects, the standards of any Credit Guidelines that have been established by the Borrower or the Originator and are then in effect.

(k)Taxes. The Borrower has filed or caused to be filed all tax returns that are required to be filed by it. The Borrower has paid or made adequate provisions for the payment of all material Taxes and assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

(l)Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including, without limitation, the use of the proceeds from the pledge of the Collateral) will violate or result in a violation of Section 7 of the
U.S. Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the pledge of the Collateral will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purchase credit” within the meaning of Regulation U.

(m)Quality of Title. Each Loan, together with the Related Security related thereto, shall, at all times, be owned by the Borrower free and clear of any Lien except as provided in Section 4.2(a)(iii), and upon each Funding, the Collateral Agent as agent for the Secured Parties shall acquire a valid and perfected first priority security interest in such Loans, the Related Security related thereto and all Collections then existing or thereafter arising, free and clear of any Lien, except as provided in Section 4.2(a)(iii). No effective financing statement or other instrument similar in effect covering any Loan or Dealer Agreement shall at any time be on file in any recording office except such as may be filed
(i)in favor of the Borrower in accordance with the Contribution Agreement or (ii) in favor of the Collateral Agent in accordance with this Agreement.

(n)Security Interest. The Borrower has granted a security interest (as defined in the UCC) to the Collateral Agent, as agent for the Secured Parties, in the Collateral, which is enforceable in accordance with applicable law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Collateral Agent as secured party and the Borrower as debtor, the Collateral Agent, as agent for the Secured Parties, shall have a first priority perfected security interest in the Collateral. All filings (including, without limitation, such UCC filings) as are necessary in any jurisdiction to perfect the interest of the Collateral Agent, as agent for the Secured Parties, in the Collateral have been made.

(o)Accuracy of Information. All information heretofore furnished by the Borrower (including without limitation, the Monthly Report and Credit Acceptance’s financial statements) to the Deal Agent, the Collateral Agent or the Lenders for purposes of or in connection with this Agreement or any other Transaction Document, or any transaction contemplated hereby or thereby, will be true, correct, complete and accurate in every material respect, on the date such information is stated or certified.

(p)Location of Offices. The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps all the Records are located at the address of the Borrower referred to in Section 13.2 hereof (or at such other locations as to which the notice and other requirements specified in Section 5.2(f) shall have been satisfied); provided, that, Credit Acceptance may move or transfer individual Contract Files or Records, or any portion thereof without notice in accordance with Section 6.2(c)(iii).

(q)OFAC. None of the Borrower, any Subsidiary or any Affiliate of the Borrower (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Countries or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. The proceeds of any Funding will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(r)Tradenames; Place of Business; Correct Legal Name. (i) Except as described in Schedule III, the Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business; (ii) the principal place of business and chief executive office of the Borrower are located at the address of the Borrower set forth on the signature pages hereto; and (iii) “CAC Warehouse Funding LLC IV” is the correct legal name of the Borrower indicated on the public records of the Borrower’s jurisdiction of organization.

(s)Contribution Agreement. The Contribution Agreement is the only agreement pursuant to which the Borrower purchases Loans from the Originator.

(t)Value Given. The Borrower shall have given reasonably equivalent value to the Originator in consideration for the transfer to the Borrower of the Loans and Related

Security under the Contribution Agreement, no such transfer shall have been made for or on account of an antecedent debt owed by the Originator to the Borrower, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(u)Accounting. The Borrower accounts for the transfers to it from the Originator of Loans and Related Security under the Contribution Agreement as sales or contributions to capital of such Loans and Related Security in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein.

(v)Special Purpose Entity. The Borrower is in compliance with Section 5.2(n)
hereof.

(w)Confirmation from the Originator. The Borrower has received in writing from the Originator confirmation that the Originator will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or any other bankruptcy or insolvency laws. Each of the Borrower and the Originator is aware that in light of the circumstances described in the preceding sentence and other relevant facts, the filing of a voluntary petition under the Bankruptcy Code for the purpose of making any Loan or any other assets of the Borrower available to satisfy claims of the creditors of the Originator would not result in making such assets available to satisfy such creditors under the Bankruptcy Code.

(x)Investment Company Act. The Borrower is not an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

(y)ERISA. The present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3 of ERISA, maintained by the Borrower, or in which employees of the Borrower are entitled to participate, as from time to time in effect (herein called the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual violation date). No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been billed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

(z)Patriot Act. To the extent applicable, each of the Borrower, the Originator and their Affiliates is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening

America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of any Funding made hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(aa) Representations and Warranties in Contribution Agreement. The representations and warranties made by the Originator to the Borrower in the Contribution Agreement are hereby remade by the Borrower on each date to which they speak in the Contribution Agreement as if such representations and warranties were set forth herein. For purposes of this Section 4.1(aa), such representations and warranties are incorporated herein by reference as if made by the Borrower to the Deal Agent, the Collateral Agent, the Lenders and to each of the other Secured Parties under the terms hereof mutatis mutandis.

(bb) Amount of Loans and Contracts; Computer File. When new Pools or Purchased Loans are pledged to the Collateral Agent, the related Funding Notice shall provide (A) the aggregate Outstanding Balance of the Contracts to be pledged to the Collateral Agent on the related Funding Date; and (B) the Aggregate Outstanding Eligible Loan Balance, each as of the applicable Cut-Off Date and as reported in the Servicer’s loan servicing system.3
(cc) Use of Proceeds. The proceeds of each Funding will be used by the Borrower to purchase the Loans and related Collateral from the Originator pursuant to the Contribution Agreement or, subject to Section 5.2(e), to make distributions to Credit Acceptance in respect of its equity interest in the Borrower.
(dd)    Subsidiaries. The Borrower does not have any Subsidiaries or divisions. (ee)    Equity in the Borrower. The Borrower has neither sold nor pledged any limited liability company interest in the Borrower to any entity other than Credit Acceptance.

(ff) Not a Covered Fund. The Borrower (i) is not a “covered fund” under the Volcker Rule (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations implemented thereunder) and (ii) is not, and after giving effect to the transactions contemplated hereby, will not be required to register as, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, or any successor statute.

The representations and warranties set forth in this Section 4.1 shall survive the Borrower’s pledge of the Collateral to the Collateral Agent and the termination of the rights and obligations of

3Changes are effective as of 1/1/2020 if the CECL Methodology has been adopted.

the Servicer. Upon discovery by the Borrower, the Servicer, Credit Acceptance or the Collateral Agent of a breach of any of the representations and warranties set forth herein, the party discovering such breach shall give prompt written notice to the other parties of such breach.

Section 4.2.    Representations and Warranties of the Borrower Relating to the Loans and the Related Contracts.

(a)Eligibility of Loans. The Borrower hereby represents and warrants to the Deal Agent, the Collateral Agent, the Lenders, the Backup Servicer and the other Secured Parties as of the Closing Date and each Funding Date with respect to the Dealer Agreements, Loans, Contracts and Related Security pledged to the Collateral Agent on such date that:

(i)each Loan classified as an “Eligible Dealer Loan” (or included in any aggregation of balances of “Eligible Dealer Loans”) or as an “Eligible Purchased Loan” (or included in any aggregation of balances of “Eligible Purchased Loans”) by the Borrower or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Dealer Loan or Eligible Purchased Loan, as applicable, on the date so delivered; each Contract classified as an “Eligible Dealer Loan Contract” or “Eligible Purchased Loan Contract” (or included in any aggregation of balances of “Eligible Dealer Loan Contracts” or “Eligible Purchased Loan Contract”) by the Borrower or the Servicer in any document or report delivered hereunder satisfied the requirements contained in the definition of Eligible Dealer Loan Contract or Eligible Purchased Loan Contract, as applicable, on the date so delivered;

(ii)all information with respect to the Dealer Agreements, Purchase Agreements and the Loans and the Contracts and the other Collateral provided to the Collateral Agent, the Deal Agent or the Lenders by the Borrower or the Servicer was true and correct in all material respects as of the date such information was provided to the Collateral Agent, the Deal Agent or the Lenders, as applicable;

(iii)each Loan and all other Collateral has been pledged to the Collateral Agent free and clear of any Lien of any Person, (other than, with respect to the Dealer Loan Contracts, the second priority Lien of the related Dealer therein as set forth in the related Dealer Agreement) and in compliance, in all material respects, with all Applicable Laws;

(iv)with respect to each Dealer Agreement, Purchase Agreement, Loan, Contract and all other Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Borrower, in connection with the pledge of such Dealer Agreement, Purchase Agreement, Loan, Contract or other Collateral to the Collateral Agent have been duly obtained, effected or given and are in full force and effect;

(v)Schedule V to this Agreement (and any addendums thereto) is and will be an accurate and complete listing of all Loans, Contracts and Dealer Agreements in all material respects on the date each such Loan, Contract or Dealer Agreement was pledged to the Collateral Agent hereunder, and the information contained therein is and will be true and correct in all material respects as of such date;

(vi)each Contract and Purchased Loan constitutes tangible or electronic chattel paper; and

(vii)no selection procedure believed by the Borrower to be materially adverse to the interests of the Secured Parties has been or will be used in selecting the Dealer Agreements, Loans or Contracts; provided that for the avoidance of doubt, during the Revolving Period, Credit Acceptance in its sole discretion may elect to sell to the Borrower Dealer Loans secured by either Open Pools or Closed Pools.

(b)Notice of Breach. The representations and warranties set forth in this Section 4.2 shall survive the pledge of the Collateral to the Collateral Agent and the termination of the rights and obligations of the Servicer. Upon discovery by the Borrower, Credit Acceptance, the Servicer or the Collateral Agent of a breach of any of the representations and warranties set forth in this Section 4.2, the party discovering such breach shall give prompt written notice to the other parties of such breach.

Section 4.3. Representations and Warranties of the Servicer. The Servicer represents and warrants to the Deal Agent, the Collateral Agent, the Lenders and the other Secured Parties as follows on the Closing Date and each Funding Date:

(a)Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and the other Transaction Documents to which it is a party.

(b)Due Qualification. The Servicer is duly qualified to do business as a corporation and is in good standing as a corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals.

(c)Power and Authority; Due Authorization. The Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of this Agreement and the other Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered by the Servicer.

(d)Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer, each enforceable against the Servicer in accordance with its terms.

(e)No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s certificate of incorporation, bylaws or any Contractual Obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such Contractual Obligation, or (iii) violate any Applicable Law.

(f)No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained except where the failure to so obtain is not reasonably expected to result in a Material Adverse Effect.

(h)Reports Accurate. All Monthly Reports and other written and electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Servicer to the Deal Agent, the Backup Servicer, the Collateral Agent or the Lenders in connection with this Agreement are accurate, true, complete and correct in all material respects as of the date delivered.

(i)Servicer’s Performance. The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder and under each Transaction Document to which it is a party.

(j)Compliance With Credit Guidelines and Collection Guidelines. The Servicer has, with respect to the Loans and Contracts, complied in all material respects with the Credit Guidelines and the Collection Guidelines or as otherwise required by Applicable Law.

Section 4.4.    Representations and Warranties of the Backup Servicer.    The Backup Servicer represents and warrants as follows:

(a)Organization and Good Standing. The Backup Servicer has been duly organized, and is validly existing as a national banking association and in good standing under the laws of the United States, with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement and each Transaction

Document to which it is a party.

(b)Binding Obligation. This Agreement and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Backup Servicer, each enforceable against the Backup Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)Backup Servicing Agreement. The Backup Servicer hereby remakes the representations and warranties made by it under the Backup Servicing Agreement.

Section 4.5.    Breach of Representations and Warranties.

(a)Payment in respect of an Ineligible Loan and Ineligible Contracts. If a Loan or a Contract is an Ineligible Loan or Ineligible Contract, no later than the earlier of (i) knowledge by the Borrower of such Loan or Contract being an Ineligible Loan or Ineligible Contract and (ii) receipt by the Borrower from the Deal Agent, the Collateral Agent, any Lender or the Servicer of written notice thereof the Borrower shall, by no later than the first Payment Date occurring after the Collection Period during which such discovery or notice thereof occurred, make a payment to the Collection Account in respect of each such Loan or Contract in an amount equal to the related Release Price. On and after the date of such payment, any such Loan or Contract shall for all purposes of this Agreement be deemed to be an Ineligible Loan or Ineligible Contract. The Borrower shall make a deposit to the Collection Account (for allocation pursuant to Section 2.6) in immediately available funds of an amount (the “Release Price”) equal to the sum of (i): the product of the Outstanding Balance related to such Loan, in the case of an Ineligible Loan, and the Outstanding Balance related to such Contract, in the case of an Ineligible Contract, as of the last day of the related Collection Period and the Net Advance Rate in effect on the date of such payment; (ii) accrued and unpaid Carrying Costs, Increased Costs, Indemnified Amounts and Additional Amounts related to such Loan through the date of such deposit; and (iii) all Hedge Costs due to the relevant Hedge Counterparties for any termination in whole or in part of one or more transactions related to the relevant Hedging Agreement, as required by the terms of any Hedging Agreement. Notwithstanding the foregoing, with respect to any Ineligible Contracts, the Borrower may repurchase the Loans related thereto in lieu of such Ineligible Contracts and deposit into the Collection Account the Release Price of such Loans (as if such Loans were Ineligible Loans). Each Loan or Contract which is subject to a payment in accordance with this Section 4.5(a) shall, upon payment in full of the related Release Price, be released from the lien created pursuant to this Agreement and shall no longer constitute Collateral. The Collateral Agent as agent for the Secured Parties shall, at the sole expense of the Servicer, execute and deliver such instruments of transfer, in each case without recourse, representation or warranty, as shall be prepared and reasonably requested by the Servicer on behalf of the Borrower to vest in the Borrower, or its designee or assignee, all right, title and interest of the Collateral Agent as agent for the Secured Parties in, to and under the Loan or Contract subject to a payment in accordance with this Section 4.5(a).

(b)Retransfer of All of the Loans. In the event of a breach of any representation or warranty set forth in Section 4.2 hereof which breach could reasonably be expected to have a Material Adverse Effect, by notice then given in writing to the Borrower, the Deal Agent (acting at the direction, or with the consent, of the Required Lenders) may direct the Borrower to accept the release by the Collateral Agent of all of the Loans, in which case the Borrower shall be obligated to accept the release of such Loans on a Payment Date specified by the Deal Agent (such date, the “Release Date”); provided, however, that no such release shall be given effect unless the Borrower has complied with the terms of any Hedging Agreement requiring that any derivative transaction related thereto be terminated in whole or in part and the Borrower has paid all Hedge Costs due with respect to such termination. The Borrower shall deposit in the Collection Account on the Release Date an amount equal to: (A) the Aggregate Unpaids minus (B) the amount, if any, available in the Collection Account and Reserve Account on such Payment Date (the “Retransfer Amount”) for allocation and distribution in accordance with Section 2.6. On the Release Date, provided that the full Retransfer Amount has been deposited into the Collection Account, the Loans and Related Security related thereto shall be transferred to the Borrower; and the Collateral Agent as agent for the Secured Parties shall, at the sole expense of the Servicer, execute and deliver such instruments of transfer, in each case without recourse, representation or warranty, as shall be prepared and reasonably requested by the Servicer on behalf of the Borrower to vest in the Borrower, or its designee or assignee, all right, title and interest of the Collateral Agent as agent for the Secured Parties in, to and under the Loans.

(c)Remedy for Breach. The parties hereto agree that the sole remedy for the breach by the Borrower of the representations and warranties set forth in Section 4.2 hereof with respect to the eligibility of a Loan or Contract shall be set forth in this Section 4.5 and Section 6.2(c)(ii).

(d)Application. Amounts paid in accordance with Section 4.5(a) and (b) shall be distributed on the next succeeding Payment Date in accordance with Section 2.6.

(e)Notwithstanding anything herein to the contrary, during the Revolving Period, payments required under Section 4.5(a) and (b) shall not be required if the Aggregate Loan Amount is equal to or less than the lesser of (x) the Borrowing Base and (y) the Aggregate Commitments.
ARTICLE V GENERAL COVENANTS
Section 5.1.    Affirmative Covenants of the Borrower.    From the date hereof until the Collection Date:

(a)Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Loans and Dealer Agreements.
(b)Preservation of Limited Liability Company Existence; Conduct of Business.
The Borrower will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(c)Performance and Compliance with Loans, Dealer Agreements and Contracts. The Borrower will, at its expense, timely and fully perform and comply (or cause the Originator to perform and comply pursuant to the Contribution Agreement) with all provisions, covenants and other promises required to be observed by it under the Loans, Dealer Agreements and Contracts in and all other agreements related thereto in all material respects.

(d)Keeping of Records and Books of Account. The Borrower will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Loans in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Loans.

(e)Originator Assets. With respect to each Loan acquired by the Borrower, the Borrower will: (i) acquire such Loan pursuant to and in accordance with the terms of the Contribution Agreement; (ii) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Loan, including, without limitation, (A) filing and maintaining, effective financing statements (Form UCC-1) against the Originator in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate; and (iii) take all additional action that the Deal Agent, the Collateral Agent or any Lender may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

(f)Delivery of Collections. Subject to Section 2.7(d) hereof, the Borrower will deposit to the Collection Account promptly (but in no event later than two (2) Business Days after receipt) all Collections received by the Borrower in respect of the Loans or the Contracts.

(g)Separate Existence. The Borrower shall be in compliance with the requirements set forth in Section 5.2(n).

(h)Credit Guidelines and Collection Guidelines. The Borrower will comply in all material respects with the Credit Guidelines and the Collection Guidelines with respect to each Loan and Contract unless otherwise required by Applicable Law.

(i)Taxes. The Borrower will file and pay any and all Taxes (other than any amount of Tax the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower).

(j)Use of Proceeds. The Borrower will use the proceeds of each Funding only to acquire Loans pursuant to the Contribution Agreement or to make distributions to Credit Acceptance.

(k)Reporting. The Borrower will maintain for itself a system of accounting established and administered in accordance with GAAP and furnish or cause to be furnished to the Deal Agent and each Lender the following information:

(i)Annual Reporting. Within 120 days after the close of the Borrower’s and Credit Acceptance’s fiscal years, (A) audited consolidated financial statements for Credit Acceptance and all of its Subsidiaries, accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to the Deal Agent (acting with the consent, or at the direction, of the Required Lenders), and prepared in accordance with GAAP and any management letter prepared by said accountants and (B) unaudited financial statements for the Borrower, including balance sheets as of the end of such period and related statements of operations, prepared as presented within the audited consolidated financial statements of Credit Acceptance and all of its Subsidiaries;

(ii)Quarterly Reporting. Within sixty (60) days after the close of the first three quarterly periods of each of the Borrower’s and Credit Acceptance’s fiscal years, (A) unaudited consolidated financial statements for Credit Acceptance and all of its Subsidiaries, including the consolidated balance sheets as of the end of each such period and consolidated related statements of operations and cash flows for the period from the beginning of such fiscal year to the end of such quarter, prepared in accordance with GAAP and certified by its chief financial officer or treasurer as true, accurate and complete in all material respects and (B) unaudited financial statements for the Borrower, including balance sheets as of the end of each such period and related statement of operations for the period from the beginning of such fiscal year to the end of such quarter, prepared as presented within the unaudited consolidated financial statements of Credit Acceptance and all of its Subsidiaries and certified by its chief financial officer or treasurer as true, accurate and complete in all material respects;

(iii)Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Borrower’s or Credit Acceptance’s, as applicable, chief financial officer or treasurer stating that (A) the attached consolidated financial statements of Credit Acceptance and all of its Subsidiaries have been prepared in accordance with GAAP and accurately reflect the financial condition of Credit Acceptance, (B) the attached financial statements of the Borrower have been prepared as presented within the consolidated financial statements of Credit Acceptance and all of its Subsidiaries and accurately reflect the financial condition of the Borrower, and (C) to the best of such Person’s knowledge, no Termination Event or Unmatured Termination Event exists, or if any Termination Event or Unmatured Termination Event exists, stating the nature and status thereof;

(iv)Shareholders Statements and Reports. Promptly upon the furnishing thereof to the members of the Borrower or the shareholders of Credit Acceptance, copies of all financial statements, reports and proxy statements so furnished, to the extent such information has not been provided pursuant to another clause of this Section 5.1(k);

(v)S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Credit Acceptance or any subsidiary files with the U.S. Securities and Exchange Commission;

(vi)Notice of Termination Events or Unmatured Termination Events. As soon as possible and in any event within two (2) days after the occurrence of each Termination Event or each Unmatured Termination Event, a statement of the chief financial officer or treasurer of the Borrower setting forth details of such Termination Event or Unmatured Termination Event and the action which the Borrower proposes to take with respect thereto;

(vii)Change in Collection Guidelines. Prior to the date of the effectiveness of any material change in or amendment to the Collection Guidelines (which shall be in accordance with the terms of this Agreement), a notice describing such change or amendment;

(viii)Collection Guidelines. On the Closing Date, a complete copy of the Collection Guidelines then in effect;

(ix)ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Borrower, Credit Acceptance or any ERISA Affiliate of the Borrower or Credit Acceptance files under ERISA with the IRS, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower, Credit Acceptance or any ERISA Affiliates of the Borrower or Credit Acceptance receives from the IRS, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor;

(x)Proceedings. As soon as possible and in any event within two (2) Business Days after any executive officer of the Borrower receives notice or obtains knowledge thereof, any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy litigation, action, suit or proceeding (in each case, of a material nature), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Affiliates;

(xi)Notice of Material Events. Promptly upon becoming aware thereof, notice of any other event or circumstances that, in the reasonable judgment of the Borrower, is likely to have a Material Adverse Effect; and

(xii)Other Information. Such other information, documents, records or reports (including non-financial information) as the Deal Agent, any Lender or the Collateral Agent may from time to time reasonably request with respect to Credit Acceptance, the Borrower, the Servicer or any Subsidiary of any of the foregoing.

(l)Compliance with Applicable Law. The Borrower shall duly satisfy in all material respects its obligations under or in connection with each Loan and Contract, will maintain in effect all material qualifications required under all Applicable Law, and will comply in all material respects with all other Applicable Law in connection with each Loan and Contract the failure to comply with which would have a material adverse effect on the interests of the Secured Parties in the Collateral.

(m)Furnishing of Information and Inspection of Records. The Borrower will furnish to the Deal Agent, the Lenders, the Backup Servicer and the Collateral Agent, from time to time, such information with respect to the Loans and Contracts as may be reasonably requested, including, without limitation, a computer file, spreadsheet, microfiche list or other list identifying each Loan and Contract by pool number, account number and dealer number and by the Outstanding Balance and identifying the Obligor on such Loan or Contract. The Borrower will, at any time and from time to time during regular business hours, upon reasonable notice, permit the Deal Agent, the Lenders, the Backup Servicer and the Collateral Agent, or their agents or representatives, to examine and make copies of and abstracts from all Records, to visit the offices and properties of the Borrower for the purpose of examining such Records, and to discuss matters relating to the Loans or Contracts or the Borrower’s performance hereunder and under the other Transaction Documents with any of the officers, directors, employees or independent public accountants of the Borrower having knowledge of such matters; provided, however, that the Deal Agent, the Lenders, the Backup Servicer and the Collateral Agent each acknowledges that in exercising the rights and privileges conferred in this Section 5.1(m) it or its agents and representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Borrower has a proprietary interest. The Deal Agent, the Lenders, the Backup Servicer and the Collateral Agent each agrees that all such information, practices, books, correspondence and records are to be regarded as confidential information and agrees that it shall retain in strict confidence and shall use its reasonable efforts to ensure that its agents and representatives retain in strict confidence, and will not disclose without the prior written consent of the Borrower, any such information, practices, books, correspondence and records furnished to them except that it may disclose such information: (i) to its officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives (provided that such Persons are informed of the confidential nature of such information); (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Deal Agent, the Lenders, the Backup Servicer, the Collateral Agent or their officers, directors, employees, agents, counsel, accountants, auditors, affiliates, advisors or representatives; (iii) to the extent such information was available to the Deal Agent, the Lenders, the Backup Servicer or the Collateral Agent on a non-confidential basis prior to its disclosure hereunder; (iv) to the extent the Deal Agent, the Lenders, the Backup Servicer or the Collateral Agent should be
(A) required under the Transaction Documents or in connection with any legal or regulatory proceeding or (B) requested by any bank regulatory authority to disclose such information; (v) to any prospective assignee; provided, that the relevant party shall notify such assignee of the confidentiality provisions of this Section 5.1(m).

(n)Keeping of Records and Books of Account. The Borrower will maintain and implement or cause to be maintained and implemented administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Loans and Contracts in the event of the destruction of the originals thereof), and keep and maintain, or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all amounts due under the Loans and Contracts (including, without limitation, records adequate to permit adjustments to amounts due under each existing Loan and Contract). The Borrower will give the Deal Agent and the Lenders notice of any material change in the administrative and operating procedures of the Borrower referred to in the previous sentence.

(o)Notice of Liens and Breaches. The Borrower will advise the Deal Agent, the Lenders and the Collateral Agent promptly, in reasonable detail of: (i) any Lien asserted by a Person against any of the Loans or Contracts or other Collateral; (ii) any breach by the Borrower, the Originator or the Servicer of any of its representations, warranties and covenants contained herein or in any other Transaction Document; and (iii) of the occurrence of any other event which would have a Material Adverse Effect.

(p)Protection of Interest in Collateral. The Borrower shall file or cause to be filed such continuation statements and any other documents reasonably requested by the Collateral Agent, the Deal Agent or any Lender or which may be required by law to fully preserve and protect the interest of the Collateral Agent and the Secured Parties in and to the Loans, the Contracts and the other Collateral.

(q)Contribution Agreement. The Borrower will at all times enforce the covenants and agreements of Credit Acceptance in the Contribution Agreement (including, without limitation, the rights and remedies against the Dealers).

(r)Notice of Delegation of Servicer’s Duties. The Borrower promptly shall notify the Deal Agent, the Collateral Agent and the Lenders of any delegation by the Servicer of any of the Servicer’s duties under this Agreement which is not in the ordinary course of business of the Servicer.

(s)Organizational Documents. The Borrower shall only amend, alter, change or repeal its certificate of formation or limited liability company agreement with the prior written consent of the Deal Agent (acting at the direction, or with the consent, of the Required Lenders).

Section 5.2.    Negative Covenants of the Borrower.    From the date hereof until the Collection Date:

(a)Other Business. The Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) incur any indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to the Transaction Documents; or (iii) form any Subsidiary or make any Investments in any other Person.

(b)Loans Not to Be Evidenced by Instruments. The Borrower will take no action to cause any Loan that is not, as of the Closing Date, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan.

(c)Security Interests. The Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Lien described in Section 4.2(a)(iii)) on any Loan, Contract, Related Security or any other Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, and the Borrower will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Borrower will promptly notify the Deal Agent, the Collateral Agent and the Lenders of the existence of any Lien on any Loan, Contract, Related Security or any other Collateral and the Borrower shall defend the right, title and interest of the Collateral Agent as agent for the Secured Parties in, to and under the Loans, Contracts, Related Security and other Collateral, against all claims of third parties.

(d)Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any division, merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any Loan, Contract, Related Security or other Collateral or any interest therein (other than pursuant to and in accordance with the Transaction Documents).

(e)Distributions. The Borrower shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Borrower or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its limited liability company interests now or hereafter outstanding, except that so long as no Termination Event or Unmatured Termination Event has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash or in-kind dividends or other distributions on its limited liability company interests.

(f)Change of Name or Location of Records Files. The Borrower shall not (x) change its name or state of organization, move the location of its principal place of business and chief executive office, or the offices where it keeps the Records from the location referred to in Section 13.2 or (y) move, or consent to the Custodian or the Servicer moving, the Records/Contract Files from the location thereof on the Closing Date, unless the Borrower has given at least thirty (30) days’ written notice to the Deal Agent, the Collateral Agent and the Lenders and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, as agent for the Secured Parties, in the Collateral; provided, that, Credit Acceptance may move or transfer individual Contract Files or Records, or any portion thereof without notice in accordance with Section 6.2(c)(iii).

(g)Accounting of the Contribution Agreement. The Borrower will not account for or treat (whether in financial statements or otherwise) the transaction contemplated by the Contribution Agreement in any manner other than as a contribution, or absolute assignment, of the Loans and related assets by the Originator to the Borrower.

(h)ERISA Matters. The Borrower will not: (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (ii) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA.

(i)Contribution Agreement. The Borrower will not amend, modify, waive or terminate any provision of the Contribution Agreement, unless the Deal Agent (acting at the direction, or with the consent, of the Required Lenders) shall have consented to such change in writing and has received duly executed copies of all documentation related thereto. The Borrower will not take any action under the Contribution Agreement which would have a Material Adverse Effect.

(j)Changes in Payment Instructions to Obligors. The Borrower will not make any change, or permit the Servicer to make any change, in its instructions to Obligors regarding where payments in respect of Contracts are to be made to the Borrower or the Servicer, unless the Deal Agent (acting at the direction, or with the consent, of the Required Lenders) shall have consented to such change in writing and has received duly executed copies of all documentation related thereto.

(k)Extension or Amendment. The Borrower will not, except as otherwise permitted hereunder or by law, extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Dealer Agreement, Loan or Contract; provided, however, the Dealer Agreements may be amended in connection with the closing of or opening of a pool.

(l)Collection Guidelines. The Borrower will not permit the amendment, modification, restatement or replacement, in whole or in part, of the Collection Guidelines, which change would materially impair the collectability of any Loan or Contract or otherwise adversely affect the interests or the remedies of the Collateral Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Deal Agent (acting at the direction, or with the consent, of the Required Lenders) or as required by Applicable Law.

(m)No Assignments. The Borrower will not assign or delegate, or grant any interest in, or permit any Lien to exist upon, any of its rights, obligations or duties under this Agreement without the prior written consent of the Deal Agent (acting at the direction, or with the consent, of the Required Lenders).

(n)Special Purpose Entity. The Borrower has not and shall not:

(i)engage in any business or activity other than the purchase and receipt of Loans and related assets from the Originator under the Contribution Agreement, the pledge of Loans and related assets under the Transaction Documents and such other activities as are incidental thereto;

(ii)acquire or own any material assets other than (A) the Loans and related assets from the Originator under the Contribution Agreement and (B) incidental property as may be necessary for the operation of the Borrower;

(iii)merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case first obtaining the Deal Agent’s consent (acting at the direction, or with the consent, of the Required Lenders);

(iv)fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Deal Agent (acting at the direction, or with the consent, of the Required Lenders), amend, modify, terminate, fail to comply with the provisions of its limited liability company agreement, or fail to observe limited liability company formalities;

(v)own any subsidiary or make any investment in any Person without the consent of the Deal Agent (acting at the direction, or with the consent, of the Required Lenders);

(vi)commingle its assets or funds with the assets or funds of any of its Affiliates, or of any other Person, except for (A) Dealer Collections, (B) erroneous deposits or (C) prior to the identification and separation of such funds or assets by the Servicer in accordance with the Servicer’s normal and customary business practices;

(vii)incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) indebtedness to the Secured Parties hereunder or in conjunction with a repayment of Aggregate Unpaids owed to the Secured Parties, (B) indebtedness to the Originator under the Contribution Agreement in respect of the purchase of Loans (which indebtedness, if any, shall be subordinate to the indebtedness arising hereunder), and (C) trade payables in the ordinary course of its business, provided that such debt is not evidenced by a note and is paid when due;

(viii)become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

(ix)fail to maintain its records, books of account and bank accounts separate and apart from those of its principal and Affiliates, and any other Person;

(x)enter into any contract or agreement with any of its principals or Affiliates or any other Person, except upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than any principal or Affiliates;

(xi)seek its dissolution or winding up in whole or in part;

(xii)fail to correct any known misunderstandings regarding the separate identity of the Borrower or Affiliate thereof or any other Person;

(xiii)guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xiv)make any loan or advances to any third party, including any Affiliate, or hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities);

(xv)fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that it is responsible for the debts of any third party (including any of its Affiliates);

(xvi)fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xvii)file or consent to the filing or any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(xviii)share any common logo with or hold itself out as or be considered as a department or division of (A) any of its Affiliates or (B) any other Person;

(xix)permit any transfer (whether in any one or more transactions) of more than a 49% direct or indirect ownership interest in the Borrower, unless the Borrower delivers to the Deal Agent and the Lenders an acceptable non-consolidation opinion;

(xx)fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, or have its assets listed on the financial statement of any other Person (except its parent in accordance with GAAP);

(xxi)fail to pay its own liabilities and expenses only out of its own funds;

(xxii)fail to pay the salaries of its own employees in light of its contemplated business operations;

(xxiii)acquire the obligations or securities of its Affiliates or members;

(xxiv)fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxv)to the extent it has invoices or checks, fail to use separate invoices or checks bearing its own name;

(xxvi)pledge its assets for the benefit of any other Person, other than with respect to payment of the indebtedness to the Lenders hereunder;

(xxvii)fail at any time to have at least two (2) independent directors (each, an “Independent Director”) on its board of directors, each of whom (A) is not and has not been for at least five (5) years a director, officer, employee, trade creditor or shareholder (or spouse, parent, sibling or child of the foregoing) of (I) the Servicer,
(II) the Borrower, or (III) any Affiliate of the Servicer or the Borrower; provided, however, such Independent Director may be an independent director or manager of another special purpose entity affiliated with the Servicer, and (B) has, (I) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (II) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities;

(xxviii)fail to provide that the unanimous consent of all directors (including the consent of the Independent Directors) is required for the Borrower to (A) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (D) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (E) make any assignment for the benefit of the Borrower’s creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any action in furtherance of any of the foregoing; and

(xxix)take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Skadden, Arps, Slate, Meagher & Flom LLP, delivered on the Closing Date, upon which the conclusions expressed therein are based.

Section 5.3. Covenant of the Borrower Relating to the Hedging Agreement. At all times during, on and after the Initial Funding until the Collection Date, a Hedging Agreement shall be in place. With respect to any Hedge Counterparty, in the event that Moody’s or S&P reduces such Hedge Counterparty’s long-term unsecured debt rating below the Long-term Rating Requirement, or reduces such Hedge Counterparty’s short-term unsecured debt rating below the Short-term Rating Requirement, the Borrower shall effect the replacement of such Hedge Counterparty with a counterparty meeting the definition of “Hedge Counterparty” not later than 30 calendar days following such rating reduction unless otherwise consented to in writing by the Deal Agent (acting with the consent, or at the direction, of the Required Lenders).

Section 5.4. Affirmative Covenants of the Servicer. From the date hereof until the Collection Date:

(a)Compliance with Law. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Contracts, the Loans and the Dealer Agreements or any part thereof.

(b)Preservation of Existence. The Servicer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)Obligations and Compliance with Loans and Contracts. The Servicer will duly fulfill and comply with all material obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Loan and each Contract and will do nothing to impair the rights of the Collateral Agent as agent for the Secured Parties or of the Secured Parties in, to and under the Collateral.

(d)Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including without limitation, an ability to recreate records evidencing the Loans and Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Loans.

(e)Preservation of Security Interest. The Servicer will file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the security interest of the Collateral Agent as agent for the Secured Parties in, to and under the Collateral. In its capacity as Custodian, it will maintain possession of, or control over, the Contract Files and Records, as Custodian for the Secured Parties, as set forth in Section 6.2(c).

(f)Collection Guidelines. (i) The Servicer will comply in all material respects with the Collection Guidelines or as otherwise required by Applicable Law in regard to each Loan and Contract.

(ii) The Servicer will not agree to or otherwise permit to occur any material change in the Collection Guidelines, which change would impair the collectability of any Loan or Contract or otherwise adversely affect the interests or remedies of the Deal Agent, the Collateral Agent, the Lenders or the other Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Deal Agent (acting at the direction, or with the consent, of the Required Lenders) or unless required by Applicable Law.

(g)Amortization Events and Termination Events. The Servicer will furnish to the Deal Agent and the Lenders, as soon as possible and in any event within two (2) Business Days after the occurrence of each Amortization Event, each Termination Event and each Unmatured Termination Event, a written statement of the chief financial officer or treasurer of the Servicer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

(h)Other. The Servicer will furnish to the Deal Agent, the Collateral Agent and the Lenders, as applicable, promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Deal Agent, the Collateral Agent or any Lender may from time to time reasonably request in order to protect the interests of the Collateral Agent or the Secured Parties under or as contemplated by this Agreement.

(i)Losses, Etc. In any suit, proceeding or action brought by the Collateral Agent or any other Secured Party for any sum owing thereto, the Servicer shall save, indemnify and keep the Deal Agent, the Collateral Agent, the Lenders and the other Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Obligor under a Loan or Contract, arising out of a breach by the Servicer of any obligation under the related Loan or Contract or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Obligor or its successor from the Servicer, and all such obligations of the Servicer shall be and remain enforceable against and only against the Servicer and shall not be enforceable against the Deal Agent, the Collateral Agent, any Lender or any other Secured Party.

(j)Notice of Liens. The Servicer shall advise the Collateral Agent, the Deal Agent and the Lenders promptly, in reasonable detail of: (i) any Lien asserted or claim made against any portion of the Collateral; (ii) the occurrence of any breach by the Servicer of any of its representations, warranties and covenants contained herein or in any other Transaction Document; and (iii) the occurrence of any other event which would have a Material Adverse Effect.

(k)Realization on Loans or Contracts. In the event that the Servicer realizes upon any Loan or Contract, the methods utilized by the Servicer to realize upon such Loan or Contract or otherwise enforce any provisions of such Loan or Contract will not subject the Servicer, the Borrower, the Deal Agent, any Lender, the Collateral Agent or any other Secured Party to liability under any federal, state or local law, and that such enforcement by the Servicer will be conducted in all material respects in accordance with the provisions of the Credit Guidelines, the Collection Guidelines, Applicable Law and, in the case of Credit Acceptance, this Agreement, and in the case of the Backup Servicer if it has become the Servicer, the Backup Servicing Agreement.

(l)Backup Servicing Agreement. The Servicer shall provide the Backup Servicer with all information, data and reports as required by the terms of the Backup Servicing Agreement.

(m)Change in Accounting Policies or Debt Rating. The Servicer shall notify the Deal Agent, the Collateral Agent and the Lenders of any material change in or amendment to the Servicer’s accounting policies within ten (10) days after the date such change or amendment has been made. Within five (5) days after the date of any change in the Borrower’s or Credit Acceptance’s public or private debt ratings, if any, the Servicer shall furnish to the Deal Agent, the Collateral Agent and the Lenders a written certification of the Borrower’s or Credit Acceptance’s public and private debt ratings after giving effect to any such change.

(n)Monthly Reports. Not later than the Determination Date preceding each Payment Date, the Servicer will furnish to the Deal Agent, the Collateral Agent, the Lenders and the Backup Servicer a Monthly Report relating to the immediately preceding Collection Period.

Section 5.5.    Negative Covenants of the Servicer.    From the date hereof until the Collection Date.

(a)Mergers, Acquisition, Sales, etc. The Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Servicer is the surviving entity and unless:

(i)the Servicer has delivered to the Deal Agent, the Lenders and the Backup Servicer an Officer’s Certificate and an Opinion of Counsel each stating that any consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 5.5 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Deal Agent may reasonably request (acting with the consent, or at the direction, of the Required Lenders);

(ii)the Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Deal Agent and the Lenders; and

(iii)after giving effect thereto, no Termination Event, Unmatured Termination Event or Servicer Termination Event or event that with notice or lapse of time, or both, would constitute a Servicer Termination Event shall have occurred.

(b)Change of Name or Location of Records. The Servicer shall not (x) change its name or its state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps records concerning the Loans from the location referred to in Section 13.2 or (y) move, or consent to the Custodian moving, the Records from the location thereof on the Closing Date, unless the Servicer has given at least thirty (30) days’ written notice to the Deal Agent, the Collateral Agent and the Lenders and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent as agent for the Secured Parties in the Collateral; provided, that, Credit Acceptance may move or transfer individual Contract Files or Records, or any portion thereof without notice in accordance with Section 6.2(c)(iii).

(c)Change in Payment Instructions to Obligors. The Servicer will not make any change in its instructions to Obligors regarding where payments in respect of Contracts are to be made, unless the Deal Agent (acting at the direction, or with the consent, of the Required Lenders) has consented to such change and has received duly executed documentation related thereto.

(d)No Instruments. The Servicer shall take no action to cause any Loan to be evidenced by any Instrument (except for Instruments obtained with respect to defaulted Loans).

(e)No Liens. The Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than the Lien described in Section 4.2(a)(iii)) on the Collateral or any interest therein; the Servicer will notify the Collateral Agent, the Deal Agent and the Lenders of the existence of any Lien on any portion of the Collateral immediately upon discovery thereof, and the Servicer shall defend the right, title and interest of the Collateral Agent on behalf of the Secured Parties in, to and under the Collateral against all claims of third parties claiming through or under the Servicer.

(f)Information. The Servicer shall, within two (2) Business Days of its receipt thereof, respond to reasonable written directions or written requests for information that the Backup Servicer, the Borrower, the Deal Agent, a Lender or the Collateral Agent might have with respect to the administration of the Loans.

(g)Consent. The Servicer will promptly advise the Borrower, the Backup Servicer, the Deal Agent, the Lenders and the Collateral Agent of any inquiry received from an Obligor which requires the consent of the Borrower, the Deal Agent, the Lenders or the Collateral Agent.

(h)Credit Guidelines and Collection Guidelines. The Servicer will not amend, modify, restate or replace in any material way the Credit Guidelines or the Collection Guidelines, which change would impair the collectability of any Loan or Contract or otherwise adversely affect the interests or the remedies of the Deal Agent, the Collateral Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Deal Agent (acting at the direction, or with the consent, of the Required Lenders), or unless required by Applicable Law.

(i)Electronic Contracts. Credit Acceptance will not transfer to the Borrower any Purchased Loan Contract constituting electronic chattel paper or any Dealer Loan secured by a Dealer Loan Contract constituting electronic chattel paper, in either case, unless and until all of the following conditions precedent have been satisfied: (i) Credit Acceptance shall have delivered to the Deal Agent and the Lenders at least 10 days prior written notice of the first such transfer, (ii) prior to the first such transfer, Credit Acceptance shall have delivered or caused to be delivered to the Collateral Agent, the Deal Agent and the Lenders an Opinion of Counsel in form and substance acceptable to the Deal Agent in its sole discretion (which may be a reasoned opinion as to what a court would hold) substantially to the effect that, assuming specific procedures are followed by Credit Acceptance, Credit Acceptance’s security interest (as defined in the UCC) in the Contracts constituting electronic chattel paper will be perfected by “control” and (iii) Credit Acceptance shall have ~~"~~“control~~"~~” of such electronic chattel paper within the meaning of Section 9-105 of the UCC.

Section 5.6. Covenants of Credit Acceptance. If the Borrower is classified as a partnership for U.S. federal income tax purposes, then as of the date that Sections 6221 through 6241 of the Code (as enacted by the Bipartisan Budget Act of 2015, P.L. 114-74), including any other Code provisions for the same subject matter, and any related regulations (adopted or proposed) and administrative guidance are first applicable to the Borrower, Credit Acceptance, as the partnership representative, will take steps to minimize any obligations of the Borrower to pay taxes, interest and penalties in connection with any audit of the Borrower, including by making, or causing the Borrower to make, to the extent eligible, the election under Section 6221(b) of the Code for determinations of adjustments at the partnership level and taking any other action necessary or appropriate for such election.

Section 5.7. Negative Covenants of the Backup Servicer. From the date hereof until the Collection Date, the Backup Servicer will not make any changes to the Backup Servicing Fee without the prior written approval of the Deal Agent (acting at the direction, or with the consent, of the Required Lenders).

ARTICLE VI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.1. Servicing. (a) The Borrower, the Deal Agent, the Lenders and the Collateral Agent hereby appoint Credit Acceptance as servicer hereunder and Credit Acceptance hereby accepts such appointment and agrees to manage, collect and administer each of the Loans and Contracts as Servicer. In the event of a Servicer Termination Event, the Deal Agent (acting at the direction, or with the consent, of the Required Lenders) shall have the right to terminate Credit Acceptance as servicer hereunder. Upon termination of Credit Acceptance as servicer of the Loans pursuant to Section 6.11 hereof, the Deal Agent (acting at the direction, or with the consent, of the Required Lenders) shall have the right to appoint a Successor Servicer and enter into a servicing agreement with such Successor Servicer at such time and exercise all of its rights under Section 6.3 hereof. Such servicing agreement shall specify the duties and obligations of such Successor Servicer, and all references herein to the Servicer shall be deemed to refer to such Successor Servicer.

(b)The Borrower shall cause the Servicer to deposit all Collections to the Collection Account no later than two (2) Business Days after receipt. The Servicer agrees to deposit all Collections to the Collection Account no later than two (2) Business Days after receipt.

(c)On or before 120 days after the end of each fiscal year of the Servicer, beginning with the fiscal year ending December 31, 2017, the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer or the Borrower) to furnish a report to the Collateral Agent, the Deal Agent, the Lenders and the other Secured Parties to the effect that they have (i) compared the information contained in the Monthly Reports delivered during such fiscal year, based on a sample size provided by the Collateral Agent, with the information contained in the Loans, the Contracts and the Servicer’s records and computer systems for such period, and that, on the basis of such agreed upon procedures, such firm is of the opinion that the information contained in the Monthly Reports reconciles with the information contained in the Loans and the Contracts and the Servicer’s records and computer system and that the servicing of the Loans and the Contracts has been conducted in compliance with this Agreement and (ii) verified the Aggregate Outstanding Eligible Loan Balance as of the end of each Collection Period during such fiscal year, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

Section 6.2. Duties of the Servicer and Custodian. (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect all amounts due under the Loans and Contracts from time to time, all in material accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in material accordance with the Collection Guidelines and Credit Guidelines, it being understood that there shall be no recourse to the Servicer with regard to the Loans and Contracts except as otherwise provided herein and in the other Transaction Documents. In performing its duties as Servicer, the Servicer shall use the same degree of care and attention it employs with respect to similar contracts and loans which it services for itself or others. Each of the Borrower, the Deal Agent, the Collateral Agent, the Lenders and the other Secured Parties hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Collateral. If the Servicer shall commence a legal proceeding to enforce a Loan or a Contract (for purposes of collection or otherwise), or if in any enforcement or other legal proceeding it shall be held that the Servicer may not enforce a Loan or a Contract, on the grounds that it shall not be a real party in interest or a holder entitled to enforce the Loan or Contract or on similar grounds, the Collateral Agent shall thereupon be deemed to have automatically assigned to the Servicer, solely for the purpose of enforcement, such Loan or Contract. Without limiting the foregoing, the Collateral Agent (and the Lenders, if applicable) shall furnish the Servicer with an affidavit prepared by the Servicer that the Servicer may use in any such legal proceedings confirming the Servicer’s power and authority to sue and otherwise enforce the Loans and Contracts in its own name, consistent with this Section 6.2, and any powers of attorney or other documents prepared by the Servicer reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer shall hold in trust for the Secured Parties all Records and any amounts it receives in respect of the Collateral. In the event that a Successor Servicer is appointed, the outgoing Servicer shall deliver to the Successor Servicer and the Successor Servicer shall hold in trust for the Borrower and the Secured Parties all records which evidence or relate to all or any part of the Collateral.

(b)The Servicer, if other than Credit Acceptance, shall as soon as practicable upon demand, deliver to the Borrower all records in its possession which evidence or relate to indebtedness of an Obligor which is not a Loan or a Contract.

(c)(i) The Borrower, the Deal Agent, the Lenders and the Collateral Agent hereby revocably appoint Credit Acceptance as custodian, and Credit Acceptance hereby accepts such appointment, to hold and maintain physical possession of the Contract Files and all Records (or with respect to any Contract constituting electronic chattel paper, to maintain ~~"~~“control~~"~~” (within the meaning of Section 9-105 of the UCC) of the Authoritative Electronic Copy thereof) (in such capacity together with its successors in such capacity, the “Custodian”), in each case for the benefit of the Secured Parties. The Contract Files and Records are to be delivered to the Custodian or its designated bailee by or on behalf of the Borrower, the Deal Agent and the Collateral Agent within two (2) Business Days preceding the applicable Funding Date or within 2 Business Days after each Addition Date, as the case may be, with respect to each Loan acquired on such Funding Date or Addition Date.

(ii)The Custodian shall within 180 days after the Closing Date or any Funding Date, as applicable, review 100% of the Contract Files to verify the presence of the original retail installment contract and security agreement and/or installment loans with respect to each Contract, provided, however, that the Certificate of Title or other evidence of lien with respect to a Contract need not be verified. If the number of Contracts for which any of the foregoing documents have not been delivered to the Custodian within 180 days of the Closing Date or relevant Funding Date, as the case may be, or corrected (each such Contract, a “Nonconforming Contract”), exceeds 2% of the aggregate Contract Files required to be reviewed pursuant to this Section 6.2(c)(ii), the Borrower shall make a deposit to the Reserve Account only with respect to the excess number of Nonconforming Contracts, in an amount equal to the related Nonconforming Contract Payment Amount. Once per month, the amount on deposit in the Reserve Account in respect of Nonconforming Contracts shall be adjusted to account for increases or decreases in the excess number of Nonconforming Contracts and for changes in the Outstanding Balance of such Nonconforming Contracts. The Borrower shall, in the case of an increase, promptly deposit to the Reserve Account the amount of any such increase. In the case of a decrease, the amount of any such decrease shall be deemed to be part of the Excess Reserve Amount. During the Revolving Period, payments required under this Section 6.2(c)(ii) shall not be required if the Aggregate Loan Amount is equal to or less than the lesser of (x) the Borrowing Base and (y) the Aggregate Commitments by the amount of the payment that would otherwise be required to be made by this clause.

(iii)The Custodian agrees to maintain the Contract Files and Records which are delivered to it at the offices of the Custodian as shall from time to time be identified to the Deal Agent and the Lenders by written notice. Subject to the foregoing, Credit Acceptance may temporarily (or permanently, in the case of a Contract that is repurchased, liquidated or paid in full) move or transfer to an agent of the Servicer individual Contract Files or Records, or any portion thereof without notice as necessary to allow the Servicer to conduct collection and other servicing activities in accordance with its customary practices and procedures.

(iv)The Custodian shall have the following powers and perform the following duties:

(A)hold the Contract Files and Records for the benefit of the Secured Parties and maintain a current inventory thereof; and

(B)carry out such policies and procedures in accordance with its customary actions with respect to the handling and custody of the Contract Files and Records so that the integrity and physical possession of the Contract Files and Records (or with respect to any Contract constituting electronic chattel paper, the integrity and ~~"~~“control~~"~~” (for UCC purposes) of the Authoritative Electronic Copy thereof) will be maintained.

In performing its duties as custodian, the Custodian agrees to act with reasonable care, using that degree of skill and care that it exercises with respect to similar Contracts or Loans owned or held by it for its own account or for any other Person.

(v)Credit Acceptance shall have the obligation (i) to physically segregate the Contract Files (to the extent held in physical form) from the other custodial files it is holding for its own account or on behalf of any other Person, (ii) to physically mark the Contract folders (to the extent held in physical form) to demonstrate the transfer of Contract Files and the Collateral Agent’s security interest hereunder, (iii) mark its computer records indicating the transfer of any Contract Files relating to Contracts constituting electronic chattel paper and the Collateral Agent’s security interest hereunder, and (iv) with respect to each Contract constituting electronic chattel paper, cause the single “authoritative copy” (within the meaning of Section 9-105 of the UCC) to be communicated to and maintained at all times by Credit Acceptance such that the “authoritative copy” constitutes an Authoritative Electronic Copy at all times.

(d)(i) If (A) an Unsatisfactory Audit occurs or (B) a Servicer Termination Event or a Potential Servicer Termination Event occurs, the Deal Agent (acting at the direction, or with the consent, of the Required Lenders) shall have the right to terminate Credit Acceptance as the Custodian hereunder and the Deal Agent (acting at the direction, or with the consent, of the Required Lenders) shall have the right to appoint a successor Custodian hereunder who shall assume all the rights and obligations of the “Custodian” hereunder. On the effective date of the termination of Credit Acceptance as Servicer, Credit Acceptance shall be released of all of its obligations as Custodian arising on or after such date. The Contract Files and Records shall be delivered by Credit Acceptance to the successor Custodian, on or before the date which is two (2) Business Days prior to such date.

(ii)Upon the occurrence of a Servicer Termination Event or a Potential Servicer Termination Event, the Servicer and the Borrower shall, at the request of the Deal Agent (acting at the direction, or with the consent, of the Required Lenders) take all steps necessary to cause the Certificate of Title or other evidence of ownership of each Financed Vehicle to be revised to name the Collateral Agent on behalf of the Secured Parties as lienholder. Any costs associated with such revision of the Certificate of Title (“Reliening Expenses”) shall be paid by the Servicer and, to the extent such costs are not paid by the Servicer, such unpaid costs shall be recovered as described in Section 2.6 hereof. In no event shall the Collateral Agent be required to expend funds in connection with this Section 6.2(d).

(iii)The Custodian shall provide to the Deal Agent and the Lenders access to the Contract Files and Records and all other documentation regarding the Contracts, Dealer Agreements and the Loans and the related Financed Vehicles in such cases where the Collateral Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations to review such documentation, such access being afforded without charge.

(e)Two times per calendar year, at the expense of the Servicer, the Deal Agent and the Lenders may (i) review the Servicer’s collection and administration of the Loans, Dealer Agreements and Contracts in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as with this Agreement and (ii) conduct an audit of the Loans, Dealer Agreements and Contracts and Contract Files in conjunction with such a review. On and after the occurrence of a Termination Event or Servicer Termination Event, the Deal Agent and the Lenders may conduct such reviews and audits without limitation, at the Servicer’s expense.

Section 6.3.    Rights After Designation of Successor Servicer. At any time following the designation of a Successor Servicer pursuant to Section 6.12(a):

(i)The Collateral Agent may intercept payments made by or on behalf of Obligors and direct that payment of all amounts payable under any Loan or Contract be made directly to the Collateral Agent or its designee; provided, that the Collateral Agent shall pay to any Dealer, to the extent to which such Dealer is entitled, all related Dealer Collections.

(ii)The Borrower shall, at the Collateral Agent’s request and at the Borrower’s expense, give notice of the Collateral Agent’s interest in the Loans and Contracts to each Obligor and direct that payments be made directly to the Collateral Agent or its designee.

(iii)The Borrower shall, at the Collateral Agent’s request and at the Borrower’s expense, (A) assemble all of the records relating to the Collateral, including all Records with respect to the Loans and Contracts, and shall make the same available to the Collateral Agent at a place selected by the Collateral Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting collections of Collateral in a manner acceptable to the Collateral Agent and shall, promptly upon receipt but in any event within two (2) Business Days, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Collateral Agent or its designee.

(iv)The Borrower hereby authorizes the Collateral Agent to take any and all steps in the Borrower’s name and on behalf of the Borrower necessary or desirable, in the determination of the Collateral Agent acting at the direction of the Deal Agent (acting at the direction, or with the consent, of the Required Lenders), to collect all amounts due under any and all of the Collateral with respect thereto, including, without limitation, endorsing the Borrower’s name on checks and other instruments representing Collections and enforcing the Loans and Contracts.

Section 6.4. Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform all of its obligations under the Loans and Contracts to the same extent as if a security interest in such Loans and Contracts had not been granted hereunder and the exercise by the Collateral Agent of its rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Loans or Contracts and their creation and satisfaction. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability with respect to any Loan, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

Section 6.5.    Reports.

(a)Monthly Report. On each Determination Date, the Servicer shall deliver to the Deal Agent, the Collateral Agent and the Lenders a report in substantially the form of Exhibit B attached hereto (the “Monthly Report”) for the related Collection Period. The Lenders shall provide to the Borrower, the Servicer and the Backup Servicer by the third Business Day prior to each Payment Date, information relating to the amount of each obligation which comprises Carrying Costs, Increased Costs, Indemnified Amounts and Additional Amounts for such Collection Period. The Monthly Report shall specify whether an Amortization Event, Termination Event or Unmatured Termination Event has occurred with respect to the Collection Period preceding such Determination Date. Upon receipt of the Monthly Report, the Deal Agent, the Collateral Agent and the Lenders may rely (and shall be fully protected in so relying) on the information contained therein in connection with the distributions and allocations as provided for herein. Each Monthly Report shall be certified as true and complete by a Responsible Officer of the Servicer.

(b)Credit Agreement. The Servicer shall deliver to the Deal Agent and the Lenders all reports or certificates required to be delivered under Section 7.3 of the Credit Agreement at the times set forth therein.

(c)Financial Statements. The Servicer will submit to the Deal Agent, the Collateral Agent, the Lenders and the Backup Servicer, within 60 days of the end of each of its fiscal quarters, commencing June 30, 2018 unaudited financial statements as of the end of each such fiscal quarter. The Servicer will submit to the Deal Agent, the Collateral Agent, the Lenders and the Backup Servicer, within 120 days of the end of each of its fiscal years, commencing with the fiscal year ending December 31, 2018 audited financial statements as of the end of each such fiscal year. The Servicer will submit to the Deal Agent, the Collateral Agent, the Lenders and the Backup Servicer, within 60 days of the end of each of its fiscal quarters, an analysis of the static pool performance of Credit Acceptance for each fiscal quarter.

(d)Annual Statement as to Compliance. The Servicer will provide to the Deal Agent, the Collateral Agent and the Lenders, within 120 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2017, an annual report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year (or in the case of a Successor Servicer which has been Servicer for less than one year, for so long as such Successor Servicer has been Servicer) and no Servicer Termination Event or Potential Servicer Termination Event has occurred and is continuing (or if a Servicer Termination Event has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Termination Event or Potential Servicer Termination Event occurred during such year and no notice thereof has been given to the Deal Agent, the Collateral Agent and the Lenders, specifying such Servicer Termination Event or Potential Servicer Termination Event and the steps taken to remedy such event).

(e)Loss Rate Report. On each Quarterly Determination Date, the Servicer shall deliver to the Deal Agent, the Collateral Agent and the Lenders a report in form and substance reasonably satisfactory to the Deal Agent (acting with the consent, or at the direction, of the Required Lenders) which sets forth the loss rate as of the most recent month-end in respect of the Servicer’s entire dealer loans portfolio which shall be aggregated by Dealer.

(f)Forecasted Collections. On each Quarterly Determination Date, the Servicer will submit to the Deal Agent and the Lenders a report setting forth the Forecasted Collections as of the most recent month-end in respect of all Loans which are part of the Collateral.

Section 6.6. Additional Representations and Warranties of Credit Acceptance as Servicer. Credit Acceptance, in its capacity as Servicer, represents and warrants to the Collateral Agent, the Deal Agent and the Lenders as of the Closing Date and each Funding Date, that the only material servicing computer systems and related software utilized by the Servicer to service the Loans and Contracts are: (i) provided by Ontario Systems Corporation under an agreement (and related nonexclusive license) and related letter agreements dated May 18, 2001, as amended from time to time, and (ii) the “loan servicing system” software developed by Credit Acceptance, which is owned by Credit Acceptance. Should the Servicer or any of its Affiliates develop or implement computer software for servicing that is owned by or exclusively licensed to the Servicer or an Affiliate and utilize such software in the servicing of the Loans and Contracts, the Collateral Agent shall be entitled to compel a license or sublicense for the benefit of the Collateral Agent or its designee of any such rights to the extent the Collateral Agent deems reasonably necessary and appropriate to assure that it or a duly appointed Successor Servicer would be able to continue to service the Loans and Contracts should that be required in accordance with the terms hereof.

Section 6.7.    Establishment of the Accounts.

(a)Establishment of the Collection Account and Reserve Account. The Borrower shall cause to be established, on or before the Closing Date, with an office or branch of a depository institution or trust company (i) a segregated corporate trust account entitled “Collection Account for BMO, as collateral agent for the Secured Parties” (the “Collection Account”) and (ii) a segregated corporate trust account entitled “Reserve Account for BMO, as collateral agent for the Secured Parties” (the “Reserve Account”), in each case, over which the Collateral Agent as agent for the Secured Parties shall have control pursuant to a deposit account control agreement in form and substance satisfactory to the Collateral Agent (it being understood and agreed that the Assigned Account Agreement, dated as of August, 2011, among the Borrower, the Collateral Agent and BMO Harris Bank N.A. is in form and substance satisfactory to the Collateral Agent); provided, however, that at all times such depository institution or trust company shall be a depository institution organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) that has either (1) a long-term unsecured debt rating of AA- or better by S&P and Aa3 or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of A-1 or better by S&P or P-1 or better by Moody’s, (B) the parent corporation of which has either (1) a long-term unsecured debt rating of AA- or better by S&P and Aa3 or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of A-1 or better by S&P and P-1 or better by Moody’s or (C) is otherwise acceptable to the Deal Agent (acting with the consent, or at the direction, of the Required Lenders) and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (any such depository institution or trust company, a “Qualified Institution”).

(b)Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Loan and such Collection was received by the Servicer in the form of a check or other form of payment that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any payment in respect of which a dishonored check or other form of payment is received shall be deemed not to have been paid.

(c)Permitted Investments. Funds on deposit in the Collection Account and the Reserve Account shall be invested in Permitted Investments by or at the written direction of the Borrower, provided that if a Termination Event or Unmatured Termination Event shall have occurred, such amounts shall be invested in Permitted Investments described in clause (g) of the definition thereof. Any such written directions shall specify the particular investment to be made and shall certify that such investment is a Permitted Investment and is permitted to be made under this Agreement. If the Borrower fails to provide such written direction to the Collateral Agent, such funds shall remain uninvested. Funds on deposit in the Collection Account and the Reserve Account shall be invested in Permitted Investments that will mature so that such funds will be available no later than the Business Day prior to the next Payment Date, except that in the case of funds representing Collections with respect to a succeeding Collection Period, such Permitted Investments may mature so that such funds will be available no later than the Business Day prior to the Payment Date for such Collection Period. No Permitted Investment may be liquidated or disposed of prior to its maturity. All proceeds of any Permitted Investment shall be deposited in the Collection Account or the Reserve Account, as applicable. Investments may be made in either account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from such account on such date. Realized losses, if any, on amounts invested in Permitted Investments shall be charged against investment earnings on amounts on deposit in the Collection Account or the Reserve Account, as applicable.

(d)Jurisdiction for Purposes of the UCC and the Hague Securities Convention. If the Collection Account and/or the Reserve Account is a “deposit account” (as defined in Section 9-102 of the UCC) and the Collateral Agent is the “bank” (as defined in Section 9-102 of the UCC) at which such account is maintained, the parties hereto acknowledge and agree the State of New York is the bank’s jurisdiction for purposes of Article 9 of the UCC. If the Collection Account and/or the Reserve Account is a “securities account” (as defined in Section 8-501 of the UCC) and the Collateral Agent is the “securities intermediary” (as defined in Section 8-102 of the UCC) at which such account is maintained, the parties hereto acknowledge and agree the State of New York is the securities intermediary’s jurisdiction for purposes of Articles 8 and 9 of the UCC. If the Collection Account and/or Reserve Account is a “securities account” (as defined in the Hague Securities Convention (as defined below)) and the Collateral Agent is the “intermediary” (as defined in the Hague Securities Convention) with respect to such account, the Collateral Agent and the Borrower, as intermediary and “account holder” (as defined in the Hague Securities Convention), respectively, hereby amend the “account agreement” (as defined in the Hague Securities Convention) to provide that the law of the State of New York is applicable to all issues specified in Article 2(1) of the Hague Securities Convention. As used in this Section 6.7(d), “Hague Securities Convention” means The Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (Concluded 5 July 2006).

(e)Written Instruction to the Collateral Agent for Disbursements Not Otherwise

Provided For. The Collateral Agent shall be entitled to rely on any written instruction received by it with respect to disbursements of funds in the Collection Account or the Reserve Account originated by the Borrower and not otherwise provided for or described herein if such instruction is consented to in writing by the Deal Agent (acting with the consent, or at the direction, of the Required Lenders). Such instruction and consent shall be delivered to the Collateral Agent not later than 12:00 noon (New York City time) on the Business Day of such withdrawal. Any instruction received by the Collateral Agent after the time specified in the immediately preceding sentence shall be deemed to have been received on the next Business Day.

Section 6.8. Payment of Certain Expenses by Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Collection Account, the Reserve Account and the Credit Acceptance Payment Account. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

Section 6.9. Annual Independent Public Accountant’s Servicing Reports. The Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Deal Agent and the Lenders, within 120 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2017: (i) a report relating to such fiscal year to the effect that (A) such firm has reviewed certain documents and records relating to the servicing of the Loans and Contracts included in the Collateral, and (B) based on such examination, such firm is of the opinion that the Monthly Reports for such year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm’s report and (ii) a report covering such fiscal year to the effect that such accountants have applied certain agreed-upon procedures, as set forth in Section 6.1(c) (which procedures shall have been approved by the Deal Agent and the Lenders) to certain documents and records relating to the Loans under any Transaction Document, compared the information contained in the Monthly Reports delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with Article VI of this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exception as shall be set forth in such statement.

Section 6.10. The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it hereunder except upon the Servicer’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Deal Agent, the Collateral Agent, the Lenders and the Backup Servicer. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.12.

Section 6.11.    Servicer Termination Events. If any one of the following events (a “Servicer Termination Event”) shall occur and be continuing:

(a)any failure by the Servicer to make any payment, transfer or deposit as required by this Agreement or any other Transaction Document, other than any such failure resulting from an administrative or technical error of the Servicer in the amount so paid, transferred or deposited; provided that within one (1) Business Day after the Servicer becomes aware that, as a result of an administrative or technical error of the Servicer, any amount previously paid, transferred or deposited by the Servicer was less than the amount required to be paid, transferred or deposited by the Servicer, the Servicer pays, transfers or deposits the amount of such shortfall;

(b)any failure by the Servicer to give instructions or notice to the Deal Agent and the Lenders as required by this Agreement or any other Transaction Document, or to deliver any required Monthly Report or other required reports hereunder on or before the date occurring two (2) Business Days after the date such instruction, notice or report is required to be made or given, as the case may be, under the terms of this Agreement or the relevant Transaction Document;

(c)any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents (other than as set forth in clauses (a) or (b) above) to which the Servicer is a party, which continues unremedied for a period of 10 days;

(d)any material representation, warranty or certification made by the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which continues unremedied for more than thirty (30) days (or a longer period, not in excess of sixty (60) days, as may be reasonably necessary to remedy such default, if the default is capable of remedy within sixty (60) days or less and the Servicer delivers an Officer’s Certificate to the Deal Agent and the Lenders to the effect that it has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default);

(e)an Insolvency Event shall occur with respect to the Servicer;

(f)any delegation of the Servicer’s duties that is not permitted by Section 7.1;

(g)any financial information related to the Collateral reasonably requested by the Deal Agent, the Collateral Agent or any Lender as provided herein is not reasonably provided as requested;

(h)the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of $5,000,000 in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without a stay of execution;

(i)the Servicer shall fail to pay any principal of or premium or interest on any indebtedness in an aggregate outstanding principal amount of $5,000,000 or more (“Material Debt”), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or any other default under any agreement or instrument relating to any Material Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Material Debt; or any such Material Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

(j)any change in the control of the Servicer that takes the form of either a merger or consolidation in which the Servicer is not the surviving entity;

(k)a Material Adverse Effect shall have occurred;

(l)a Termination Event shall have occurred and such Termination Event has not been waived by the Deal Agent (acting at the direction, or with the consent, of the Required Lenders); or

(m)the occurrence of the thirtieth (30th) day after the end of the fiscal quarter in which a breach of any (i) covenant set forth in Sections 7.5, 7.6 and 7.7 of the Credit Agreement as in effect on July 26, 2019 (as any such covenants may be amended from time to time) or (ii) other similar covenant(s) contained in the Credit Agreement (as amended from time to time), shall occur unless prior to such date, such breach is cured or waived by the Deal Agent (acting at the direction, or with the consent, of the Required Lenders acting in their respective sole discretion); provided, however, that if the Credit Agreement is terminated, then the last operative set of Sections 7.5, 7.6 and 7.7 of the Credit Agreement (or such similar covenants) shall govern for purposes of this Section;

then notwithstanding anything herein to the contrary, so long as any such Servicer Termination Event shall not have been remedied, within any applicable cure period prior to the date of the Servicer Termination Notice (defined below), the Deal Agent may, with the consent of the Required Lenders, or shall, at the direction of the Required Lenders, by written notice to the Servicer (with a copy to the Backup Servicer) (a “Servicer Termination Notice”), terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.

Section 6.12. Appointment of Successor Servicer. (a) On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to Section 6.11 or Section 9.2, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Deal Agent (acting at the direction, or with the consent, of the Required Lenders) in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Deal Agent, until a date mutually agreed upon by the Servicer and the Deal Agent (acting at the direction, or with the consent, of the Required Lenders). The Deal Agent may at the time described in the immediately preceding sentence at the direction of the Required Lenders appoint the Backup Servicer by written notice as the Servicer hereunder, and the Backup Servicer shall on a date mutually agreeable between the Backup Servicer and the Deal Agent assume all obligations of the Servicer hereunder (except as specifically set forth herein or in the Backup Servicing Agreement), and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer. In the event that the Deal Agent does not so appoint the Backup Servicer, there is no Backup Servicer or the Backup Servicer is unable to assume such obligations on the date contemplated in the immediately preceding sentence, the Deal Agent shall (acting at the direction, or with the consent, of the Required Lenders) as promptly as possible appoint a successor servicer (the “Successor Servicer”) who shall be acceptable to the Deal Agent and the Required Lenders and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Deal Agent. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Deal Agent shall petition a court of competent jurisdiction to appoint any established financial institution whose regular business includes the servicing of Loans as the Successor Servicer hereunder.

(b)Upon its assumption as Successor Servicer, the Backup Servicer (except as specifically set forth herein or in the Backup Servicing Agreement and subject to Section 6.12(a)) or any other Successor Servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement and the other Transaction Documents to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable. In no event shall the Backup Servicer be liable for any actions or omissions of any predecessor Servicer.

(c)All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Loans and the Contracts.

(d)Within 30 days of receiving notice that the Backup Servicer is required to serve as the Servicer hereunder pursuant to the foregoing provisions of this Section 6.12 the Backup Servicer will begin the transition to its role as Servicer.

Section 6.13. Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the Borrower shall (i) perform all of its obligations under the Loans to the same extent as if a security interest in such Loans had not been granted hereunder and (ii) pay when due, from funds available to the Borrower under Section 2.6 hereof, any taxes. Neither the Deal Agent, the Collateral Agent, any Lender nor any other Secured Party shall have any obligation or liability with respect to any Loan, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

Section 6.14. Segregated Payment Account. Upon the occurrence of a Servicer Termination Event, a Potential Servicer Termination Event or an Unsatisfactory Audit, the Deal Agent shall have the right (acting at the direction, or with the consent, of the Required Lenders) to require the Borrower and the Servicer (i) to establish a segregated payment trust account in the name of the Collateral Agent for Collections related to the Collateral and (ii) to direct all Obligors to make payments into such account.

Section 6.15. Dealer Collections Repurchase; Replacement of Dealer Loan with Related Purchased Loans. The parties hereto acknowledge the following:

(a)During its ordinary course of business in managing its serviced portfolio of Dealer Loans (and not based on the poor credit quality of the Dealer Loan Contracts), Credit Acceptance may from time to time agree to enter into an agreement (a “Dealer Collections Purchase Agreement”) with a Dealer, pursuant to which the Dealer agrees to sell and assign to Credit Acceptance all of its rights, interests and entitlement in and to one or more Pools of Dealer Loan Contracts securing the related Dealer Loans, including such Dealer’s ownership interest in such Dealer Loan Contracts and rights to receive the related Dealer Collections (a “Dealer Collections Purchase”).

(b)Credit Acceptance has assigned all of its rights under any Dealer Collections Purchase Agreements to the Borrower pursuant to the Contribution Agreement. Upon the payment by Credit Acceptance to the applicable Dealer under a Dealer Collections Purchase Agreement of the purchase price thereunder (the “Dealer Collections Purchase Price”), the related Dealer Loans (including the rights to the related Dealer Loan Collections thereunder) shall be deemed to be satisfied and pursuant to the Contribution Agreement the Dealer Loan Contracts securing such Dealer Loans shall be assigned by Credit Acceptance to Borrower as Purchased Loan Contracts and the loans thereunder shall be deemed Purchased Loans. For the avoidance of doubt, all Collections on such Purchased Loan Contracts shall be included in Available Funds.

(c)On the date of each Dealer Collections Purchase, Credit Acceptance shall deliver to the Collateral Agent a list identifying (A) all Dealer Loans satisfied as a result of such Dealer Collections Purchase, (B) each Dealer Loan Contract previously securing such Dealer Loans and (C) the Purchased Loans and Purchased Loan Contracts evidencing such Purchased Loans resulting from such Dealer Collections Purchase, in each case, identified by account number, dealer number and pool number, as applicable. Such list shall be deemed to supplement Exhibit A to the Contribution Agreement and Schedule V hereto as of the date of such Dealer Collections Purchase.

ARTICLE VII

BACKUP SERVICER

Section 7.1. Designation of the Backup Servicer. The backup servicing role with respect to the Collateral shall be conducted by the Person designated as Backup Servicer under the Backup Servicing Agreement, which shall be Wells Fargo.

Section 7.2. Duties of the Backup Servicer. On or before the Closing Date, and until its removal pursuant to the Backup Servicing Agreement, the Backup Servicer shall perform, the duties and obligations set forth in the Backup Servicing Agreement.

Section 7.3. Backup Servicing Compensation. As compensation for its backup servicing activities hereunder and under the Backup Servicing Agreement, the Backup Servicer shall be entitled to receive the Backup Servicing Fee pursuant to the provisions of Section 2.6(a). The Backup Servicer’s entitlement to receive the Backup Servicing Fee shall cease on the earliest to occur of: (i) it becoming the Successor Servicer; (ii) its removal as Backup Servicer pursuant to the terms of the Backup Servicing Agreement; or (iii) the termination of this Agreement or the Backup Servicing Agreement.

Section 7.4. Rights and Protections of the Backup Servicer. The Backup Servicer, in the performance of its duties hereunder, and in the exercise or lack of exercise of any and all of its rights and privileges hereunder, shall be entitled to all rights and protections afforded to it in its capacity as Backup Servicer under the Backup Servicing Agreement, including but not limited to all rights and protections (including all rights to indemnification), and all limitations of liability.

ARTICLE VIII SECURITY INTEREST
Section 8.1. Security Agreement. (a) The parties hereto intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the Lenders to the Borrower under Applicable Law.

(b)The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral and Proceeds thereof without the signature of the Borrower where permitted by law and describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect. A photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.2. Release of Lien. At the same time as any Loan by its terms and all amounts in respect thereof have been paid by the related Obligor and deposited in the Collection Account, the Collateral Agent as agent for the Secured Parties will, to the extent requested by the Servicer, release its interest in such Loan and Related Security. The Collateral Agent as agent for the Secured Parties will after the deposit by the Servicer of the proceeds of all such amounts into the Collection Account, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect such release and transfer; provided, that the Collateral Agent as agent for the Secured Parties will make no representation or warranty, express or implied, with respect to any such Loan and Related Security in connection with such sale or transfer and assignment.

Section 8.3. Further Assurances. The provisions of Section 13.12 shall apply to the security interest granted under Section 2.2(a) as well as to each Funding hereunder.

Section 8.4. Remedies. Upon the occurrence of a Termination Event, the Deal Agent, the Collateral Agent, the Lenders and the other Secured Parties shall have, with respect to the Collateral granted pursuant to Section 2.2(a), and in addition to all other rights and remedies available to the Deal Agent, the Collateral Agent, the Lenders and the other Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default under the UCC.

Section 8.5. Waiver of Certain Laws. Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where all or any portion of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of all or any portion of the Collateral, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Deal Agent, the Collateral Agent or any court having jurisdiction to foreclosure the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Deal Agent, the Collateral Agent or such court may determine.

Section 8.6. Power of Attorney. The Borrower hereby irrevocably appoints the Deal Agent, the Collateral Agent and the Servicer and any Successor Servicer as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for in this Agreement, including without limitation the following powers: (a) to give any necessary receipts or acquittances for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document or Hedging Agreement. Nevertheless, if so requested by the Deal Agent, the Servicer, any Successor Servicer, the Collateral Agent or a purchaser of the Collateral, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Deal Agent, the Collateral Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.

ARTICLE IX TERMINATION EVENTS
Section 9.1.    Termination Events.    The following events shall be termination events (“Termination Events”) hereunder:

(a)on any Determination Date, the average Payment Rate for the preceding three (3) Collection Periods with respect to which Payment Rate was calculated is less than 2.0%; or

(b)the Aggregate Loan Amount exceeds, for a period of two (2) Business Days or more, the sum of (i) all amounts on deposit in the Collection Account that would be available to be distributed to the Lenders on such date pursuant to clause (vi) or (viii), as applicable, of Section 2.6(a) hereof if such date was a Payment Date, and (ii) the lesser of
(x) the Borrowing Base and (y) the Aggregate Commitments; or

(c)Reserved; or

(d)a Servicer Termination Event occurs and is continuing; or

(e)(i) failure on the part of the Borrower or the Originator to make any payment or deposit required by the terms of any Transaction Document on the day such payment or deposit is required to be made; or

(ii) failure on the part of the Borrower or the Originator to observe or perform any of its covenants or agreements set forth in this Agreement or any other Transaction Document and such failure continues unremedied for more than five (5) Business Days after written notice to the Borrower or the Originator; or

(f)any representation or warranty made or deemed to be made by the Borrower or the Originator under or in connection with this Agreement, any of the other Transaction Documents or any information required to be given by the Borrower or the Originator to the Deal Agent, the Collateral Agent and the Lenders to identify Loans or Contracts pursuant to any Transaction Document, shall prove to have been false or incorrect in any material respect when made, deemed made or delivered, and such failure continues unremedied for more than thirty (30) days after the earlier of (x) the date on which the Borrower or Credit Acceptance discovers such breach and (y) the date on which the Borrower or Credit Acceptance receives written notice of such breach; or

(g)the occurrence of an Insolvency Event relating to the Originator, the Borrower or the Servicer; or

(h)the Borrower shall become an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended or the arrangements contemplated by the Transaction Document shall require registration as an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended; or

(i)a regulatory, tax or accounting body has ordered that the activities of the Borrower or any Affiliate of the Borrower, contemplated hereby be terminated or, as a result of any other event or circumstance, the activities of the Borrower contemplated hereby may reasonably be expected to cause the Borrower or any of its respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences; or

(j)there shall exist any event or occurrence that has a reasonable possibility of causing a Material Adverse Effect; or

(k)the Borrower, the Servicer or Credit Acceptance shall enter into any merger, consolidation or conveyance transaction, unless in the case of Credit Acceptance or the Servicer, the Servicer or Credit Acceptance, as applicable, is the surviving entity; or

(l)the IRS shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower or the Originator and such lien shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower or the Originator and such lien shall not have been released within five (5)
Business Days; or

(m)the Collateral Agent, as agent for the Secured Parties, shall fail for any reason to have a first priority perfected security interest in a material portion of the Collateral free and clear of all Liens other than Permitted Liens; provided, however, that the failure of the Collateral Agent at any time to have a first priority perfected security interest in Contracts with an aggregate Outstanding Balance at such time not exceeding 3.00% of the aggregate Outstanding Balance of all Eligible Contracts at such time shall not constitute a Termination Event pursuant to this clause (m) so long as such failure does not have a Material Adverse Effect; or

(n)any Change-in-Control shall occur; or

(o)(i) any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Originator, or the Servicer, (ii) the Borrower, the Originator or the Servicer shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or (iii) any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a perfected first priority security interest; or

(p)Credit Acceptance shall fail to pay any principal of or premium or interest on any Material Debt, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or any other default under any agreement or instrument relating to any Material Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Material Debt; or any such Material Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

(q)At any time the Aggregate Loan Amount is greater than $0.00, the cumulative monthly Collections for the six (6) most recent Collection Periods during which the Aggregate Loan Amount is greater than $0.00 are less than 75.0% of Forecasted Collections for the same Collection Periods.

Section 9.2. Remedies. (a) Upon the occurrence of a Termination Event (other than a Termination Event described in Section 9.1(g), the Deal Agent may, with the consent of the Required Lenders, or at the direction of the Required Lenders, shall, by notice to the Borrower declare the Termination Date to have occurred.

(b)Upon the occurrence of a Termination Event described in Section 9.1(g), the Termination Date shall automatically occur.

(c)Upon any Termination Date that occurs following a Termination Event pursuant to this Section 9.2: (i) the applicable Interest Rate on the Aggregate Loan Amount shall be equal to the Default Rate; (ii) the Deal Agent may, with the consent of the Required Lenders, or at the direction of the Required Lenders, shall, by delivery of a Servicer Termination Notice, terminate the Servicer; and (iii) the Deal Agent may, with the consent of the Required Lenders, or at the direction of the Required Lenders, shall, declare the entire outstanding principal amount of the Notes to be immediately due and payable. The Deal Agent, the Collateral Agent and the other Secured Parties shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided of a secured party under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

(d)If the Notes have been declared due and payable pursuant to Section 9.2(c), the Collateral Agent shall, at the direction, or with the consent, of the Required Lenders, institute proceedings to collect amounts due, exercise remedies (selected by the Required Lenders) as a secured party (including foreclosure or sale of the Collateral) or maintain the Collateral and continue to apply the proceeds from the Collateral as if there had been no declaration of acceleration.

(e)Upon the occurrence of an Amortization Event or Termination Event, the Borrower may not request and no Lender shall be required to effect any Funding.

ARTICLE X INDEMNIFICATION
Section 10.1. Indemnities by the Borrower. (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Deal Agent, the Backup Servicer, the Collateral Agent, the Successor Servicer, the Lenders, the other Secured Parties, and each of their respective Affiliates and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party or other non-monetary damages of any such Indemnified Party any of them arising out of or as a result of this Agreement or the financing or maintenance of the Aggregate Loan Amount or in respect of any Loan or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (b) Indemnified Amounts that have the effect of recourse for non-payment of the Loans due to credit problems of the Obligors (except as otherwise specifically provided in this Agreement). If the Borrower has made any indemnity payment pursuant to this Section 10.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such Indemnified Amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i)any Contract or Loan treated as or represented by Credit Acceptance to be an Eligible Loan or an Eligible Contract that is not at the applicable time an Eligible Loan or an Eligible Contract;

(ii)reliance on any representation or warranty made or deemed made by the Borrower or any of its officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii)the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Loan, Dealer Agreement, Purchase Agreement, any Contract, or the nonconformity of any Loan, Dealer Agreement, Purchase Agreement or Contract with any such Applicable Law;

(iv)the failure to vest and maintain vested in the Collateral Agent for the Secured Parties a first priority perfected security interest in the Collateral, together with all Collections, free and clear of any Lien whether existing at the time of any Funding or at any time thereafter;

(v)the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the Collateral, whether at the time of the Funding or at any subsequent time;

(vi)any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Loan or Contract (including, without limitation, a defense based on such Loan or Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(vii)any failure of the Borrower to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by the Borrower to perform its respective duties under the Loans;

(viii)the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral;

(ix)any repayment by the Deal Agent or any other Secured Party of any amount previously distributed in reduction of the Aggregate Loan Amount or payment of Interest or any other amount due hereunder or under any Hedging Agreement, in each case which amount the Deal Agent or such other Secured Party believes in good faith is required to be repaid;

(x)the commingling of Collections of the Collateral at any time with other funds;

(xi)any investigation, litigation or proceeding related to this Agreement or the use of proceeds of any Funding or the funding of or maintenance of the Aggregate Loan Amount or in respect of any Loan or Contract;

(xii)any failure by the Borrower to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Borrower of the Loans, Related Security or any portion thereof or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xiii)the use of the proceeds of any Funding in a manner other than as provided in this Agreement and the Contribution Agreement; or

(xiv)the failure of the Borrower or any of its agents or representatives to remit to the Servicer, the Deal Agent, the Collateral Agent and the Lenders or any other Secured Party, any Collections of the Collateral remitted to the Borrower or any such agent or representative.

(b)Any amounts subject to the indemnification provisions of this Section 10.1 shall be paid by the Borrower to the relevant Indemnified Party on the next Payment Date.

(c)The obligations of the Borrower under this Section 10.1 shall survive the resignation or removal of the Deal Agent, the Collateral Agent, the Successor Servicer, any Lender or the Backup Servicer and the assignment or termination of this Agreement.

Section 10.2. Indemnities by the Servicer. (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of any acts, omissions or alleged acts or omissions of the Servicer, including, but not limited to: (i) any representation or warranty made by the Servicer under or in connection with any Transaction Document, any Monthly Report or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made; (ii) the failure by the Servicer to comply with any Applicable Law; (iii) the failure of the Servicer to comply with its duties or obligations in accordance with this Agreement or any other Transaction Document to which it is a party; (iv) any litigation, proceedings or investigation against the Servicer; (v) the commingling of Collections at any time with other funds; or (vi) the failure of the Servicer or any of its agents or representatives to remit to the Collection Account, the Deal Agent, the Lenders or the Collateral Agent any Collections or Proceeds of the Collateral. The provisions of this indemnity shall run directly to and be enforceable by an Indemnified Party subject to the limitations hereof.

(b)Any amounts subject to the indemnification provisions of this Section 10.2 shall be paid by the Servicer to the relevant Indemnified Party within five (5) Business Days following such Person’s demand therefor.

(c)The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible Contracts.

(d)The obligations of the Servicer under this Section 10.2 shall survive the resignation or removal of the Deal Agent, the Collateral Agent, the Successor Servicer, any Lender or the Backup Servicer and the assignment or termination of this Agreement.

(e)Any indemnification pursuant to this Section 10.2 shall not be payable from the Collateral.

Section 10.3. After-Tax Basis. Indemnification under Sections 10.1 and 10.2 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE XI

THE DEAL AGENT AND THE COLLATERAL AGENT

Section 11.1.    Authorization and Action. (a) Each Secured Party hereby designates and appoints BMO Capital Markets as Deal Agent hereunder, and authorizes the Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Deal Agent shall be read into this Agreement or otherwise exist for the Deal Agent. In performing its functions and duties hereunder, the Deal Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Deal Agent shall not be required to take any action that exposes the Deal Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of the Deal Agent hereunder shall terminate on the Collection Date.

(b) Each Secured Party hereby designates and appoints BMO as Collateral Agent hereunder, and authorizes the Collateral Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Collateral Agent shall be read into this Agreement or otherwise exist for the Collateral Agent. In performing its functions and duties hereunder, the Collateral Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Collateral Agent shall not be required to take any action that exposes the Collateral Agent to personal liability or that is contrary to this Agreement or Applicable Law. The Collateral Agent shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it in accordance with the terms of this Agreement and the other Transaction Documents. The appointment and authority of the Collateral Agent hereunder shall terminate on the Collection Date.

Section 11.2. Delegation of Duties. (a) The Deal Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(b) The Collateral Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3. Exculpatory Provisions. (a) Neither the Deal Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of the Deal Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to any of the

Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Deal Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. The Deal Agent shall not be deemed to have knowledge of any Amortization Event, Unmatured Termination Event, Termination Event, Servicer Termination Event or Potential Servicer Termination Event unless the Deal Agent has received notice from the Borrower or a Secured Party.

(b) Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of the Collateral Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Collateral Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. The Collateral Agent shall not be deemed to have knowledge of any Amortization Event, Unmatured Termination Event, Termination Event, Servicer Termination Event or Potential Servicer Termination Event unless the Collateral Agent has received notice from the Borrower or a Secured Party.

Section 11.4. Reliance. (a) The Deal Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Deal Agent. The Deal Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of all of the Required Lenders as specified in this Agreement (or if not specified, as it deems appropriate) or it shall first be indemnified to its satisfaction by the Secured Parties, provided that unless and until the Deal Agent shall have received such advice, the Deal Agent may take or refrain from taking any action, as the Deal Agent shall deem advisable and in the best interests of the Secured Parties. The Deal Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of all of the Secured Parties, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

(b) The Collateral Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Deal Agent or the Required Lenders as specified in this Agreement (or if not specified, as it deems appropriate) or it shall first be indemnified to its satisfaction by the Secured Parties, provided that unless and until the Collateral Agent shall have received such advice, the Collateral Agent may take or refrain from taking any action, as the Collateral Agent shall deem advisable and in the best interests of the Secured Parties. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Deal Agent or the Required Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

Section 11.5. Non-Reliance on Deal Agent and Collateral Agent. Each Secured Party expressly acknowledges that neither the Deal Agent, the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Deal Agent, the Collateral Agent hereafter taken, including, without limitation, any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Deal Agent or the Collateral Agent. Each Secured Party represents and warrants to the Deal Agent and the Collateral Agent that it has made and will make, independently and without reliance upon the Deal Agent, Collateral Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement or any Hedging Agreement, as the case may be.

Section 11.6. Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Deal Agent, the Collateral Agent and each of their respective officers, directors, employees, representatives and agents ratably according to their pro rata shares, to the extent not paid or reimbursed by the Borrower (i) for any amounts for which the Deal Agent, acting in its capacity as Deal Agent, or the Collateral Agent, acting in its capacity as Collateral Agent, is entitled to reimbursement by the Borrower hereunder and (ii) for any other expenses incurred by the Deal Agent, in its capacity as Deal Agent, or the Collateral Agent, acting in its capacity as Collateral Agent and acting on behalf of the Secured Parties, in connection with the administration and enforcement of this Agreement.

Section 11.7. Deal Agent and Collateral Agent in their Individual Capacities. The Deal Agent, the Collateral Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though the Deal Agent or the Collateral Agent were not the Deal Agent or the Collateral Agent hereunder. With respect to each Funding pursuant to this Agreement, the Deal Agent, the Collateral Agent and each of their respective Affiliates shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the

Deal Agent or the Collateral Agent, as the case may be, and the term “Lender” shall include the Deal Agent or the Collateral Agent, as the case may be, in its individual capacity.

Section 11.8. Successor Deal Agent or Collateral Agent. (a) The Deal Agent may, upon 5 days’ notice to the Borrower and the other Secured Parties, and the Deal Agent will, upon the direction of the Required Lenders and 5 days’ notice to the Borrower, resign as Deal Agent. If the Deal Agent shall resign, then the Required Lenders, during such 5-day period shall appoint a successor agent. If for any reason no successor Deal Agent is appointed by the Required Lenders during such 5-day period, then effective upon the expiration of such 5-day period, the Secured Parties shall perform all of the duties of the Deal Agent hereunder and the Borrower shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith directly to the applicable Secured Party and for all purposes shall deal directly with each Secured Party. After any retiring Deal Agent’s resignation hereunder as Deal Agent, the provisions of Article X and Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Deal Agent under this Agreement.

(b)The Collateral Agent may, upon 5 days’ notice to the Borrower and the other Secured Parties, and the Collateral Agent will, upon the direction of the Required Lenders and 5 days’ notice to the Borrower, resign as Collateral Agent. If the Collateral Agent shall resign, then the Required Lenders, during such 5-day period shall appoint a successor agent. If for any reason no successor Collateral Agent is appointed by the Required Lenders during such 5-day period, then effective upon the expiration of such 5-day period, the Secured Parties shall perform all of the duties of the Collateral Agent hereunder and the Borrower shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith directly to the applicable Secured Party and for all purposes shall deal directly with each Secured Party. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of Article X and Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

(c)In connection with any resignation or removal of any Collateral Agent pursuant to clause (b) above, the predecessor Collateral Agent shall deliver to its successor all books, records, accounts, documents, statements, Collateral and monies held by it under this Agreement. The predecessor Collateral Agent shall, at the expense of the Borrower, execute and deliver such instruments and do such other things as may be reasonably requested by the Deal Agent or the successor Collateral Agent to fully and certainly vest and confirm in such successor all of the predecessor Collateral Agent’s rights, powers, duties and obligations hereunder and transfer to the successor Collateral Agent all rights and interest of the predecessor Collateral Agent in the Collateral. The predecessor Collateral Agent shall, at the expense of the Borrower, cooperate with its successor to ensure that the successor has all books, records, accounts, documents, statements and monies held by it under this Agreement and any other relevant information relating to the Collateral.

Section 11.9. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Deal Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or Credit Acceptance, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Revolving Loans or the Commitments; or

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Commitments and this Agreement; or

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Revolving Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolving Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Loans, the Commitments and this Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Deal Agent, in its sole discretion, and such Lender in order to avoid prohibited transactions.

(b)In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Deal Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or Credit Acceptance, that:
(i)none of the Deal Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Deal Agent under this Agreement, any Transaction Document or any documents related hereto or thereto);

(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the

Revolving Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, other than an individual directing his or her own individual retirement account or plan account or a relative of such individual, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations under each Note and this Agreement);

(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Revolving Loans, the Commitments and this Agreement is a fiduciary under Section 3(21) of ERISA or the Code, or both, with respect to the Revolving Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v)no fee or other compensation is being paid directly to the Deal Agent or any of its Affiliates for investment advice (as opposed to other services) in connection with the Revolving Loans, the Commitments or this Agreement.

(c)The Deal Agent hereby informs the Lenders that, with respect to itself and its Affiliates, each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Revolving Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Revolving Loans or the Commitments for an amount less than the amount being paid for an interest in the Revolving Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, by the other Transaction Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, Deal Agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE XII ASSIGNMENTS; PARTICIPATIONS
Section 12.1.    Assignments and Participations. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, and (ii) a Lender may not assign or otherwise transfer any of its rights or obligations hereunder to anyone other than an Eligible Assignee; provided, that a Lender shall provide notice of such assignment to the Borrower, the Servicer, the Backup Servicer and the Deal Agent. Except in the case of an assignment to another then existing Lender, an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or Revolving Loans, the amount of the Commitment or Revolving Loans subject to any assignment shall not be less than $10,000,000, unless the Deal Agent, and, so long as no Termination Event has occurred and is continuing or such assignment is to any Federal Reserve Bank, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Loans or the Commitment assigned. The parties to each such assignment shall execute and deliver to the Deal Agent an Assignment and Assumption (together with a processing and recordation fee of $3,500; provided, that the Deal Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment) and shall provide a copy thereof to the Collateral Agent, the Servicer, the Backup Servicer and the Borrower. The assignee, if it is not a Lender, shall deliver to the Deal Agent an Administrative Questionnaire. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, or any participants to the extent provided in Section 12.1(b) hereof) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Any Lender shall have the right to grant participations in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Revolving Loans owing to it) to one or more other banking institutions (each such person a “Participant”), and such Participants shall be entitled to the benefits of this Agreement, including, without limitation, Sections 2.10 and 2.11 hereof, to the same extent as if they were a direct party hereto; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the other parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and provided further that no such Participant shall be entitled to receive payment hereunder of any amount greater than the amount which would have been payable had such Lender not granted a participation to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Upon the grant of a participation of any Lender’s rights and/or obligations under this Agreement, such Lender will promptly notify the Borrower of the Participant and the proportionate amount granted under such participation. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant'’s interest in any commitments, loans or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(c)The Deal Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in 115 South LaSalle Street, Chicago, Illinois 60603 a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Deal Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Nothing herein shall prohibit any Lender from pledging or assigning as collateral any of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to any Federal Reserve Bank in accordance with Applicable Law and any such pledge or collateral assignment may be made without compliance with Section 12.1(a) or Section 12.1(b); provided that no such pledge shall release such Lender from any of its obligations hereunder or substitute such pledgee or assignee for such Lender as a party hereto.

ARTICLE XIII MISCELLANEOUS
Section 13.1. Amendments and Waivers. The Required Lenders may, in writing, from time to time, (a) enter into agreements with the Borrower and the Servicer amending, modifying or supplementing this Agreement, and (b) in their sole discretion, grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Borrower and the Servicer under this Agreement; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all Lenders:

(i)change the definitions of “Aggregate Commitments”, “Amortization Event”, “Borrowing Base”, “Required Reserve Account Amount”, “Required Lenders”, “Servicer Termination Event” or “Termination Event”, or any (direct or indirect) components of any of the foregoing;

(ii)change the Aggregate Loan Amount, or Interest or Program Fees thereon, or delay any scheduled date for the payment thereof;

(iii)change fees payable by the Borrower to the Deal Agent or any Lenders, or delay the dates on which such fees are payable;

(iv)release the Collateral Agent’s Lien on, or transfer, all or any material portion of the Collateral except to the extent expressly permitted by the terms hereof;

(v)extend the Commitment Termination Date except in accordance with Section 2.1(b); or

(vi)change any of the provisions of this Section 13.1;

and provided, further, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender or reduce the amount of the Revolving Loans, Interest or fees payable to any Lender, in each case unless in writing and signed by such Lender or (ii) change the duties or obligations of the Deal Agent or the Collateral Agent, in each case unless in writing and signed by the Deal Agent or the Collateral Agent at the direction of the Deal Agent, as applicable; provided, however, that no such amendment, waiver or modification shall affect the rights or obligations of any Hedge Counterparty or the Backup Servicer without the written agreement of such Person; and provided, further, that the Borrower shall provide the Backup Servicer with prior written notice of any amendment which is not required to be agreed to by the Backup Servicer. Any waiver of any provision hereof, and any consent to a departure by either the Borrower or Servicer from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

Section 13.2. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy or e-mail (if the recipient has provided an e-mail address)) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, (c) notice by facsimile copy, when verbal communication of receipt is obtained or (d) notice by e-mail, when electronic confirmation of receipt is obtained, except that notices and communications pursuant to Article XIII shall not be effective until received with respect to any notice sent by mail or telex.

Section 13.3. Ratable Payments. If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Secured Party (other than payments received pursuant to Sections 2.10, 2.11, 10.1 or 10.2) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Aggregate Unpaids; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 13.4. No Waiver; Remedies. No failure on the part of the Deal Agent, the Collateral Agent, the Backup Servicer, any Lender or any other Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 13.5. Binding Effect; Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Deal Agent, the Backup Servicer, the Collateral Agent, the Lenders, the other Secured Parties and their respective successors and permitted assigns and, in addition, the provisions of Sections 2.6(a)(i) and 2.6(a)(xii) shall inure to the benefit of each Hedge Counterparty, whether or not that Hedge Counterparty is a Secured Party.

Section 13.6. Term of this Agreement. This Agreement, including, without limitation, the Borrower’s representations, warranties and covenants set forth in Articles IV and V, and the Servicer’s representations, warranties and covenants set forth in Articles IV and V hereof, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or Servicer pursuant to Articles IV and V and the indemnification and payment provisions of Article X and Article XI and the provisions of Section 13.10 and Section 13.11 shall be continuing and shall survive any termination of this Agreement.

Section 13.7. Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH HEDGE COUNTERPARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 13.8. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO AND EACH HEDGE COUNTERPARTY HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 13.9. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Deal Agent, the Backup Servicer, the Collateral Agent, the Lenders, the other Secured Parties and its or their respective Affiliates and officers, directors, employees and agents thereof under Article X hereof, the Borrower agrees to pay on demand all costs and expenses of the Deal Agent, the Backup Servicer, the Collateral Agent, the Lenders and the other Secured Parties incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith (excluding any Hedging Agreement), including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Deal Agent, the Backup Servicer, the Collateral Agent, the Lenders and the other

Secured Parties with respect thereto and with respect to advising the Deal Agent, the Backup Servicer, the Collateral Agent, the Lenders and the other Secured Parties as to their respective rights and remedies under this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith (excluding any Hedging Agreement), and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Deal Agent, the Backup Servicer, the Collateral Agent, the Lenders or the other Secured Parties in connection with the enforcement of this Agreement, the other Transaction Documents and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith (including any Hedging Agreement).

(b) The Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents, or the other documents to be delivered hereunder.

Section 13.10. No Proceedings. Each of the parties hereto and each Hedge Counterparty (by accepting the benefits of this Agreement) hereby agrees that it will not institute against, or join any other Person in instituting against the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day since the Collection Date.

Section 13.11. Recourse Against Certain Parties. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such Secured Party or any incorporator, affiliate, stockholder, member, officer, employee or director of such Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Secured Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Secured Party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such Secured Party or any incorporator, stockholder, member, affiliate, officer, employee or director of such Secured Party or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Secured Party and each incorporator, stockholder, member, affiliate, officer, employee or director of such Secured Party or of any such administrator, or any of them, for breaches by such Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 13.11 shall survive the termination of this Agreement.

Section 13.12. Protection of Right, Title and Interest in Assets; Further Action Evidencing each Funding. (a) Each of the Borrower and the Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Collateral Agent as agent for the Secured Parties and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Collateral Agent as agent for the Secured Parties hereunder to all property comprising the Collateral. Each of the Borrower and the Servicer shall deliver to the Collateral Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Borrower shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.12(a).

(b)Each of the Borrower and the Servicer agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Collateral Agent and the Lenders may reasonably request in order to perfect, protect or more fully evidence the Funding hereunder, or to enable the Collateral Agent or the other Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c)If the Borrower or the Servicer fails to perform any of its obligations hereunder, the Collateral Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Collateral Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower (if the Servicer that fails to so perform is the Borrower or an Affiliate thereof) as provided in Article X, as applicable. The Borrower irrevocably authorizes the Collateral Agent and appoints the Collateral Agent as its attorney-in-fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

(d)Without limiting the generality of the foregoing, the Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1 or any other financing statement filed pursuant to this Agreement or in connection with the Fundings hereunder, unless the Collection Date shall have occurred, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement.

(e)In addition to the foregoing, the Borrower will deliver or cause to be delivered to the Collateral Agent within 90 days after the beginning of each calendar year beginning with 2019, an opinion of the counsel for the Borrower, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, the existing financing statement naming the Borrower as debtor and the Collateral Agent as secured party and any related continuation statement or amendment (the

“Financing Statement”) will remain effective and no additional financing statements, continuation statements or amendments with respect to the Financing Statement (other than a continuation statement to be filed within the period that is six months prior to the expiration of the Financing Statement, as applicable) will be required to be filed from the date of such opinion through the date that is the one year anniversary of the date of such opinion to maintain the perfection of the security interest of the Collateral Agent as such lien otherwise exists on the date of such opinion. Such opinion of counsel shall (i) describe the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to preserve and protect the interest of the Collateral Agent in the Collateral, until the 90th day in the following calendar year and (ii) specify any action necessary (as of the date of such opinion) to be taken in the following calendar year to preserve perfection of such interest.

Section 13.13. Confidentiality; Tax Treatment Disclosure. (a) Each of the Deal Agent, the Secured Parties, the Servicer, the Collateral Agent, each Lender, the Backup Servicer and the Borrower shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the business of the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors and the agents of such Persons (“Excepted Persons”), provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Secured Parties, the Servicer, the Deal Agent, the Collateral Agent, the Backup Servicer and the Borrower that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of this Agreement, but not the financial terms hereof, (iii) disclose such information as is required by the Transaction Documents or Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether at law or in equity or pursuant to arbitration) involving any of the Transaction Documents or any Hedging Agreement for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents or any Hedging Agreement. It is understood that the financial terms that may not be disclosed except in compliance with this Section 13.13(a) include, without limitation, all fees and other pricing terms, and all Termination Events, Servicer Termination Events, and priority of payment provisions.

(b)Anything herein to the contrary notwithstanding, each of the Borrower and the Servicer hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Deal Agent, the Collateral Agent, the Backup Servicer or the Secured Parties by each other, or (ii) by the Deal Agent or any Lender to any prospective or actual assignee or participant or to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Backup Servicer and the Deal Agent, may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Collateral Agent’s, the Deal Agent’s, any Lender’s or the Backup Servicer’s business or that of their respective affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Collateral Agent, the Deal Agent, any Lender or the Backup Servicer or an affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Borrower or the Servicer or (E) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent, the Deal Agent, any Lender or the Backup Servicer having a need to know the same, provided that the Collateral Agent, the Deal Agent, such Lender or the Backup Servicer advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Transaction Documents or the Borrower or the Servicer.

(d)Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made to the extent required to be kept confidential to comply with any applicable federal or state securities laws; and provided, further, that (to the extent not inconsistent with the foregoing) such disclosure shall be made without disclosing the names or other identifying information of any party.

Section 13.14. Execution in Counterparts; Severability; Integration. This Agreement shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of instruments when required under any Signature Law due to the character or intended character of the writings. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter delivered by the Originator to the Deal Agent or the Lenders.

Section 13.15. Patriot Act Compliance. Each of the Deal Agent, the Collateral Agent, each Lender and the Backup Servicer hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower, organizational documentation, director and member information, and other information that will allow each of the Deal Agent, the Collateral Agent, the Backup Servicer and the Lenders to identify the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for each of the Deal Agent, the Collateral Agent, the Backup Servicer and the Lenders.

Section 13.16. Amendment and Restatement. This Agreement constitutes an amendment and restatement of the Prior Agreement, as amended, effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any debt or other obligations owing to the Deal Agent, the Collateral Agent or the Lenders under the Prior Agreement or any other Transaction Document (as defined in the Prior Agreement) based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facility described in the Prior Agreement shall be amended, supplemented, modified and restated in its entirety by the credit facility described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Prior Agreement shall be deemed to be loans and obligations outstanding under the credit facility described herein, without any further action by any Person, except that the Deal Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such loans, together with any Revolving Loans funded on the Closing Date, reflect the respective Commitments of the Lenders hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:
CAC WAREHOUSE FUNDING LLC IV

By:         Name:     Title:

CAC Warehouse Funding LLC IV Silver Triangle Building
25505 West Twelve Mile Road Southfield, Michigan 48034-8339 Attention: Jeff Soutar
Facsimile No.: (877) 320-1576
Confirmation No.: (248) 353-2700 (ext. 5646)

THE SERVICER AND THE CUSTODIAN: CREDIT ACCEPTANCE CORPORATION

By:         Name:     Title:

CAC Warehouse Funding LLC IV Silver Triangle Building
25505 West Twelve Mile Road Southfield, Michigan 48034-8339 Attention: Jeff Soutar
Facsimile No.: (877) 320-1576
Confirmation No.: (248) 353-2700 (ext. 5646) [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

Signature Page to Amended and Restated Loan and Security Agreement

THE COLLATERAL AGENT:
BANK OF MONTREAL

By:         Name:     Title:

Bank of Montreal
115 South LaSalle Street 25th Floor West Chicago, Illinois 60603 Attention: Karen Louie
~~Facsimile No.: (312) 293-4948~~
Telephone No.: (312) 293-4410 [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

THE LENDERS:
BANK OF MONTREAL

By:         Name:     Title:

Bank of Montreal
115 South LaSalle Street 25th Floor West Chicago, Illinois 60603 Attention: Karen Louie
Facsimile No.: (312) 293-4948
Telephone No.: (312) 293-4410

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

THE BACKUP SERVICER:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By:         Name:     Title:

Wells Fargo Bank, National Association MAC N~~9300-061~~9300-070
600 S. 4th Street
Minneapolis, Minnesota ~~55479~~55415 Attention: Corporate Trust Services –
Asset-Backed Administration Facsimile No.: (612) 667-3464
Telephone No.: (612) 667-8058 THE DEAL AGENT:
BMO CAPITAL MARKETS CORP.

By:         Name:     Title:

BMO Capital Markets Corp. 115 South LaSalle Street ~~36~~37th Floor West
Chicago, Illinois 60603 Attention: Matt Peters Facsimile No.: (312) 293-4908
Telephone No.: (312) 461-3416

EXHIBIT A

FORM OF FUNDING NOTICE

Reference is made to the Amended and Restated Loan and Security Agreement, dated as of May 10, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among CAC Warehouse Funding LLC IV, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), BMO Capital Markets Corp., as Deal Agent, Bank of Montreal (“BMO”), as Collateral Agent, the Lenders party thereto, and Wells Fargo Bank, National Association, as the Backup Servicer. Terms defined in the Agreement, or incorporated therein by reference, are used herein as therein defined.

(A)Funding Request. The Borrower hereby requests a Funding pursuant to Section 2.1 and Section 2.3 of the Agreement.

(B)Funding Information. The Funding shall (a) take place on [     ] and (b) be in an amount equal to $[     ]. Such Funding shall consist of ~~Eurodollar~~Daily SOFR Loans.

(C)Representations. The Borrower hereby represents and warrants that (i) all conditions precedent to the Funding described in Article III of the Agreement have been satisfied and (ii) no Termination Event or Unmatured Termination Event shall have occurred. This Funding Notice has been made in accordance with the provisions of Section 2.1(a) of the Agreement.

(D)Account Information. Proceeds of the Funding should be transferred in same day funds to the following account:

Bank Name: [         ] ABA No.: [     ]
Account No.: [         ] Account Name: [             ] Reference: [     ]

(E)Irrevocable. This Funding Notice shall be irrevocable except as set forth in Section 2.3(c) of the Agreement.

(F)Governing Law. This Funding Notice shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Funding Notice to be duly executed and delivered by its duly authorized officer as of the date first above written.

CAC WAREHOUSE FUNDING LLC IV

By:         Name:     Title:

EXHIBIT B

FORM OF MONTHLY REPORT

[Intentionally Omitted]

EXHIBIT C RESERVED

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE AS TO SOLVENCY

Attached

EXHIBIT E

FORM OF TAKE-OUT RELEASE

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of May 10, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among CAC Warehouse Funding LLC IV, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), BMO Capital Markets Corp., as deal agent (the “Deal Agent”), Bank of Montreal (“BMO”), as Collateral Agent, the Lenders party thereto, and Wells Fargo Bank, National Association, as the Backup Servicer.

Capitalized terms not defined herein shall have the meaning given such terms in the Agreement.

Pursuant to Section 2.13(a) of the Agreement, the Borrower requests the Collateral Agent to release all of its right, title and interest, including any security interest and Lien, in and to the Loans and Related Security identified on Schedule 1 hereto (the “Released Loans and the Related Security”). The Take-Out Date is as of [     ].

Pursuant to Section 2.13(a)(ii) of the Agreement, the Servicer and the Borrower hereby certify that the Borrower will have sufficient funds on the Take-Out Date to effect the Take-Out in accordance with the Agreement.

Pursuant to Section 2.13(a)(iii) of the Agreement, the Servicer and the Borrower hereby certify that after giving effect to the Take-Out and the release to the Borrower of the Loans and Related Security on the Take-Out Date, (x) the representations and warranties contained in Article IV of the Agreement shall continue to be correct in all material respects, except to the extent relating to an earlier date, and (y) neither an Unmatured Termination Event nor a Termination Event has occurred.

Upon deposit in the Collection Account of $[     ] in immediately available funds, the Collateral Agent hereby releases all of its right, title and interest, including any security interest and Lien, in and to:

(i)the Released Loans and the Related Security, all monies due or to become due with respect thereto, whether accounts, chattel paper, general intangibles or other property, and all monies or remittances on deposit in the Credit Acceptance Payment Account which constitute proceeds of such Released Loans and the Related Security;

(ii)the security interests in the Contracts granted by Obligors pursuant to the related Released Loans and the Related Security;

(iii)all of the Borrower’s rights under (x) the Contribution Agreement and (y) each Dealer Agreement, in each case with respect to such Released Loans and the Related Security; and

(iv)the proceeds of any and all of the foregoing. [REMAINDER OF PAGE BLANK. SIGNATURE PAGE FOLLOWS.]

Executed as of     .

CREDIT ACCEPTANCE CORPORATION, AS THE
SERVICER

By:         Name:     Title:

CAC WAREHOUSE FUNDING LLC IV, as the
Borrower

By:         Name:     Title:

BANK OF MONTREAL, as a Lender

By:         Name:     Title:

BANK OF MONTREAL, as the Collateral Agent

By:         Name:     Title:

BMO CAPITAL MARKETS CORP., as the Deal
Agent

By:         Name:     Title:

EXHIBIT F

FORM OF CONTRIBUTION AGREEMENT

[Intentionally Omitted]

EXHIBIT G
FORM OF [AMENDED AND RESTATED] VARIABLE FUNDING NOTE NEW YORK, NEW YORK
[     ], 2018

FOR VALUE RECEIVED, the undersigned, CAC WAREHOUSE FUNDING LLC IV, a Delaware limited liability company (the “Borrower”), promises to pay to [LENDER] (the “Lender”) or its registered assigns, on the dates specified in the Loan and Security Agreement (as hereinafter defined), at the principal office of the Lender in [City, State], in lawful money of the United States and in immediately available funds, the principal amount of up to [AMOUNT] DOLLARS ($[     ]), or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Loan and Security Agreement, and to pay interest at such office, in like money, from the date hereof on the principal amount of each Revolving Loan from time to time outstanding at the rates and on the dates specified in the Loan and Security Agreement.

The Lender is authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records of the Lender, the date and the amount of the Revolving Loans made by the Lender, each continuation thereof, the ~~funding period~~Interest Period for such Revolving Loans and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder, or under the Loan and Security Agreement in respect of the aggregate unpaid principal amount of all Revolving Loans made by the Lender.

This [Amended and Restated] Variable Funding Note is the Note referred to in the Amended and Restated Loan and Security Agreement, dated as of May 10, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan and Security Agreement”), by and among CAC Warehouse Funding LLC IV, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), the Lender, the other Lenders party thereto, BMO Capital Markets Corp., as deal agent (the “Deal Agent”), Bank of Montreal, as collateral agent (in such capacity, the “Collateral Agent”), and Wells Fargo Bank, National Association, as the Backup Servicer, and is entitled to the benefits thereof. Capitalized terms used herein and not defined herein have the meanings given them in the Loan and Security Agreement.

This [Amended and Restated] Variable Funding Note is subject to optional and mandatory prepayment as provided in the Loan and Security Agreement.

Upon the occurrence of a Termination Event, the Secured Parties shall have all of the remedies specified in the Loan and Security Agreement. The Borrower hereby waives presentment, demand, protest, and all notices of any kind.

[This Amended and Restated Variable Funding Note amends and restates (but does not novate or extinguish) that certain Variable Funding Note dated as of April 28, 2017 executed by the Borrower in favor of the Lender. This Amended and Restated Variable Funding Note is issued in substitution and replacement for, and evidences all of the indebtedness previously evidenced by, each and any Variable Funding Note made by the undersigned in favor of the Lender prior to the date hereof.]

THIS [AMENDED AND RESTATED] VARIABLE FUNDING NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

CAC WAREHOUSE FUNDING LLC IV, as
Borrower

By:         Name:     Title:

SCHEDULE 1 TO
[AMENDED AND RESTATED] VARIABLE FUNDING NOTE

PRINCIPAL OF
THE REVOLVING LOANS

INTEREST ON THE
REVOLVING LOANS

PREPAYMENT OF THE REVOLVING LOANS

NOTATION BY
DATE

EXHIBIT H

FORM OF DEALER AGREEMENT

[Intentionally Omitted]

EXHIBIT I FORMS OF CONTRACTS
[Intentionally Omitted]

EXHIBIT J

FORM OF PURCHASE AGREEMENT

[Intentionally Omitted]

EXHIBIT K-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of May 10, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among CAC Warehouse Funding LLC IV, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), BMO Capital Markets Corp., as deal agent (the “Deal Agent”), Bank of Montreal (“BMO”), as Collateral Agent, the Lenders party thereto, and Wells Fargo Bank, National Association, as the Backup Servicer.

Pursuant to the provisions of Section 2.11 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Revolving Loan(s) (as well as any Note(s) evidencing such Revolving Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Deal Agent, the Collateral Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Deal Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Deal Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:         Name:     Title:
Date:     , 20[ ]

EXHIBIT K-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of May 10, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among CAC Warehouse Funding LLC IV, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), BMO Capital Markets Corp., as deal agent (the “Deal Agent”), Bank of Montreal (“BMO”), as Collateral Agent, the Lenders party thereto, and Wells Fargo Bank, National Association, as the Backup Servicer.

Pursuant to the provisions of Section 2.11 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:         Name:     Title:
Date:     , 20[ ]

EXHIBIT K-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of May 10, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among CAC Warehouse Funding LLC IV, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), BMO Capital Markets Corp., as deal agent (the “Deal Agent”), Bank of Montreal (“BMO”), as Collateral Agent, the Lenders party thereto, and Wells Fargo Bank, National Association, as the Backup Servicer.

Pursuant to the provisions of Section 2.11 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]

By:         Name:     Title:
Date:     , 20[ ]

EXHIBIT K-4
FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of May 10, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, the “Agreement”), by and among CAC Warehouse Funding LLC IV, as borrower (in such capacity, the “Borrower”), Credit Acceptance Corporation, as servicer (in such capacity, the “Servicer”), BMO Capital Markets Corp., as deal agent (the “Deal Agent”), Bank of Montreal (“BMO”), as Collateral Agent, the Lenders party thereto, and Wells Fargo Bank, National Association, as the Backup Servicer.
Pursuant to the provisions of Section 2.11 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Revolving Loan(s) (as well as any Note(s) evidencing such Revolving Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Revolving Loan(s) (as well as any Note(s) evidencing such Revolving Loan(s)), (iii) with respect to the extension of credit pursuant to this Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Deal Agent, the Collateral Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Deal Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Deal Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF LENDER]

By:         Name:     Title:
Date:     , 20[ ]

EXHIBIT L
FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Loan and Security Agreement identified below (as amended, the “Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Agreement, as of the Effective Date inserted by the Deal Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the facility governed by the Agreement (including without limitation any guarantees included in such facility), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the

1For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3Select as appropriate.
4Include bracketed language if there are either multiple Assignors or multiple Assignees.

rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.Assignor[s]:

2.Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.Borrower(s):    CAC Warehouse Funding LLC IV

4.Deal Agent:    BMO Capital Markets Corp., as the deal agent under the Agreement

5.Agreement:    Amended and Restated Loan and Security Agreement dated
    as of ~~[    ]~~May 10, 2018 among the Borrower, Credit Acceptance Corporation, as Servicer, the Deal Agent, Bank of Montreal, as Collateral Agent, the Lenders party thereto, and Wells Fargo Bank, National Association, as the Backup Servicer

6.Assigned Interest[s]:

ASSIGNOR[S] 5	ASSIGNEE[S]6	AGGREGATE AMOUNT OF COMMITMENT/REVO LVING LOANS FOR ALL LENDERS7	AMOUNT OF COMMITMENT/REV OLVING LOANS ASSIGNED8	PERCENTAGE ASSIGNED OF COMMITMENT/ REVOLVING LOANS9
		$	$	%
		$	$	%
		$	$	%

5List each Assignor, as appropriate.
6List each Assignee, as appropriate.
7Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9Set forth, to at least 9 decimals, as a percentage of the Commitment/Revolving Loans of all Lenders thereunder.

[7.    Trade Date:         ]10
Effective Date:     , 20     [To be inserted by Deal Agent and which shall be the effective date of recordation of transfer in the register therefor.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

10To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

ASSIGNOR[S]11
[NAME OF ASSIGNOR]

By:         Name:     Title:

[NAME OF ASSIGNOR]

By:         Name:     Title:

ASSIGNEE[S]12
[NAME OF ASSIGNEE]

By:         Name:     Title:     [Address]

[NAME OF ASSIGNEE]

By:         Name:     Title:     [Address]

11Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
12Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

[Consented to and]13 Accepted:
BMO Capital Markets Corp., as Deal Agent

By:         Name:     Title:

[Consented to:]14
[NAME OF RELEVANT PARTY]

By:         Name:     Title:

13To be added only if the consent of the Deal Agent is required by the terms of the Agreement.
14To be added only if the consent of the Borrower and/or other parties is required by the terms of the Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

SECTION 1.    REPRESENTATIONS AND WARRANTIES.

Section 1.1. Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Originator, the Borrower, the Servicer or any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Transaction Document, or (iv) the performance or observance by the Originator, the Borrower, the Servicer or any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Transaction Document.

Section 1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Agreement, (ii) it meets all the requirements to be an assignee under the definition of “Eligible Assignee” and Section 12.1(a) of the Agreement (subject to such consents, if any, as may be required under the definition of “Eligible Assignee” and Section 12.1(a) of the Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1(k) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Deal Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Agreement, duly completed and executed by [the][such] Assignee; (b) agrees that (i) it will, independently and without reliance on the Deal Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender; and (c) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

SECTION 2.    PAYMENTS.

From and after the Effective Date, all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) shall be made to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date shall be made to [the][the relevant] Assignee.

SECTION 3.    GENERAL PROVISIONS.

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

SCHEDULE I

CONDITION PRECEDENT DOCUMENTS

CONDITION PRECEDENT DOCUMENTS    RESPONSIBLE PARTY

TRANSACTION DOCUMENTS
Amended and Restated Loan and Security Agreement    C&C
Contribution Agreement (completed; previously received)    Skadden
Backup Servicing Agreement (completed; previously received)    C&C
a. Second Amendment to Backup Servicing Agreement    C&C Fifth Amended and Restated Fee Letter    C&C

Amended and Restated Intercreditor Agreement dated February 22, 2018 (completed; previously received)

Skadden

Notes                                 C&C
DOCUMENTS RELATING TO THE BORROWER

Secretary’s Certificate of the Borrower certifying and attaching the following items:
–Resolutions of the Board of Directors
–Certificate of Formation
–Limited Liability Company Agreement
–Incumbency
Officer’s Certificate of the Borrower certifying the matters set forth in Section 3.1 of the Amended and Restated Loan and Security Agreement, and the Solvency Certificate described in Section 4.1(i) of the Amended and Restated Loan and Security Agreement
Good Standing Certificate issued by the Secretary of State of the State of Delaware with respect to Borrower
Form UCC-1 financing statements naming the Borrower as debtor and the Collateral Agent, for the benefit of the Secured Parties, as secured party (completed)

Borrower

Borrower

Borrower Borrower

Form W-9 for Borrower    Borrower

CONDITION PRECEDENT DOCUMENTS    RESPONSIBLE PARTY

DOCUMENTS RELATING TO SERVICER
Secretary’s Certificate of the Servicer certifying and attaching the following items:
–Resolutions of the Board of Directors
–Certificate of Incorporation
–Bylaws
–Incumbency
Officer’s Certificate of the Servicer certifying that no Unmatured Termination Event, Termination Event, Servicer Termination Event or Potential Servicer Termination Event shall have occurred and the matters set forth in Section 3.1 of the Amended and Restated Loan and Security Agreement
Good Standing Certificate issued by the Secretary of State of the State of Michigan with respect to Servicer
Form UCC-1 financing statements naming the Originator as the debtor/seller, the Borrower as the secured party/purchaser, and the Collateral Agent as Assignee (completed)

Servicer

Servicer

Servicer Servicer

Form W-9 for Servicer    Servicer
OPINIONS OF COUNSEL
Opinion of Skadden as to true sale matters (completed)    Skadden Opinion of Skadden covering non-consolidation matters (completed)    Skadden Opinion of Skadden as to certain corporate matters    Skadden
Opinion of Skadden as to certain perfection and priority matters (completed)

Skadden

Opinion of Dykema as to Michigan UCC and Corporate matters    Dykema

Opinion of counsel to the Backup Servicer as to certain corporate and enforceability matters (completed)

Wells Fargo in-house counsel

Reliance Letters    Skadden
ADDITIONAL CLOSING DOCUMENTS/ACTIONS    Borrower
Funding Notice (N/A on Closing Date)    Skadden

CONDITION PRECEDENT DOCUMENTS    RESPONSIBLE PARTY

UCC search results (i) for the Borrower in Delaware and (ii) for Credit Acceptance in Michigan
Evidence that the Collection Account and the Reserve Account have been established (completed)
Evidence that the Upfront Fee and any other fees or amounts due and payable on the Closing Date in accordance with the Fee Letter have been paid in full
Evidence that all interest, fees and other amounts owing (and not otherwise continuing under the Amended and Restated Loan and Security Agreement) under the Prior Agreement have been repaid in full

Servicer Borrower

Evidence that the Reserve Account has been funded    Borrower Evidence that a Hedging Agreement is in effect        C&C
Control Agreement with respect to the Collection Account and Reserve Account (completed)

Borrower

SCHEDULE II

CREDIT GUIDELINES AND COLLECTION GUIDELINES

[On File with Servicer]

SCHEDULE III

TRADENAMES, FICTITIOUS NAMES AND “DOING BUSINESS AS” NAME

None.

SCHEDULE IV

LOCATION OF RECORDS AND CONTRACT FILES

Credit Acceptance Corporation 25505 West Twelve Mile Road Southfield, MI 48034

SCHEDULE V

LIST OF LOANS, CONTRACTS, DEALER AGREEMENTS AND POOLS

[On File with Collateral Agent]

SCHEDULE VI FORECASTED COLLECTIONS
[Intentionally Omitted]

SCHEDULE VII

COMMITMENTS AND APPLICABLE PERCENTAGES

NAME OF LENDER	COMMITMENT	APPLICABLE PERCENTAGE
BANK OF MONTREAL	$300,000,000.00	100.000000000%
TOTAL	$300,000,000.00	100.000000000%

SCHEDULE VIII WIRE INFORMATION
Bank of Montreal, as a Lender:
Bank Name:    BMO Harris Bank N.A.
ABA/Routing No.:    71000288
Account Name:    Bank of Montreal Chicago Branch Account No.:        1833201
BMO Capital Markets Corp., as Deal Agent:
Bank Name:    Bank of New York
ABA/Routing No.:    021 000 018
Account No.:    866 106 271 2
F/B/O:    BMO Capital Markets Corp/CAC Warehouse Funding LLC IV

Bank of Montreal, as Collateral Agent:
Bank Name:    BMO Harris Bank N.A.
ABA/Routing No.:    71000288
Account Name:    Bank of Montreal Chicago Branch Account No.:    1833201
Credit Acceptance Corporation, as Servicer:
Bank Name:    Comerica Bank
ABA/Routing No.:    072000096
Beneficiary Name:    Credit Acceptance Corporation Account No.:    1076135068
Wells Fargo Bank, National Association, as Backup Servicer: Bank Name:    Wells Fargo Bank, N.A.
ABA/Routing No.:    121000248
DDA No.:    1000031565
Swift Code:    WFBIUS6S
Reference:    Invoice #, Transaction Name, Attn: Julie Tanner 612-316-3346